UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement ☒ Definitive Proxy Statement ☐ Definitive Additional Materials ☐ Soliciting Material Pursuant to §240.14a-12	☐ Confidential, for Use of the, Commission Only (as permitted by Rule 14a-6(e)(2))

The Midland Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
Common Stock, no par value, of The Midland Company (the “Midland common stock”).

(2)	Aggregate number of securities to which transaction applies:

(i)

19,393,435 shares of Midland common stock (including 0 shares of restricted stock); (ii) 1,661,873 shares of Midland common stock issuable pursuant to the terms of options to purchase shares of Midland common stock having an exercise price of less than $65.00, outstanding as of November 12, 2007; (iii) performance-based awards covering 121,648 shares of Midland common stock; and (iv) director share equivalents covering 63,560 shares of Midland common stock.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Calculated solely for the purpose of determining the filing fee. The filing fee was determined based upon the sum of (A) 19,393,435 shares of Midland common stock (including 0 shares of restricted stock) multiplied by $65.00; (B) 1,661,873 shares of Midland common stock issuable pursuant to the terms of outstanding options to purchase shares of Midland common stock having an exercise price of less than $65.00 multiplied by $39.37 per share (which is the difference between $65.00 and the weighted average exercise price of $25.63 per share); (C) performance-based awards covering 121,648 shares of Midland common stock multiplied by $65.00; and (D) director share equivalents covering 63,560 shares of Midland common stock multiplied by $65.00 (the sum of (A), (B), (C) and (D), the “Total Consideration”). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying .00003070 by the Total Consideration.

(4)	Proposed maximum aggregate value of transaction:
$1,338,039,735.

(5)	Total fee paid:
$41,078

☒	Fee paid previously with preliminary materials.

☒

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
$41,078

(2)	Form, Schedule or Registration Statement No.:
Schedule 14A

(3)	Filing Party:
The Midland Company

(4)	Date Filed:
November 26, 2007

February 22, 2008

Dear Midland Shareholder:

On behalf of the Board of Directors of The Midland Company, I am pleased to invite you to a special meeting of Shareholders of The Midland Company to be held on March 24, 2008 at 10:00 a.m. (Eastern Daylight Time). The special meeting will take place at The Midland Company’s headquarters, 7000 Midland Boulevard, Amelia, Ohio 45102.

At the special meeting, we will ask you (i) to adopt the Agreement and Plan of Merger, dated as of October 16, 2007, among Munich-American Holding Corporation, Monument Corporation, and Midland; and (ii) to approve any adjournment or postponement of the special meeting, if deemed necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes represented in person or by proxy at the time of the special meeting to adopt the merger agreement. If the merger is completed, each common share of Midland issued and outstanding immediately prior to the merger (other than shares owned by Midland or its subsidiaries or Munich-American Holding Corporation or its subsidiaries and shares for which dissenters rights have been properly exercised under Ohio law) will be converted into the right to receive $65.00 in cash, without interest and less any applicable withholding taxes, as more fully described in the accompanying proxy statement.

The Midland Board of Directors has approved the merger, the merger agreement and the other transactions contemplated by the merger agreement, and has declared the merger, the merger agreement and the other transactions contemplated by the merger agreement advisable and in the best interests of Midland and our shareholders. The Midland Board of Directors recommends that you vote “FOR” the proposal to adopt the merger agreement.

The merger agreement must be adopted by the affirmative vote of a majority of the issued and outstanding common shares of Midland entitled to vote on the matter. As a condition to the execution of the merger agreement, certain members of the Hayden and LaBar families executed a voting agreement pursuant to which they agreed to vote in favor of adoption of the merger agreement and against any proposal made in opposition to, or in competition with, the consummation of the merger, subject to certain exceptions. These shareholders collectively are entitled to vote 6,363,189 shares, or approximately 33% of Midland’s outstanding shares of common stock. The proxy statement accompanying this letter provides you with more specific information concerning the special meeting, the merger agreement and the other transactions contemplated by the merger agreement. We encourage you to read carefully the accompanying proxy statement, including the appendices.

Your vote is very important regardless of the number of common shares that you own. If you fail to vote by proxy or in person, or fail to instruct your broker on how to vote, it will have the same effect as a vote against the proposal to adopt the merger agreement.

Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing to us the enclosed proxy card or by granting your proxy as soon as possible. If your shares are held in an account at a brokerage firm, bank or other nominee, you should instruct your broker, bank or nominee how to vote your shares using the separate voting instruction form furnished by your broker, bank or nominee. The enclosed proxy card contains instructions regarding voting.

Thank you for your cooperation and continued support.

Sincerely,

John W. Hayden
President and Chief Executive Officer

This proxy statement is dated February 22, 2008 and is first being mailed to our shareholders on or about February 25, 2008.

THE MIDLAND COMPANY

7000 Midland Boulevard .

Amelia, Ohio 45102

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held March 24, 2008

To the Shareholders:

Notice is hereby given that the special meeting of the shareholders of The Midland Company (the “Company”) will be held at 10:00 a.m., Eastern Daylight Time, on March 24, 2008 at The Midland Company’s headquarters, 7000 Midland Boulevard, Amelia, Ohio, 45102. The purposes of the special meeting will be to consider and vote upon:

1.	a proposal to adopt the Agreement and Plan of Merger, dated as of October 16, 2007, among Munich-American Holding Corporation, Monument Corporation, and the Company;

2.

a proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes represented in person or by proxy at the time of the special meeting to adopt the merger agreement; and

3.	the transaction of such other business as may properly come before the special meeting or any adjournment or postponement thereof.

Only those persons who were holders of record of the Company common shares at the close of business on February 22, 2008 will be entitled to notice of, to attend and to vote at, the special meeting and any adjournment or postponement thereof. As of the record date, there were 19,470,622 common shares of the Company outstanding. Each shareholder is entitled to one vote for each common share owned on the record date. If you own shares through a broker or other nominee and you want to have your vote counted, you must instruct your broker or nominee to vote. The affirmative vote of the holders of a majority of the Company’s common shares entitled to vote at the special meeting is required to approve the merger agreement.

Our Board of Directors has approved the merger agreement and the transactions contemplated by the merger agreement, determined that the transactions contemplated by the merger agreement are in the best interests of the Company and its shareholders and resolved to recommend that the Company’s shareholders vote in favor of the adoption of the merger agreement.

The Company’s Board of Directors recommends that shareholders vote “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies.

By Order of the Board of Directors

Michael L. Flowers,
Secretary

EVERY SHAREHOLDER’S VOTE IS IMPORTANT. IF YOU ARE UNABLE TO BE PRESENT AT THE SPECIAL MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD SO THAT YOUR COMMON SHARES WILL BE REPRESENTED. A POSTAGE PAID, ADDRESSED ENVELOPE FOR MAILING IS ENCLOSED FOR YOUR CONVENIENCE. INSTRUCTIONS FOR DOING SO ARE PROVIDED IN THE PROXY STATEMENT AND ON THE PROXY CARD.

i

APPENDIX A—AGREEMENT AND PLAN OF MERGER, DATED AS OF OCTOBER 16, 2007, AMONG MUNICH-AMERICAN HOLDING CORPORATION, MONUMENT CORPORATION AND THE MIDLAND COMPANY

APPENDIX B—VOTING AGREEMENT DATED AS OF OCTOBER 16, 2007 EXECUTED BY CERTAIN PERSONS IN FAVOR OF MUNICH-AMERICAN HOLDING CORPORATION

APPENDIX C—OPINION OF UBS SECURITIES, LLC

APPENDIX D—SECTION 1701.85 OF THE OHIO REVISED CODE

ii

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address briefly some commonly asked questions regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a shareholder. You should read the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement and the documents referred to in this proxy statement.

Except as otherwise specifically noted in this proxy statement, “we,” “our,” “us” and similar words in this proxy statement refer to the Company. In addition, we refer to Munich-American Holding Corporation as “Munich-American” and to Monument Corporation as “Merger Sub.”

Q.	Who sent me this proxy statement?

A.

The Company’s Board of Directors sent you this proxy statement and proxy card. We began mailing this proxy statement and proxy card on or about February 25, 2008. We will pay for this solicitation. Proxies will be solicited by mail and may be solicited, for no additional compensation, by officers, directors or employees of the Company or its subsidiaries, or in person. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of common shares of the Company, and will be reimbursed for their related expenses.

Q.	Why did I receive this proxy statement and proxy card?

A.

You received this proxy statement and proxy card because you are being asked to attend a special meeting of the Company’s shareholders and because you owned our common shares as of February 22, 2008. We refer to this date as the record date. This proxy statement contains important information about the special meeting and the business to be transacted at the special meeting.

You should carefully read this proxy statement, including its appendices and the other documents we refer to in this proxy statement, because they contain important information about the merger, the merger agreement and the special meeting of the shareholders of the Company. The enclosed voting materials allow you to vote your shares without attending the special meeting.

Your vote is very important. We encourage you to vote as soon as possible.

Q.	What does it mean if I receive more than one proxy card?

A.

It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted. Details are outlined in the enclosed proxy card.

Q.	When and where is the special meeting?

A.

The special meeting of the shareholders of the Company will be held at 10:00 a.m., Eastern Daylight Time, on March 24, 2008 at The Midland Company’s headquarters, 7000 Midland Boulevard, Amelia, Ohio 45102.

Q.	What is the purpose of the special meeting and what am I being asked to vote on?

A.

At the special meeting, you are being asked to vote on a proposal to adopt the Agreement and Plan of Merger, dated as of October 16, 2007, among Munich-American, Merger Sub and the Company, as it may be amended from time to time (which we refer to in this proxy statement as the “merger agreement”). A copy of the merger agreement is attached to this proxy statement as Appendix A. Pursuant to the terms and conditions of the merger agreement, Merger Sub will merge with and into the Company, and each outstanding common share of the Company, other than common shares owned by the Company and its subsidiaries, Munich-American and its subsidiaries and dissenting shares, will be converted into the right to receive $65.00 in cash, without interest. As a result of the merger, the Company will become a wholly owned subsidiary of Munich-American, and the Company’s common shares will cease to be listed on Nasdaq Global Select Market (“Nasdaq”), will not be publicly traded and will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, you are being asked to vote on a proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes represented in person or by proxy at the time of the special meeting to adopt the merger agreement.

Q.	What vote is required to adopt the merger agreement and approve the merger?

A.

In order for the merger agreement to be adopted, a majority of the issued and outstanding common shares as of the close of business on the record date must vote “FOR” the approval and adoption of the merger agreement. Therefore, if you do not return your proxy card or attend the special meeting and vote in person, or if you hold your shares in “street name” and fail to give voting instructions to the record holder of your shares, it will have the same effect as if you voted “AGAINST” adoption of the merger agreement. Each common share outstanding on the record date is entitled to one vote. As of February 22, 2008, there were 19,470,622 common shares, no par value, which we refer to as the Company common shares, outstanding. The Company has no other voting securities outstanding.

In order for the special meeting to be adjourned or postponed, if necessary or appropriate, to permit further solicitation of proxies on the proposal to adopt the merger agreement, the affirmative vote of a majority of common shares represented at the special meeting, whether in person or by proxy, is required. Failure to return your proxy card or attend the special meeting and vote in person or, if you hold your shares in “street name,” failure to give voting instructions to the record holder of your shares, will have no effect on this proposal since this vote is based on the number of shares represented at the special meeting.

Q.	How many votes are already committed to be voted in favor of the merger?

A.

Pursuant to a Voting Agreement, dated as of October 16, 2007, certain members of the Hayden and LaBar families agreed to vote in favor of merger and the adoption of the merger agreement and against any proposal made in opposition to, or in competition with, the consummation of the merger. See the section entitled “The Voting Agreement” in this proxy statement. As of February 22, 2008, the record date for shareholders entitled to vote at the special meeting, these shareholders collectively owned 6,363,189 shares of our common stock, which is equivalent to approximately 33%, of our outstanding common stock.

Q.	What do I need to do now?

A.

After reading and considering the information contained in this proxy statement, please submit your proxy as soon as possible. You may submit your proxy by returning the enclosed proxy card. If you intend to submit your proxy by mail it must be received by the Company prior to commencement of voting at the special meeting. Details are outlined in the enclosed proxy card. In addition, if you hold your shares through a broker or other nominee, you may be able to submit your proxy in accordance with instructions your broker or nominee provides.

Q.	What is the proposed transaction?

A.

The proposed transaction is the merger of a subsidiary of Munich-American with and into the Company. The merger subsidiary is currently a direct, wholly owned subsidiary of Munich-American. As a result of the merger, the Company will become a wholly owned subsidiary of Munich-American and its affiliates, and Company common shares will cease to be listed on Nasdaq, will not be publicly traded and will be deregistered under the Exchange Act.

Q.	If the merger is completed, what will I receive for my common shares?

A.	You will receive $65.00 in cash, without interest, for each Company common share you own if you do not exercise dissenters’ rights.

Q.	Do any of the Company’s executive officers or directors have any interests in the merger that may differ from or be in addition to my interests as a shareholder?

A.

Yes. In considering the recommendation of the Board of Directors with respect to the merger agreement, you should be aware that some of the Company’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our shareholders generally. For descriptions of these interests, please see the section entitled “The Merger—Interests of Our Directors and Executive Officers in the Merger” of this proxy statement.

Q.	How does the Company’s Board recommend I vote?

A.

The Company’s Board of Directors recommends that you vote “FOR” the adoption of the merger agreement because our Board believes that the merger agreement is fair to and in the best interests of the Company and its shareholders. For a more complete description of our Board’s reasons for recommending the merger agreement, see “The Merger—Reasons for the Merger.”

Q.	What happens if I do not return my proxy card or attend the special meeting and vote in person?

A.

The failure to submit your proxy or vote in person will have the same effect as a vote “AGAINST” the adoption of the merger agreement. Abstentions and broker non-votes also will have the same effect as a vote “AGAINST” the adoption of the merger agreement. An affirmative vote of a majority of the issued and outstanding common shares as of the close of business on the record date is needed to adopt the merger agreement.

In order for the special meeting to be adjourned or postponed, if necessary or appropriate, to permit further solicitation of proxies on the proposal to adopt the merger agreement, the affirmative vote of a majority of the common shares represented in person or by proxy at the special meeting is required. Broker non-votes will not apply to the proposal to adjourn or postpone the special meeting. Broker non-votes occur when a broker returns a proxy card but does not have authority to vote on a particular proposal. Abstentions will count as votes cast against the proposal to adjourn or postpone the special meeting, since this vote is based on the number of shares represented at the special meeting.

The Company’s Board of Directors urges you to complete, date, sign and return the accompanying proxy card, or, in the event you hold your shares through a broker or other nominee, by following the separate voting instructions received from your broker or nominee.

Q.	May I change my vote after I have voted?

A.	Yes. You can revoke your proxy at any time before it is voted at the special meeting by any of the following methods:

•	Submitting a later-dated proxy by mail. If you submit your later-dated proxy by mail it must be received by the Company prior to the commencement of voting at the special meeting.

•	Sending a written notice, including by facsimile or electronic mail, to the Secretary of the Company that is delivered before the special meeting to:

The Midland Company

7000 Midland Boulevard

Amelia, Ohio 45102

Attention: Michael L. Flowers,

Secretary

Email: mflowers@amig.com

•

Attending the special meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the institution that holds your shares to be able to vote at the special meeting.

Q.	If my broker or bank holds my shares in “street name,” will my broker or bank vote my shares for me?

A.

Your broker or bank will not be able to vote your shares without instructions from you. You should instruct your broker or bank to vote your shares following the procedure provided by your bank or broker. Without instructions, your shares will not be voted, which will have the same effect as if you voted “AGAINST” the adoption of the merger agreement.

Q.	Will my shares held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?

A.

No. Because any shares you may hold in “street name” will be deemed to be held by a different shareholder than any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as a custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an IRA must be voted under the rules governing the account.

Q.	Will I have the right to have my shares appraised if I dissent from the merger?

A.

Yes, you will have dissenters’ rights. If you wish to exercise your right to appraisal as a dissenting shareholder, you must not vote in favor of the adoption of the merger agreement, and you must strictly follow the other requirements of Ohio law. A summary describing the requirements you must meet in order to exercise your right to appraisal is in the section entitled “The Merger—Dissenters’ Rights.” A copy of Section 1701.85 of the ORC, “Dissenting shareholders—compliance with section—fair cash value of shares,” is attached as Appendix D to this proxy statement.

Q.	When is the merger expected to be completed?

A.

We are working towards completing the merger as quickly as possible. We expect to complete the merger in the second quarter of 2008, but we cannot be certain when or if the conditions to the merger will be satisfied or, to the extent permitted, waived. The merger cannot be completed until a number of conditions are satisfied, including the adoption of the merger agreement by the Company’s shareholders at the special meeting and the receipt of required insurance regulatory approvals. The waiting period for the filing made pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”) expired at midnight, Eastern Standard Time, on December 20, 2007. The Company anticipates that all necessary insurance regulatory approvals will be received in time to allow for a closing in the second quarter of 2008.

Q.	Should I send in my share certificates now?

A.

No. Shortly after the merger is completed, you will receive a letter of transmittal with instructions informing you how to send in your share certificates to the paying agent in order to receive your cash payment. You should use the letter of transmittal to exchange share certificates for the cash payment to which you are entitled as a result of the merger. PLEASE DO NOT SEND IN SHARE CERTIFICATES WITH YOUR PROXY.

Q:	What happens if the merger is not completed?

A:

If the merger agreement is not adopted by the Company’s shareholders or if the merger is not completed for any other reason, shareholders will not receive any payment for their shares in connection with the merger. Instead, the Company will remain a public company and the Company’s common shares will continue to be listed and traded on Nasdaq. Under specified circumstances, the Company may be required to pay Munich-American a termination fee or reimburse Munich-American for its out-of-pocket expenses as described under “The Merger Agreement—Termination of the Merger Agreement and—Termination Fee.”

Q.	Will I owe taxes as a result of the merger?

A.

Yes, if you recognize taxable gain. The merger will be a taxable transaction for U.S. federal income tax purposes to U.S. holders of Company common shares. As a result, to the extent you recognize taxable gain, the cash you receive in the merger in exchange for your Company common shares will be subject to U.S. federal income tax and also may be taxed under applicable state, local and foreign income and other tax laws. In general, you will recognize gain or loss equal to the difference between the amount of cash you receive in the merger and the aggregate adjusted tax basis of your Company common shares. Refer to the section entitled “The Merger—Material U.S. Federal Income Tax Consequences” in this proxy statement for a more detailed explanation of the tax consequences of the merger. You are urged to consult your own tax advisor to determine the particular tax consequences to you (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for Company common shares pursuant to the merger.

Q.	Who can help answer my other questions?

A.

If you need assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, you should contact our Secretary, Michael L. Flowers, at mflowers@amig.com. If your broker holds your shares, you should also call your broker for additional information.

Q.	Where can I find more information about the Company?

A.

We file reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). The filings are available to the public at the SEC’s website, http://www.sec.gov. Our website, http://www.midlandcompany.com/, has copies of these filings as well. Our common shares are listed on Nasdaq under the symbol “MLAN” and you may inspect our Securities and Exchange Commission filings at the Commission’s public reference facilities. For a more detailed description of the information available, please see the section entitled “Where You Can Obtain Additional Information” in this proxy statement.

SUMMARY TERM SHEET

This summary term sheet highlights only selected information from this proxy statement relating to the merger of Merger Sub into the Company and may not contain all of the information about the merger and related transactions that is important to you as a Company shareholder. Accordingly, we encourage you to carefully read this entire document, including the appendices, and the documents to which we have referred you, including the merger agreement attached as Appendix A. The information contained in this summary is qualified in its entirety by the more detailed information contained in this proxy statement. Page references are included in parentheses to direct you to a more complete discussion of the topics presented in this summary.

The Parties to the Merger

The Midland Company

7000 Midland Boulevard

Amelia, Ohio 45102-2608

The Midland Company, which is headquartered in Cincinnati, Ohio, is a provider of specialty insurance products and services through its wholly owned subsidiary, American Modern Insurance Group, which typically accounts for approximately 95 percent of Midland’s consolidated revenue. American Modern specializes in writing physical damage insurance and related coverages on manufactured housing and has expanded to other specialty insurance products including coverage for site-built homes, motorcycles, watercraft, snowmobiles, recreational vehicles, physical damage on long-haul trucks, extended service contracts, excess and surplus lines coverage, credit life and related products as well as collateral protection and mortgage fire products sold to financial institutions and their customers. Midland also owns a niche transportation business, M/G Transport Group, which operates a fleet of dry cargo barges for the movement of dry bulk commodities on the inland waterways in the United States. Midland’s common stock is traded on the Nasdaq Global Select Market under the symbol “MLAN”.

Munich-American Holding Corporation

555 College Road East

Princeton, New Jersey 08540

Munich-American Holding Corporation, a Delaware corporation, is a holding corporation for Munich Re America Corporation, a member of the Munich Re Group of Companies (collectively, the “Munich Re Group”). The Munich Re Group operates worldwide. In the financial year 2007, it achieved a profit of € 3.9bn, the highest in its corporate history. Its premium income amounted to approximately € 37bn and its investments amounted to approximately € 174bn. The Munich Re Group operates in all lines of business, with around 37,000 employees at over 50 locations throughout the world, and is characterized by particularly pronounced diversification, client focus and earnings stability. Munich Re America Corporation, a member of the Munich Re Group, is one of the leading providers of reinsurance in the United States. Through its subsidiaries, it writes treaty and facultative reinsurance and insurance, and provides related services to insurance companies, other large businesses, government agencies, pools and other self-insurers.

Monument Corporation

c/o Munich-American Holding Corporation

555 College Road East

Princeton, New Jersey 08540

Monument Corporation, an Ohio corporation, is a direct, wholly owned subsidiary of Munich-American and was formed solely for the purpose of consummating the merger. Merger Sub is not engaged in any business except as contemplated by the merger agreement. It is anticipated that, subject to the terms and conditions of the merger agreement, Merger Sub will be merged with and into the Company resulting with the Company becoming a wholly owned subsidiary of Munich-American. Merger Sub’s separate existence will end upon the consummation of the merger.

The Special Meeting

(page 16)

Date, Time and Place (page 16)

The special meeting will be held on March 24, 2008 at 10:00 a.m., Eastern Daylight Time, at The Midland Company’s headquarters, 7000 Midland Boulevard, Amelia, Ohio 4501.

Matters to be Considered (page 16)

You will be asked to consider and vote upon (i) a proposal to adopt the merger agreement, (ii) a proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes represented in person or by proxy to adopt the merger agreement at the time of the special meeting and (iii) the transaction of such other business as may properly come before the special meeting. If any other matters are properly presented at the special meeting for action, the persons named in the enclosed proxy will have discretion to vote on such matters in accordance with their best judgment.

Record Date and Quorum (page 16)

If you own Company common shares at the close of business on February 22, 2008, the record date for the special meeting, you will be entitled to vote at the special meeting. You have one vote for each Company common share owned on the record date. As of February 22, 2008, there were 19,470,622 common shares outstanding.

Required Vote (page 16)

Adoption of the merger agreement requires the affirmative vote of a majority of the issued and outstanding Company common shares as of the close of business on the record date. As a condition to the execution of the merger agreement, certain members of the Hayden and LaBar families executed a voting agreement pursuant to which they agreed to vote in favor of adoption of the merger agreement and against any proposal made in opposition to, or in competition with, the consummation of the merger, subject to certain exceptions. These shareholders collectively are entitled to vote 6,363,189 shares, or approximately 33%, of Midland’s outstanding shares of common stock. Because the affirmative vote of a majority of the issued and outstanding common shares as of the close of business on the record date is needed to adopt the merger agreement, the failure to submit your proxy or vote in person will have the same effect as a vote against the merger agreement. Abstentions and broker non-votes also will have the same effect as a vote against adoption of the merger agreement.

The proposal to adjourn or postpone the special meeting, if necessary or appropriate, requires the affirmative vote of a majority of the issued and outstanding common shares represented in person or by proxy at the special meeting. Broker non-votes will not apply to the proposal to adjourn or postpone the special meeting. Abstentions will count as votes cast against the proposal to adjourn or postpone the special meeting.

Accordingly, the Company’s Board of Directors urges you to complete, date, sign and return the accompanying proxy card, or, in the event you hold your shares through a broker or other nominee, by following the separate voting instructions received from your broker or nominee. If you intend to submit your proxy by mail it must be received by the Company prior to the commencement of voting at the special meeting.

Voting by Proxy (page 17)

If you are a registered shareholder (that is, if you hold your Company common shares in certificate form) or if you own Company common shares through your participation in the Company’s Dividend Reinvestment Plan or Employee 401(k) Savings Plan, the enclosed proxy represents the number of shares held on your account in those plans as well as shares held of record by you. With respect to participants in the Employee 401(k) Savings Plan, the proxy also serves as the voting instruction card to the plan trustee and represents your proportional interest in shares beneficially held by the trustee.

You may submit your proxies by mail. Instructions for submitting your proxies are included on the proxy card.

If you hold your shares through a broker or other nominee, you should follow the separate voting instructions, if any, provided by the broker or other nominee with the proxy statement. Please contact your broker or nominee to determine how to vote.

Revocability of Proxy (page 17)

You may revoke your proxy at any time before it is voted, except as otherwise described below. If you do not hold your shares through a broker or other nominee, you may revoke your proxy before it is voted by:

•	Submitting a later-dated proxy by mail.

•

Sending a written notice, including by facsimile or electronic mail, to the Secretary of the Company. You must send any written notice of a revocation of a proxy so as to be delivered before the taking of the vote at the special meeting to:

The Midland Company

7000 Midland Boulevard

Amelia, Ohio 45102

Attention: Michael L. Flowers,

Secretary

Email: mflowers@amig.com

•

Attending the special meeting and voting in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the institution that holds your shares to be able to vote at the special meeting.

Adjournments and Postponements (page 19)

Although it is not currently expected, the special meeting may be adjourned or postponed if a quorum is not present or for the purpose of soliciting additional proxies if there are insufficient votes at the time of the special meeting to approve the adoption of the merger agreement. If the special meeting is adjourned or postponed, no notice of the adjourned or postponed meeting is required to be given to shareholders, other than an announcement at the special meeting of the place, date and time to which the special meeting is adjourned or postponed. The record date will not change due to an adjournment or postponement unless the directors of the Company, in their discretion, establish a new record date.

Shares Owned by Company Directors and Executive Officers (page 18)

As of February 22, 2008, our directors and executive officers owned approximately 39.3% of the outstanding Company common shares (including options exercisable within 60 days).

The Merger

(Page 20)

Background of the Merger (page 21)

A description of the process we undertook, which led to the proposed merger, including our discussions with Munich-American, is included in the proxy statement under “The Merger—Background of the Merger.”

Reasons for the Merger; Recommendation of the Board of Directors (pages 28, 31)

Our board of directors has approved the merger agreement and determined that the merger is fair to and in the best interests of the Company and its shareholders. Our board recommends that shareholders vote “FOR” the adoption of the merger agreement at the special meeting. Our board also recommends that you vote “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes represented in person or by proxy to adopt the merger agreement at the time of the special meeting.

Structure of the Merger (page 46)

Upon the terms and subject to the conditions of the merger agreement, Merger Sub, a subsidiary of Munich-American, will be merged with and into the Company. As a result of the merger, we will become a wholly owned subsidiary of Munich-American.

Effects on the Company and our Shareholders if the Merger is not Completed (page 38)

If the merger is not approved by our shareholders or if the merger is not completed for any other reason, our shareholders will not receive any payment for their shares in connection with the merger. Instead, the Company will remain an independent public company. In addition, if the merger agreement is terminated under certain circumstances, the Company may be obligated to pay a $40 million termination fee to Munich-American.

Merger Consideration (page 47)

In the merger, for each Company common share you hold immediately prior to the merger, you will receive $65.00 in cash, without interest. In addition, equity based awards will be treated as follows:

•

Company stock options, whether or not vested, will be converted into the right to receive a cash payment equal to the excess, if any, of $65.00 per share over their respective exercise prices, multiplied by the number of shares subject to the option.

•

For restricted shares outstanding immediately prior to the merger, the Company will waive all conditions and vesting restrictions and each such restricted share will be converted into the right to receive a cash payment of $65.00 per share.

•

Performance based awards will be canceled and the holder will be entitled to receive cash payment based on the number of shares issuable pursuant to the performance-based award calculated at 100% of the “target level” for 2008 and 2009, multiplied by $65.00.

•

Share equivalents held by non-employee directors of the Company in the Company directors’ deferred compensation plan will be converted into the right to receive $65.00 for each share equivalent that is outstanding as of the effective time of the merger.

In the case of the conversion and cancellation of equity based awards, applicable tax withholding will be subtracted from the amounts payable.

Conditions to the Closing of the Merger (page 56)

Before the merger can be completed, a number of conditions must be satisfied or waived. These include:

•	adoption of the merger agreement by a majority of the Company’s issued and outstanding common shares;

•	any applicable waiting period (or any extension) under the HSR Act has been terminated or has expired;

•	the absence of any legal prohibitions against the merger;

•

consents, authorizations, registrations, permits or filings required to be obtained from or made with regulatory authorities having jurisdiction over the Company’s insurance business shall have been obtained or made, with any conditions imposed by such regulatory authorities in connection with such items not having the effect of materially and adversely affecting the business or operations of any party and its subsidiaries, either party’s parent companies, or the Company and its subsidiaries after the merger; and

•	material compliance by both the Company and Munich-American with their representations and warranties and covenants and agreements under the merger agreement.

The waiting period for the filing made pursuant to the HSR Act with respect to the merger expired at midnight, Eastern Standard Time, on December 20, 2007. We expect to complete the merger shortly after all conditions to the merger have been satisfied or waived. We expect to complete the merger in the second quarter of 2008, but we cannot be certain when or if the conditions will be satisfied or, to the extent permitted, waived. The Company anticipates that all necessary insurance regulatory approvals will be received in time to allow for a closing in the second quarter of 2008.

Opinion of UBS Securities, LLC (page 31 and Appendix C)

UBS Securities, LLC (“UBS”), has delivered its opinion, dated October 16, 2007, to the special committee of the Company’s board of directors, which we refer to as the “special committee” as defined in “Background of the Merger” on page 21, to the effect that, as of such date and based on and subject to various assumptions, matters considered and limitations described in its opinion, the $65.00 per share cash consideration to be received by the holders of Midland common stock (other than the Hayden Shareholders) in the proposed merger was fair, from a financial point of view, to such holders. As used herein, the term “Hayden Shareholders” means J.P. Hayden, Jr., William T. Hayden, John W. Hayden, Joseph P. Hayden III, Thomas R. Hayden, their respective spouses, and any partnership, trust or other entity owning or holding Company common shares with respect to which any of such persons had, as of the date of UBS’ opinion, beneficial ownership.

The full text of UBS’ written opinion to the special committee, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS is attached to this proxy statement as Appendix C and is incorporated by reference in its entirety into this proxy statement. Holders of Company common shares are urged to read UBS’ opinion carefully in its entirety. UBS provided its opinion solely for the benefit of the special committee in connection with its evaluation of the proposed merger. UBS’ opinion is directed only to the fairness, from a financial point of view and as of the date of such opinion, of the $65.00 per share cash consideration to be received by the holders of Company common shares (other than the Hayden Shareholders) in the proposed merger, and does not address any other aspect of the merger or any related transaction. The opinion does not address the relative merits of the merger or any related transaction as compared to other business strategies or transactions that might be available with respect to the Company or the Company’s underlying business decision to effect the merger or any related transaction. UBS’ opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the merger or any related transaction and should not be relied upon by any shareholder as such.

No Solicitation by the Company (page 52)

The merger agreement restricts our ability to solicit or engage in discussions or negotiations with third parties regarding specified transactions involving the Company or our subsidiaries. Notwithstanding these restrictions, under certain circumstances and subject to certain conditions, our Board of Directors may, prior to the approval of the adoption of the merger agreement by our shareholders, respond to a takeover proposal, change its recommendation or terminate the merger agreement and enter into an agreement with respect to a superior proposal after paying the termination fee specified in the merger agreement.

Termination of the Merger Agreement (page 57)

The Company and Munich-American may agree in writing to terminate the merger agreement at any time prior to completing the merger, even after our shareholders have adopted it. The merger agreement may also be terminated at any time prior to the effective time of the merger under specified circumstances, including:

•

by Munich-American or the Company (unless such party’s breach of the agreement was the cause of or resulted in the failure of a condition to the merger) if the merger is not consummated by July 31, 2008 provided, that (1) such outside date may be extended to October 31, 2008, by either Munich-American or the Company, if the antitrust or insurance approvals or the condition requiring that there be no legal prohibition to the merger are the only conditions that have not yet been satisfied; and (2) both the July 31, 2008 and October 31, 2008 outside dates may be extended by Munich-American up to an additional 30 days if a definitive agreement for the sale of the Company’s transport business has been signed but remains subject to regulatory approval;

•	by Munich-American or the Company if any governmental entity issues a final non-appealable order or ruling permanently preventing the merger;

•	by Munich-American or the Company if our shareholders fail to adopt the merger agreement at the special meeting or at an adjournment or postponement of the special meeting;

•

by Munich-American or the Company if the other party has breached or failed to perform its representations, warranties or covenants in the merger agreement, subject to the ability of the breaching party to cure the breach within the time period set forth in the merger agreement and the party seeking to terminate the agreement not also being in breach of its own representations and warranties or covenants under the merger agreement;

•

by Munich-American if, prior to obtaining the requisite shareholder approval, the Company’s Board of Directors has withdrawn, modified or qualified, or proposed publicly to withdraw, modify or qualify, in a manner adverse to Munich-American or Merger Sub, the Company Board recommendation or the declaration of advisability by the Company Board of the merger agreement, the merger or the other transactions contemplated by the merger agreement, or recommended, adopted or approved, or proposed publicly to recommend, adopt or approve, any acquisition proposal or failed to include its recommendation that our shareholders approve the adoption of the merger agreement in this proxy statement, or the Company fails to hold the special shareholders’ meeting in accordance with the terms of the merger agreement; and

•

by the Company if our Board of Directors has received a “superior proposal,” as defined in the section entitled “The Merger Agreement—Termination of the Merger Agreement,” and the Company has satisfied each of the prerequisite steps for terminating the agreement, including payment of a $40 million termination fee to Munich-American.

Termination Fees if the Merger Is Not Completed (page 58)

We must pay Munich-American a termination fee of $40 million if the merger agreement is terminated under certain circumstances. For more information on the termination fee, please see the section entitled “The Merger Agreement—Termination Fee.”

Interests of Our Directors and Executive Officers in the Merger (page 39)

Our directors and executive officers have interests in the merger that are different from, or in addition to, their interests as Company shareholders. These interests include:

•	Vesting and cash-out of all unvested stock options held by our key employees and directors (including our executive officers).

•	Cashing-out of all performance-based share awards calculated at 100% of the “target level” for 2008 and 2009.

•	Cashing-out of all director share equivalents held by non-employee directors of the Company.

•	Company directors and executive officers are entitled to continued indemnification and insurance coverage under the merger agreement.

In addition, the following Agreements are described in the section entitled “Change in Control and Other Agreements”:

•

Employment agreements with certain of our executive officers, including Mr. John Hayden, that provide for a retention bonus in certain circumstances and change in control severance payments and benefits in the event of qualifying terminations of employment following the merger.

•

An Incentive Agreement with Mr. Joseph P. Hayden III that provides for certain bonus and other payments in connection with the timing of, and the price realized in, the sale of the Company’s transport business as well as certain change in control severance payments and benefits following the merger.

Governmental and Regulatory Approvals (page 38)

Under the provisions of the HSR Act, the merger may not be completed until we and Munich-American have made certain filings with the United States Federal Trade Commission and the United States Department of Justice and the applicable waiting period has expired or been terminated. On November 20, 2007, we and Munich-American filed notification reports under the HSR Act with the Federal Trade Commission and the Department of Justice. The waiting period for the filing made pursuant to the HSR Act with respect to the merger expired at midnight, Eastern Standard Time, on December 20, 2007.

State insurance laws and regulations generally require that, prior to the acquisition of an insurance company domiciled or, in some cases commercially domiciled, in that jurisdiction, the acquiring company must obtain the approval of the insurance commissioner of that jurisdiction. As of the date of this proxy statement Munich-American has made all necessary pre-acquisition filings with all appropriate insurance commissioners, including, but not necessarily limited to, those of Arizona, Arkansas, Ohio, Oklahoma, Missouri, Texas and Florida, the states in which the Company’s insurance subsidiaries are domiciled. In addition, the insurance laws and regulations of certain U.S. states require that, prior to an acquisition of an insurance company doing business in that state or licensed by that state, a notice filing disclosing certain market share data in the applicable jurisdiction must be made and an applicable waiting period must expire or be terminated. To the extent they are required, notification filings will also be made with certain foreign regulatory authorities in connection with the merger.

Although the Company and Munich-American do not expect these regulatory authorities to raise any significant concerns in connection with their review of the merger, there is no assurance that the Company and Munich-American will obtain all required regulatory approvals, or that those approvals will not include terms, conditions or restrictions that may have an adverse effect on the Company or Munich-American. The Company anticipates that all necessary insurance regulatory approvals will be received in time to allow for a closing in the second quarter of 2008.

Material U.S. Federal Income Tax Consequences (page 36)

The merger will be a taxable transaction for U.S. federal income tax purposes to U.S. holders of Company common shares. For U.S. federal income tax purposes, you generally will recognize gain or loss from the merger in an amount equal to the difference between the amount of cash you receive in the merger and the aggregate adjusted tax basis of your Company common shares.

Dissenters’ Rights (page 43 and Appendix D)

Under Ohio law, if you do not vote for adoption of the merger agreement and comply with the other statutory requirements of the Ohio Revised Code (“ORC”), you may elect to receive, in cash, the fair cash value of your shares of stock in lieu of the $65.00 merger consideration. Fair cash value: (i) will be determined as of the day prior to the special meeting, (ii) will be the amount a willing seller and willing buyer would accept or pay with neither being under compulsion to sell or buy, (iii) will not exceed the amount specified in the shareholder’s written demand, and (iv) will exclude any appreciation or depreciation in market value resulting from the merger.

To perfect your right to appraisal, you must:

•	not vote your shares of Company common shares in favor of the proposal to adopt the merger agreement at the special meeting;

•	deliver a written demand for payment of the fair cash value of your Company common shares on or before the tenth day following the special meeting; and

•	otherwise comply with the statutory requirements of the ORC.

The Company will not notify shareholders of the expiration of this ten-day period. The common shares held by any shareholder who desires to demand their dissenters’ rights but fails to perfect or who effectively withdraws or loses the right to appraisal will be converted into the right to receive the merger consideration to be received by shareholders under the merger agreement. A copy of Section 1701.85 of the ORC, “Dissenting shareholders—compliance with section—fair cash value of shares,” is attached as Appendix D to this proxy statement.

Litigation Relating to the Merger (Page 45)

As of the date of this proxy statement, the Company’s directors and Munich-American have been named as defendants in a purported class action pending in the Court of Common Pleas, Clermont County, Ohio, General Division, on behalf of the public shareholders of the Company alleging certain breaches of fiduciary duties owed by the Midland directors, purportedly procured by Munich-American. Among other things, the lawsuit seeks declaratory relief and unspecified damages.

Market Price of Company Common Shares (page 61)

Our common shares are listed on Nasdaq Global Select Market under the trading symbol “MLAN.” On October 15, 2007, which was the last trading day before the Company announced the signing of the merger agreement, our common shares closed at $56.38 per share. On February 21, 2008, which was the last trading day before the printing of this proxy statement, our common shares closed at $64.40 per share. On September 14, 2007 and July 16, 2007, which were the trading days one month and three months prior to the announcement of the signing of the merger agreement, respectively, our common shares closed at $53.91 and $46.46, respectively.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Information both included and incorporated by reference in this proxy statement may contain statements that are considered “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by their use of terms such as: “expect(s),” “intend(s),” “may,” “plan(s),” “should,” “believe(s),” “anticipate(s),” “will,” “project(s),” “estimate(s),” “continue,” “potential,” “opportunity,” “on track,” or similar terms. We or our representatives may also make similar forward-looking statements from time to time orally or in writing. We cannot guarantee that we will achieve these plans, intentions or expectations, including completing the merger on the terms summarized in this proxy statement. All statements regarding our expected financial position and business are forward-looking statements. The reader is cautioned that these forward-looking statements are subject to a number of risks, uncertainties, or other factors that may cause (and in some cases have caused) actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

•	the risk that the merger may not be consummated in a timely manner, if at all;

•

the occurrence of events, changes or other circumstances that could give rise to the termination of the merger agreement, including under circumstances which may require us to pay Munich-American a termination fee of $40 million;

•	the Company may be unable to obtain Company shareholder approval required for the merger;

•	the outcome of any legal proceeding instituted against the Company and others in connection with the proposed merger;

•	conditions to the closing of the merger may not be satisfied or the merger agreement may be terminated prior to closing;

•	the businesses of the Company may suffer as a result of uncertainty surrounding the merger;

•	the effect of the announcement of the merger on our business relationships, operating results and business generally;

•	the amount of the costs, fees, expenses and charges related to the merger;

•	risks regarding employee retention;

•	the diverting of Company management’s attention from ongoing business operations;

•	the industry may be subject to future regulatory or legislative actions that could adversely affect the Company;

•	the Company may be adversely affected by other economic, business and/or competitive factors; and

•	other risks detailed in our current filings with the SEC, including our most recent filings on Form 10-K or Form 10-Q, which discuss other important risk factors concerning our operations.

These factors may not constitute all factors that could cause actual results to differ materially from those discussed in any forward-looking statement. Our Company operates in a continually changing business environment and new factors emerge from time to time. We cannot predict such factors nor can we assess the impact, if any, of such factors on our financial position or our results of operations. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results.

Additional factors that may affect the future results of the Company are set forth in our filings with the Securities and Exchange Commission, which are available at http://www.midlandcompany.com/. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

All forward-looking statements included in this proxy statement speak only as of the date of this proxy statement and all forward-looking statements incorporated by reference into this proxy statement speak only as of the date of the document in which they were included. We expressly disclaim any obligation to release publicly any revision or updates to any forward-looking statements, except to the extent required by law. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section.

All information contained in this proxy statement concerning Munich-American, Merger Sub and their affiliates has been supplied by Munich-American and has not been independently verified by us.

THE SPECIAL MEETING

General; Date, Time and Place

This proxy statement is being furnished to Company shareholders as part of the solicitation of proxies by the Company’s Board of Directors for use at the special meeting to be held at 10:00 a.m., Eastern Daylight Time, on March 24, 2008, at The Midland Company’s headquarters and principal executive offices, 7000 Midland Boulevard, Amelia, Ohio 45102.

Matters to be Considered

The purpose of the special meeting will be to consider and vote upon a proposal to adopt the merger agreement. In addition, we are also asking for you to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes represented in person or by proxy to adopt the merger agreement at the time of the special meeting. If any other matters are properly presented at the special meeting for action, the persons named in the enclosed proxy will have discretion to vote on such matters in accordance with their best judgment.

Record Date and Quorum

The holders of record of Company common shares as of the close of business on February 22, 2008, the record date, will be entitled to receive notice of, and to vote at, the special meeting or any adjournment or postponement thereof. As of the record date, there were 19,470,622 Company common shares outstanding.

A quorum of shareholders is necessary to take action at the special meeting. A majority of the outstanding shares of the Company, represented in person or by proxy, will constitute a quorum. Votes cast by proxy or in person at the special meeting will be tabulated by the inspectors of election appointed for the special meeting. The inspectors of election will determine whether a quorum is present at the special meeting. In the event that a quorum is not present at the special meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies.

Abstentions and “broker non-votes” will be treated as present for purposes of determining the presence of a quorum. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment or postponement of the special meeting, unless the holder is present solely to object at the beginning of the special meeting to the transaction of any business because the meeting is not lawfully called or convened. However, if a new record date is set for the adjourned or postponed special meeting, then a new quorum will have to be established.

The record date of the special meeting is earlier than the date of the special meeting and the date that the merger is expected to be completed. If you transfer your common shares after the record date but before the special meeting, you will retain the right to vote at the special meeting, but you will have transferred the right to receive the merger consideration. In order to receive the merger consideration, you must beneficially own your common shares through completion of the merger.

Required Vote

Each outstanding common share on the record date entitles the holder to one vote at the special meeting. Completion of the merger requires, among other conditions, the adoption of the merger agreement by the affirmative vote of a majority of the issued and outstanding common shares as of the close of business on the record date. As a condition to the execution of the merger agreement, certain members of the Hayden and LaBar families executed a voting agreement pursuant to which they agreed to vote in favor of approval of the merger and the merger agreement and against any proposal made in opposition to, or in competition with, the consummation of the merger, subject to certain exceptions. These shareholders collectively are entitled to vote 6,363,189 shares, or approximately 33%, of Midland’s outstanding shares of common stock.

In the event the special meeting will need to be adjourned or postponed, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes represented in person or by proxy at the time of the special meeting to adopt the merger agreement, approval of the holders of a majority of the common shares represented at the meeting will be required.

In order for your Company common shares to be included in the vote, you must submit your proxy by returning the enclosed proxy card, or you must vote in person at the special meeting. If you hold your shares through a broker or other nominee, you may receive separate voting instructions with the proxy statement. Please contact your broker or nominee to determine how to vote.

If you are a participant in the Company’s Dividend Reinvestment or Employee 401(k) Savings Plan the enclosed proxy represents the number of shares held in your account in those plans as well as shares you hold of record. With respect to participants in the Employee 401(k) Savings Plan, the proxy also serves as the voting instruction card to the Plan trustee and represents your proportional interest in shares beneficially held by the trustee.

Voting by Proxy; Revocability of Proxy

Each copy of this proxy statement mailed to Company shareholders is accompanied by a form of proxy and a self-addressed envelope. Instead of attending the special meeting and voting your shares in person, you may choose to submit your proxies by mail. If you choose to vote by mail, simply complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. If you intend to submit your proxy by mail it must be received by the Company prior to the commencement of voting at the special meeting. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted “FOR” the adoption of the merger agreement and approval of the merger and “FOR” the approval of the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies.

If you hold your shares through a broker or other nominee, you should follow the separate voting instructions, if any, provided by the broker or other nominee with the proxy statement. Please contact your broker or nominee to determine how to vote.

You can revoke your proxy at any time before the vote is taken at the special meeting, except as otherwise described below. If you do not hold your shares through a broker or other nominee, you may revoke your proxy before the proxy is voted by:

•	Submitting a later-dated proxy by mail.

•

Sending a written notice, including by facsimile or electronic mail, to the Secretary of the Company. You must send any written notice of a revocation of a proxy so as to be delivered before the taking of the vote at the special meeting to:

The Midland Company

7000 Midland Boulevard

Amelia, Ohio 45014

Attention: Michael L. Flowers,

Secretary

Email: mflowers@amig.com

•

Attending the special meeting and voting in person. Your attendance at the special meeting will not in and of itself revoke your proxy. You must also vote your shares at the special meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the institution that holds your shares to be able to vote at the special meeting.

If your Company common shares are held in street name, you should follow the instructions of your broker or nominee regarding the revocation of proxies.

All shares represented by valid, unrevoked proxies we receive through this solicitation will be voted in accordance with your instructions on the proxy card.

If other matters do properly come before the special meeting, or at any adjournment or postponement thereof, we intend that shares represented by properly submitted proxies will be voted, or not voted, by and at the discretion of the persons named as proxies on the proxy card. In addition, the grant of a proxy will confer discretionary authority on the persons named as proxies on the proxy card to vote in accordance with their best judgment on procedural matters incidental to the conduct of the special meeting, such as a motion to adjourn or postpone in the absence of a quorum or a motion to adjourn or postpone for other reasons. However, proxies that indicate a vote against the adoption of the merger agreement or against any adjournment or postponement of the special meeting will not be voted in favor of any adjournment or postponement of the special meeting for the purpose of soliciting additional votes in favor of adoption of the merger agreement.

Shareholders should NOT send share certificates with their proxy cards. If the merger is completed, shareholders of record will receive a letter of transmittal with instructions informing them how to send in any share certificates to the paying agent appointed by Munich-American with the Company’s prior approval, which we refer to in this proxy statement as the paying agent, in order to receive the shareholder’s cash payment. Shareholders should use the letter of transmittal to exchange share certificates for the cash payment to which they are entitled as a result of the merger. PLEASE DO NOT SEND IN SHARE CERTIFICATES WITH THE PROXY CARD.

Effect of Abstentions and Broker Non-Votes

Absent specific instructions from the beneficial owner of shares, brokers may not vote the shares with respect to the adoption of the merger agreement. For purposes of determining adoption of the merger agreement, abstentions and broker non-votes will have the same effect as a vote against adoption of the merger agreement. Broker non-votes will not apply to the proposal to adjourn or postpone the special meeting. Abstentions will count as votes cast against the proposal to adjourn or postpone the special meeting, since this vote is based on the number of shares represented at the special meeting.

Accordingly, the Company’s Board of Directors urges shareholders to complete, date, sign and return the accompanying proxy card, or, in the event you hold your shares through a broker or other nominee, by following the separate voting instructions received from your broker or nominee.

Shares Owned by Company Directors and Executive Officers

As of February 22, 2008, directors and executive officers of the Company owned, in the aggregate, 7,902,031 Company common shares (including options exercisable within 60 days), or approximately 39.3% of the voting power of the issued and outstanding Company common shares. See the section entitled “Shareholdings of Directors and Management” below.

Solicitation of Proxies

The expense of soliciting proxies will be borne by the Company. Proxies will be solicited by mail and may be solicited, for no additional compensation, by officers, directors or employees of the Company or its subsidiaries, or in person. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of common shares of the Company, and will be reimbursed for their related expenses.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment or postponement may be made without notice, other than by an announcement made at the special meeting, and the record date will not change due to an adjournment or postponement unless the directors of the Company, in their discretion, establish a new record date. In order for the special meeting to be adjourned or postponed, if necessary or appropriate, to permit further solicitation of proxies on the proposal to adopt the merger agreement, the affirmative votes of a majority of the outstanding Company common shares represented at the special meeting, whether in person or by proxy, is required to approve the proposal to adjourn or postpone the special meeting. The officer of the Company presiding at the special meeting or a majority of Company common shares present in person or represented by proxy at the special meeting may adjourn or postpone the special meeting, whether or not a quorum is present. Any signed proxies received by the Company will be voted in accordance with your instructions on the proxy card. If you make no specification on your properly executed proxy card as to how you want your shares to be voted, your proxy will be voted “FOR” the approval of the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies.

Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow Company shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed, provided that, such revocation is in compliance with the instructions (including as to timing) set forth in the section entitled “—Voting by Proxy; Revocability of Proxy” in the enclosed proxy card.

THE MERGER

Introduction

The Company is seeking adoption by its shareholders of the merger agreement among Munich-American, Merger Sub and the Company. In connection with the merger, Company shareholders will receive $65.00 in cash, without interest, for each common share of the Company they hold. The discussion of the merger in this proxy statement is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Appendix A. You should read the merger agreement carefully.

The Companies

Midland

The Midland Company

7000 Midland Blvd.

Amelia, Ohio 45102-2608

The Midland Company, which is headquartered in Cincinnati, Ohio, is a provider of specialty insurance products and services through its wholly owned subsidiary, American Modern Insurance Group, which typically accounts for approximately 95 percent of Midland’s consolidated revenue. American Modern specializes in writing physical damage insurance and related coverages on manufactured housing and has expanded to other specialty insurance products including coverage for site-built homes, motorcycles, watercraft, snowmobiles, recreational vehicles, physical damage on long-haul trucks, extended service contracts, excess and surplus lines coverages, credit life and related products as well as collateral protection and mortgage fire products sold to financial institutions and their customers. Midland also owns a niche transportation business, M/G Transport Group, which operates a fleet of dry cargo barges for the movement of dry bulk commodities on the inland waterways in the United States. Midland’s common stock is traded on the Nasdaq Global Select Market under the symbol “MLAN”.

Munich-American

Munich-American Holding Corporation

555 College Road East

Princeton, New Jersey 08540

Munich-American Holding Corporation, a Delaware corporation, is a holding corporation for Munich Re America Corporation, a member of the Munich Re Group. The Munich Re Group operates worldwide. In the financial year 2007, it achieved a profit of € 3.9bn, the highest in its corporate history. Its premium income amounted to approximately € 37bn and its investments amounted to approximately € 174bn. The Munich Re Group operates in all lines of business, with around 37,000 employees at over 50 locations throughout the world, and is characterized by particularly pronounced diversification, client focus and earnings stability. Munich Re America Corporation, a member of the Munich Re Group, is one of the leading providers of reinsurance in the United States. Through its subsidiaries, it writes treaty and facultative reinsurance and insurance, and provides related services to insurance companies, other large businesses, government agencies, pools and other self-insurers.

Merger Sub

Monument Corporation

c/o Munich-American Holding Corporation

555 College Road East

Princeton, New Jersey 08540

Monument Corporation, an Ohio corporation, is a direct, wholly owned subsidiary of Munich-American and was formed solely for the purpose of consummating the merger. Merger Sub is not engaged in any business except as contemplated by the merger agreement. It is anticipated that, subject to the terms and conditions of the merger agreement, Merger Sub shall be merged with and into the Company resulting with the Company becoming a wholly owned subsidiary of Munich-American and its affiliates. Merger Sub’s existence will end upon the consummation of the merger.

Background of the Merger

As part of their ongoing evaluation of the Company’s business, our board of directors and our senior management regularly review and assess opportunities to achieve our long-term strategic goals and to maximize shareholder value. As part of this review process, our senior management has periodically made presentations to our board of directors that have included a review of potential opportunities for business combinations, acquisitions and dispositions. From time to time, our board and our senior management have evaluated a variety of options in light of the business trends and regulatory conditions impacting us or expected to impact us and the industries in which we operate.

On June 13, 2007, at a special meeting of our board of directors, Mr. John Hayden, our President, Chief Executive Officer and a member of the board, explained that members of the Hayden family, who together beneficially own approximately 28% of our common stock, were considering reducing or possibly completely divesting their ownership stake in the Company for estate planning and related reasons. Wholly apart from the Hayden family’s future intentions, Mr. Hayden enumerated a variety of reasons why our board of directors might want to consider strategic options, including a possible sale of the Company, at that time, including:

•	the cyclicality of the property and casualty sector generally;

•

the Company’s recent strong performance, which compared favorably against the broader property and casualty market and which would make the Company an attractive partner in any potential business combination; and

•	the Company’s share price, which was then trading near an all-time high.

After Mr. Hayden’s presentation, representatives of Cleary Gottlieb Steen & Hamilton LLP (“Cleary Gottlieb”) were invited to join the meeting and reviewed the directors’ fiduciary duties in the context of any change-in-control transaction involving the Company. The representatives of Cleary Gottlieb also discussed the possibility that a conflict of interest could arise between the Company’s public shareholders and the Hayden family and/or the Company’s senior management if the Company decided to move forward with the possibility of a business combination transaction.

Following the presentation by Cleary Gottlieb, Messrs. John Hayden, William Hayden, J.P. Hayden, Jr., Joseph Hayden, III, Michael Conaton and John LaBar left the meeting to allow our independent directors separately to discuss Mr. John Hayden’s presentation. The independent directors discussed the possibility of forming a special committee to evaluate the Company’s strategic alternatives and following that discussion, the independent directors unanimously agreed to recommend that the board form a special committee of independent directors, comprised of Mr. Jerry Grundhofer, Mr. James Bushman and Mr. John O’Mara (the “special committee”), and that the special committee be authorized to consider whether the Company should explore the possibility of a strategic transaction. After Messrs. John Hayden, William Hayden, J.P. Hayden, Jr., Joseph Hayden, III, Michael Conaton and John LaBar rejoined the meeting, the full board unanimously approved the recommendation of the independent directors and authorized the special committee, so constituted, to retain financial and legal advisors and to consider whether the Company should explore the possibility of a strategic transaction.

Immediately following the board meeting on June 13, 2007, the special committee held a meeting. The committee members elected Mr. Jerry Grundhofer to act as chairman and retained Cleary Gottlieb to act as legal counsel to the special committee.

On June 28, 2007, the special committee held a meeting to identify and retain a financial advisor. Representatives of Cleary Gottlieb attended the meeting. After meeting with representatives of two potential financial advisors, the special committee decided to retain UBS as financial advisor to the special committee in connection with a possible business combination transaction involving the Company and instructed UBS to prepare an analysis for the special committee to assist the special committee in assessing whether it was an appropriate time for the Company to pursue various potential strategic alternatives, including a possible sale of the Company. As authorized by the special committee, UBS consulted with our senior management as necessary in order to develop its analysis.

On July 2, 2007, at a telephonic meeting, representatives of UBS presented its analysis to the special committee. Representatives of Cleary Gottlieb participated in the meeting. The UBS representatives discussed various business considerations regarding the Company and the property and casualty sector generally, including the cyclical nature of the business. The special committee discussed UBS’ presentation and asked questions regarding the possible timeline for a sale process and the identity of potential bidders. At the close of the meeting, the special committee instructed UBS to work with our senior management to prepare a more detailed assessment of the potential range of values the Company might be able to achieve in a sale transaction.

Following the special committee meeting on July 2, 2007, our full board of directors held a telephonic special meeting. Representatives of Cleary Gottlieb and UBS participated in the meeting. Mr. Grundhofer updated the board on the special committee’s activities and, at the request of the special committee, representatives of UBS briefed the full board of directors on its presentation to the special committee as outlined in the preceding paragraph.

From July 3, 2007 through July 15, 2007, representatives of UBS met with members of our senior management and developed an indicative range of potential values the Company might be able to achieve in a sale transaction.

On July 16, 2007, at a telephonic meeting of the special committee with representatives of UBS and Cleary Gottlieb, representatives of UBS discussed a potential range of values for the Company based on financial analyses carried out in consultation with our senior management. The UBS representatives also presented an indicative timeline for a sale process and a preliminary list of 21 parties that might be interested in a business combination transaction with the Company. The special committee members discussed the potential harm to the Company that might result from a public auction process, particularly in terms of the Company’s relationships with customers, employees and agents and decided that a more controlled process would be less disruptive to the Company and could still be effective. After further deliberation, the special committee members unanimously agreed to recommend to the full board that the Company explore the possibility of a sale.

On July 17, 2007, our board of directors held a telephonic special meeting. Representatives of UBS and Cleary Gottlieb participated in the meeting. The special committee presented its unanimous recommendation that the Company initiate a process to explore the possibility of a sale. Representatives of UBS discussed the indicative range of potential values that the Company might be able to achieve in a sale transaction based on its analysis of market conditions and other relevant factors, a preliminary list of parties that might be interested in a business combination transaction with the Company and the expected timing and steps involved in a sale process. Our directors discussed the matters presented by the UBS representatives, expressed general agreement that the indicative range of values described by UBS appeared attractive relative to the market price of the Company’s common shares and unanimously agreed that it was in the best interests of the Company and its shareholders to explore the possibility of a sale transaction. Our board then delegated power and authority to the special committee to:

•

solicit, receive, evaluate, negotiate and otherwise respond to, one or more proposals involving a transaction to acquire the Company, any subsidiary or material portion of the assets or equity of the Company (with any ultimate transaction to be subject to board approval);

•	determine whether any possible transaction or other strategic alternative was fair to, and in the best interests of, the Company and our shareholders;

•

call meetings of our board of directors to consider taking such actions and recommend to our full board what action, if any, should be taken by the Company with respect to any strategic alternative; and

•	retain, at the Company’s expense, such financial and legal advisors, as well as such other consultants or experts, as the special committee determined to be necessary.

Following the board meeting, the special committee requested that our senior management work with UBS to identify an appropriate list of parties that should be approached by UBS regarding their interest in a business combination transaction with the Company. As requested, UBS, in consultation with our senior management, identified 22 parties. In selecting the 22 parties, UBS and our senior management considered their known or potential strategic interest in a transaction and their ability to complete a transaction of this size in a timely manner. Each of the parties was viewed as having business strategies and potential strategic interests that could be consistent with making a bid for the Company. Of the initial 22 parties contacted, 7 were financial buyers, and the remainder were insurance companies.

Beginning July 26 and during the week of July 30, 2007, at the direction of the special committee, UBS contacted representatives of each of the 22 potential bidders that had been identified by UBS and the Company’s senior management. Fourteen potential bidders executed confidentiality agreements with the Company containing customary confidentiality and standstill provisions.

On July 31, 2007 John W. Hayden, Midland’s Chief Executive Officer, acting upon the suggestion of UBS, contacted Giuseppina Albo, a representative of Munich-American, to advise her of the bid process and to ask whether Munich-American might want to participate in it.

During the week of August 6, 2007, each of these parties received a process letter along with confidential information regarding the Company’s operations, financial performance and growth strategy. Interested bidders were asked to submit preliminary non-binding indications of interest by September 6, 2007.

In early August, representatives of one of the potential insurance company bidders informed UBS that it did not plan to submit a preliminary non-binding indication of interest.

On August 13, 2007, the special committee held a telephonic meeting to receive an update regarding discussions with potential bidders. Representatives of Cleary Gottlieb and UBS participated in the meeting. Representatives of UBS explained that several of the companies contacted by UBS had expressed an interest in the Company’s insurance business but not its transport business. These companies had indicated that they might be interested in submitting a bid for the Company but would plan to divest the transport business following any potential strategic transaction. In light of this feedback from certain potential bidders, the special committee considered whether to recommend that our board conduct a separate sale process for the Company’s transport business. The special committee reached no conclusion regarding the matter but determined to request a meeting of the full board of directors in order to consider the question. In order to facilitate the board discussion, Mr. Grundhofer asked UBS to prepare a presentation including indicative valuations for the transport business based on its analysis of market conditions and other relevant factors, both on a stand-alone basis and together with the insurance business.

On August 20, 2007, the special committee held a telephonic meeting to discuss UBS’ presentation regarding the Company’s transport business. Representatives of Cleary Gottlieb participated in the meeting. The committee members expressed concern that initiating a separate sale process for the transport business a few weeks before preliminary non-binding indications of interest were expected would delay and perhaps jeopardize the success of the current process. The special committee decided to discuss the matter with our full board of directors.

Later in the day on August 20, 2007, our board held a telephonic special meeting. Representatives of Cleary Gottlieb participated on the call. The directors discussed the potential advantages and disadvantages of conducting a separate sale process for the Company’s transport business, including considerations relating to whether a possible sale of the Company without its transport business would be attractive to potential bidders that were engaged in the insurance business but not the transport business. Our board unanimously agreed to continue soliciting bids only for the Company as a whole and to reconsider the question of conducting a separate sale process for the transport business, if appropriate, after receipt of initial preliminary non-binding indications of interest on September 6, 2007.

During the week of September 3, 2007, representatives of six potential insurance company bidders and five potential financial bidders informed UBS that they did not expect to submit preliminary non-binding indications of interest. Several of the financial bidders explained that recent instability in credit markets influenced their decision to withdraw from the process.

On September 6, 2007, UBS received preliminary non-binding indications of interest from Munich-American and another insurance company bidder, referred to in this proxy statement as Strategic Bidder A. Strategic Bidder A’s preliminary non-binding indication of interest valued the equity of the Company in the range of $1.25 billion to $1.31 billion (equivalent to $61.20–$64.00 per share) while Munich-American’s preliminary non-binding indication of interest valued the equity of the Company at $1.17 billion (or $60.00 per share). Both Strategic Bidder A and Munich-American proposed to pay 100% cash consideration, though Strategic Bidder A indicated that its proposal would be subject to a financing condition. Munich-American’s proposal contained no financing contingency.

On September 7, 2007, the special committee held a telephonic meeting to discuss the preliminary non-binding indications of interest. Representatives of Cleary Gottlieb and UBS participated in the call. The committee members discussed the terms of the two proposals, particularly the proposed offer prices and, in the case of Strategic Bidder A, the financing condition. The special committee unanimously agreed to recommend that both bidders be permitted to proceed with more detailed due diligence with the goal of receiving final bids by early October.

Later in the day on September 7, 2007, our board of directors held a telephonic special meeting, joined by representatives of our senior management, Cleary Gottlieb and UBS. Mr. Grundhofer and representatives of UBS summarized developments in the sale process, including the recent withdrawals of several parties from the process and the two preliminary non-binding indications of interest received. Our board of directors discussed the two preliminary non-binding indications of interest and approved the special committee’s recommendation that both parties be permitted to proceed with more detailed due diligence.

On September 10, 2007, at the special committee’s direction, the Company provided Munich-American and Strategic Bidder A (and their respective advisors) access to an online data room containing information regarding the Company and its businesses.

On September 25, 2007, at the request of the special committee, the UBS representatives provided Munich-American and Strategic Bidder A with copies of a draft merger agreement and draft voting agreement and requested each of the parties to submit its final bid, including mark-ups of the agreements, by no later than October 12, 2007.

On September 24, 2007 and September 26, 2007, our senior management together with representatives of UBS held separate management due diligence meetings with Munich-American and Strategic Bidder A in Cincinnati.

On September 25, 2007, representatives of a private equity firm, referred to in this proxy statement as Private Equity Bidder, contacted UBS to express interest in participating in the sale process. After discussions with representatives of UBS, Cleary Gottlieb and our senior management regarding this development and the identity of Private Equity Bidder, the special committee authorized UBS to request a preliminary non-binding indication of interest from Private Equity Bidder.

On September 28, 2007, Private Equity Bidder entered into a confidentiality and standstill agreement with the Company and received a copy of the same confidential information memorandum that had been provided to the other potential bidders, including Munich-American and Strategic Bidder A. On October 1, 2007, Private

Equity Bidder submitted a preliminary non-binding indication of interest to UBS, which valued the equity of the Company at between $52 and $57 per share, subject to completion of satisfactory due diligence. On October 2, 2007, the special committee members discussed Private Equity Bidder’s offer price, which the committee members noted was not competitive with the preliminary non-binding indications of interest received from Munich-American and Strategic Bidder A, and instructed UBS not to pursue discussions with Private Equity Bidder.

On October 10, 2007, representatives of Strategic Bidder A contacted UBS and indicated that Strategic Bidder A did not plan to submit a final proposal and was withdrawing from the sale process. On October 12, 2007, UBS received a proposal from Munich-American to acquire 100% of the Company’s shares for $1.3335 billion, or $65.00 per share on a fully-diluted basis, in cash. Munich-American’s proposal, which included a revised draft merger agreement and voting agreement, indicated that it was subject to completion of due diligence and reaching agreement with certain key employees of the Company regarding their employment following any transaction. The proposal included a proposed termination fee payable by the Company to Munich-American in certain circumstances of $50 million. The proposal also provided that, due to certain U.S. legal limitations on the ability of a non-U.S. corporation to operate a U.S. barge business, the closing of the proposed transaction would be subject to the Company’s divestiture of its transport business to a third party or its transfer of the transport business to a passive investment vehicle that would facilitate an orderly sale process for the transport business after the closing of the merger, to ensure Munich-American would not retain ownership of such business thereafter.

On October 13, 2007, the special committee held a telephonic meeting. Representatives of our senior management, Cleary Gottlieb and UBS participated in the meeting. The special committee members discussed the terms of the Munich-American proposal. Representatives of UBS noted that the offer price represented a 12.3% premium to the closing price on the prior day and a 39.9% premium over the share price on the day prior to the commencement of the sale process. Representatives of Cleary Gottlieb reviewed certain provisions of the revised merger agreement and the conditions contained in Munich-American’s bid letter. The special committee members expressed concern that certain of Munich-American’s conditions could significantly delay any potential sale transaction and instructed UBS, Cleary Gottlieb and our senior management to work directly with Munich-American and its legal and financial advisors with the goal of resolving or eliminating the conditions relating to due diligence, employee retention and divestiture or transfer of the Company’s transport business.

Immediately following the special committee meeting on October 13, 2007, our board of directors held a telephonic special meeting. Representatives of Cleary Gottlieb, UBS and our senior management joined the call. Mr. Grundhofer briefed the full board on the Munich-American proposal, including the conditions outlined in the bid. UBS discussed the financial terms of Munich-American’s offer and Cleary Gottlieb reviewed certain terms of the proposed revised merger agreement. Members of our senior management left the meeting and our independent directors, meeting in separate session, discussed the employment arrangements requested by Munich-American with certain of our key executives, including Mr. John Hayden and Mr. Joseph Hayden, III. Mr. Grundhofer advised the other directors that all such employment arrangements, when ultimately determined, would be disclosed to the special committee and the full board of directors as one of the factors to be considered when assessing any potential sale transaction with Munich-American.

In the afternoon of October 13, 2007, representatives of Cleary Gottlieb and Dewey & LeBoeuf LLP (“Dewey & LeBoeuf”), legal counsel to Munich-American, discussed Munich-American’s comments to the draft merger agreement and voting agreement by conference telephone call. Also during the afternoon of October 13, 2007, representatives of UBS, together with John Hayden, Joseph Hayden, III and other members of our senior management, held discussions with Munich-American and its advisors regarding the conditions contained in Munich-American’s proposal.

In the evening of October 13, 2007, Cleary Gottlieb circulated a revised draft of the merger agreement to Munich-American and its advisors.

Cleary Gottlieb and Dewey & LeBoeuf continued negotiating the terms of the merger agreement on October 14, 2007, including Munich-American’s proposed closing conditions relating to the divestiture or transfer of the Company’s transport business.

Representatives of UBS and our senior management held discussions with Munich-American and its financial advisor, Lehman Brothers, throughout the day on October 14, 2007 in order to address due diligence matters as well as Munich-American’s concerns regarding retention of key employees.

On the evening of October 14, 2007, Munich-American circulated a revised proposal letter to representatives of the Company, indicating that Munich-American had satisfactorily completed its remaining due diligence and that it was prepared to eliminate all closing conditions relating to divestiture or transfer of the Company’s transport business. The revised Munich-American proposal requested a change to the merger agreement to permit extension by 30 days of the outside date by which the closing must occur if a definitive agreement with respect to divestiture or transfer of the transport business has been executed but remains subject to regulatory approval. Munich-American agreed to accept undertakings from the Company to cooperate between signing and closing with Munich-American’s efforts to identify a strategy reasonably satisfactory to Munich-American so that the Company’s operation of the transport business after the merger would not violate applicable laws. In addition, Joseph Hayden, III and certain key employees of our transport business agreed on an individual basis to certain post-merger employment arrangements and also agreed to assist Munich-American with either disposal of the transport business or restructuring of its ownership in order to permit Munich-American’s compliance with applicable U.S. laws upon consummation of the proposed merger. Munich-American’s memorandum also outlined its revised proposal regarding other key terms of the merger agreement, including a reduction in the proposed termination fee payable by the Company in certain circumstances from $50 million to $40 million.

Later in the evening of October 14, 2007, representatives of Cleary Gottlieb, Dewey & LeBoeuf, UBS, Lehman Brothers and Munich-American briefly discussed Munich-American’s revised proposal.

Following the discussion on the evening of October 14, 2007, the special committee held a telephonic meeting with representatives of Cleary Gottlieb and UBS. Representatives of Cleary Gottlieb and UBS summarized developments on October 13 and October 14 and Munich-American’s revised proposal. The special committee discussed the revised proposal and, in light of Munich-American’s willingness to eliminate several of the conditions contained in its October 12th bid, authorized and directed UBS and Cleary Gottlieb to proceed expeditiously with negotiations with Munich-American and its advisors regarding the merger agreement.

At the direction of the special committee, UBS and Cleary Gottlieb contacted Lehman Brothers later in the evening on October 14, 2007. Lehman Brothers was advised that the special committee had authorized Cleary Gottlieb and UBS to proceed with negotiations with Munich-American.

On October 15 and 16, 2007, Cleary Gottlieb and Dewey & LeBoeuf continued negotiating the terms of the merger agreement, and Munich-American negotiated with certain key employees of the Company regarding terms of their employment arrangements post-merger.

In the evening of October 15, 2007, Cleary Gottlieb circulated a revised draft of the merger agreement, reflecting negotiations during that day. Prior to 5:00 p.m. Eastern Daylight Time on October 16, 2007, Cleary Gottlieb and Dewey & LeBoeuf had completed their negotiation of the material terms of the merger agreement and the voting agreement and Munich-American had completed its discussions with certain key employees of the term sheets for employment agreements with such key employees. On the evening of October 16, 2007, the special committee held a meeting to review the terms for the merger proposed by Munich-American as negotiated. Representatives of UBS, Cleary Gottlieb and Katz Teller Brant & Hild (“Katz Teller”), counsel to certain key employees of the Company, participated in the meeting. At Mr. Grundhofer’s request, Cleary Gottlieb reviewed the principal terms of the proposed merger agreement with Munich-American and responded to questions from the special committee regarding various terms.

A representative of Katz Teller summarized the proposed terms of the employment arrangements that had been agreed to between Munich-American and certain key employees of the Company, including Mr. John Hayden and Mr. Joseph Hayden III.

The special committee meeting was recessed so that members of the special committee could participate in a meeting of the full board of directors in order to hear UBS’ financial presentation regarding the Munich-American offer. Representatives of UBS then reviewed with the full board their financial analysis of the consideration to be received in the proposed merger and indicated that UBS was prepared to render its opinion to the special committee to the effect that, as of such date and based on and subject to various assumptions, matters considered and limitations described in its opinion, the $65.00 per share cash consideration to be received by the holders of the Company’s common shares (other than the Hayden Shareholders) in the proposed merger was fair, from a financial point of view, to such holders (for a full discussion of the UBS opinion see—Opinion of UBS Securities LLC beginning on page 31). The full text of UBS’ written opinion to the special committee, dated as of October 16, 2007, which sets forth the assumptions made, procedures followed, matters considered, and limitations on the review undertaken by UBS, is attached to this proxy statement as Appendix C and is incorporated by reference in its entirety into this proxy statement. Holders of the Company’s common shares are urged to read UBS’ opinion carefully in its entirety.

Representatives of Cleary Gottlieb then summarized the material terms of the proposed merger agreement, including the proposed transaction structure, the treatment of options, restricted stock and other equity-incentive programs, the terms of the representations, warranties and covenants contained in the merger agreement, including the ability of the Company to consider and accept superior offers and the termination fee payment and expense reimbursement obligations of each of the Company and Munich-American. Representatives of Cleary Gottlieb also reviewed the fiduciary duties of the board when considering strategic alternatives, including a sale of the Company.

A representative of Katz Teller summarized for the full board of directors the terms of the employment arrangements that had been agreed to between Munich-American and certain key employees of the Company, including Mr. John Hayden. In addition, Katz Teller described the terms of an incentive arrangement that had been agreed between Munich-American and Mr. Joseph Hayden, III pursuant to which Mr. Hayden agreed to assist Munich-American in identifying a buyer for our transport business in exchange for certain incentive payments.

The meeting of the board of directors was then recessed and the members of the special committee resumed their meeting with representatives of Cleary Gottlieb and UBS. UBS delivered to the special committee an oral opinion, confirmed by delivery of a written opinion dated October 16, 2007, to the effect that, as of such date and based on and subject to various assumptions, matters considered and limitations described in its opinion, the $65.00 per share cash consideration to be received by the holders of the Company’s common shares (other than the Hayden Shareholders) in the proposed merger was fair, from a financial point of view, to such holders (for a full discussion of the UBS opinion see—Opinion of UBS Securities LLC beginning on page 31). After deliberation and based upon the totality of the information considered during its evaluation of the merger and the merger agreement, the special committee unanimously determined that the merger is fair to the holders of the Company’s common shares and that it is in the best interests of such holders for the Company to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement, including the merger. In addition, the special committee determined to recommend that the merger agreement and the merger should be recommended for adoption and approval by the board of directors and that the board should recommend that the Company’s shareholders vote to approve the merger and the adoption of the merger agreement.

Immediately following the special committee meeting on October 16, 2007, the full board reconvened with representatives of UBS and Cleary Gottlieb. Mr. Grundhofer presented the special committee’s recommendation. Messrs. John Hayden, William Hayden, J.P. Hayden, Jr., Joseph Hayden, III, Michael Conaton and John LaBar were then excused from the meeting so that the independent directors could separately discuss the transaction, including the employment arrangements offered by Munich-American to Mr. John Hayden, Mr. Joseph Hayden, III and certain other senior managers. The full board then reconvened. Following a discussion regarding the recommendation of the special committee and the proposed resolutions, the board unanimously approved the merger agreement and the transactions contemplated by the merger agreement and unanimously resolved to recommend that the shareholders of the Company vote to adopt the merger agreement and approve the merger.

Later in the evening on October 16, 2007, the Company, Munich-American and Merger Sub executed the merger agreement, and certain members of the Hayden family, Mr. John Labar and their spouses, collectively representing approximately 33% of our common shares, executed voting agreements with Munich-American. Before the trading markets opened in Germany on October 17, 2007, the Company and Munich-American each issued a press release announcing the merger.

Reasons for the Merger

The Special Committee

The special committee, acting with the advice and assistance of its financial and legal advisors and of our senior management, evaluated and negotiated the merger, including the terms and conditions of the merger agreement, with Munich-American. The special committee unanimously determined that the merger is fair to and that it is in the best interests of the holders of the Company’s common shares to consummate the transactions contemplated by the merger agreement, including the merger. In addition, the special committee determined that the merger agreement and the merger should be approved and declared advisable by the board of directors and that the board should recommend that the Company’s shareholders vote to approve the merger and adopt the merger agreement. In reaching its determination, the special committee considered a number of factors and potential benefits of the merger, including the following:

•	The current and historical financial condition and results of operations of the Company.

•

The possible alternatives to the sale of the Company, including continuing to operate the Company on a stand-alone basis, and the risks associated with such alternatives, each of which the special committee determined not to pursue in light of its belief, and the belief of our management, that, notwithstanding management’s positive outlook for the Company, the merger maximized shareholder value and was more favorable to our shareholders than any other reasonably available alternative.

•	The fact that the $65.00 per share cash consideration represented a significant increase from Munich-American’s original proposed price of $60.00 per share.

•	The current and historical market prices of the Company’s common shares, including the fact that the $65.00 per share cash consideration represents:

•	a 15.3% premium over the closing price of the Company’s common shares on October 15, 2007, the last trading day prior to the execution of the merger agreement; and

•	a 14.7% and 20.3% premium over the average share price for the one month and three month periods preceding the last trading day prior to announcing the transaction, respectively.

•

The extensive sale process conducted by the Company, with the assistance of UBS, involved preliminary discussions with 23 potential bidders (22 of which were contacted by UBS on behalf of the Company and one of which contacted UBS to become involved in the process) to determine their potential interest in a business combination transaction with the Company, entering into confidentiality agreements with 15 of these parties and receiving one definitive proposal to acquire the Company.

•	The price proposed by Munich-American represented the highest offer that the Company had received for the acquisition of the Company.

•

The fact that the consideration to be received by the Company’s shareholders in the merger will consist entirely of cash, which will not be subject to a financing condition, and which will provide liquidity and certainty of value to the Company’s shareholders.

•	The experience and expertise of UBS in acting as financial advisor, and the presentation by UBS on October 16, 2007.

•

UBS’ opinion, dated October 16, 2007, to the effect that, as of such date and based on and subject to various assumptions, matters considered and limitations described in its opinion, the $65.00 per share cash consideration to be received by the holders of the Company’s common shares (other than the Hayden Shareholders) in the proposed merger was fair, from a financial point of view, to such holders (see “—Opinion of UBS Securities LLC”).

•	The fact that the Company’s shareholders will be entitled to appraisal rights under Ohio law.

•

The fact that certain members of the Hayden family, who together own approximately 28% of the Company’s outstanding common shares, had expressed interest in divesting all or a portion of their shares for estate planning and related reasons and had expressed their willingness to support the proposed merger.

•	The terms and conditions of the merger agreement, and the course of negotiation thereof, including:

•

the closing conditions to the merger, including the fact that the obligations of Munich-American and Merger Sub under the agreement are not subject to a financing condition or any condition requiring the prior divestiture or transfer of the Company’s transport business;

•

the Company’s right prior to the approval of the merger agreement by shareholders, to engage in negotiations with, and provide information to, a third party that, subject to conditions, limitations and qualifications included in the merger agreement, makes an unsolicited acquisition proposal if the board of directors determines in good faith, after consultation with its financial and legal advisors, that such proposal is reasonably likely to lead to a superior proposal;

•

the conclusion of the special committee that a termination fee of $40 million, which is approximately 3% of the equity value of the transaction (and the circumstances under which such fee would be payable) was reasonable in light of the benefits of the merger;

•

the structure of the transaction as a merger which will result in detailed public disclosure and a protracted period of time prior to consummation of the merger during which an unsolicited superior proposal could materialize;

•

the Company’s right to terminate the merger agreement in order to accept a superior proposal, subject to certain conditions (including matching rights) and the payment of a termination fee of $40 million.

The special committee has also considered and balanced against the potential benefits of the merger a variety of risks and other potentially negative factors concerning the merger. These factors included the following:

•

The risk that the merger might not be completed in a timely manner or at all, including the risk that shareholder approval and the required regulatory approvals from various governmental authorities may not be obtained.

•	The interests of the Company’s directors and executive officers in the merger (see “—Interests of Our Directors and Executive Officers in the Merger” beginning on page 39).

•	The fact that, following the merger, the Company’s public shareholders will cease to participate in any future earnings growth of the Company or benefit from any future increase in its value.

•	The fact that, for United States federal income tax purposes, the cash merger consideration will be taxable to the shareholders of the Company entitled to receive such consideration.

•

The possible disruption to the Company’s business that may result from the announcement of the merger and the risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the merger.

•

The restrictions on the conduct of our business prior to completion of the merger, which require the Company to conduct its business in the ordinary course and prohibit the Company from taking numerous specified actions without Munich-American’s consent, which could delay or prevent the Company from undertaking business opportunities that may arise pending completion of the merger.

This discussion summarizes the material factors considered by the special committee in its consideration of the merger. After considering these factors, the special committee concluded that the positive factors relating to the merger agreement and the merger outweighed the potential negative factors. In view of the wide variety of factors considered by the special committee, and the complexity of these matters, the special committee did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of the special committee may have assigned different weights to various factors. The special committee approved and recommended the merger agreement and the merger based upon the totality of the information presented to and considered by it.

The Board of Directors

On October 16, 2007, the special committee, by unanimous vote, determined to recommend that our board approve the proposed merger agreement and merger. Immediately after the special committee resolved to recommend that the board approve the proposed merger and the merger agreement, our full board:

•	approved the merger agreement and the transactions contemplated by the merger agreement, including the merger;

•

determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, were advisable, fair to and in the best interests of, holders of the Company common shares;

•	determined that the consideration to be received for issued and outstanding Company common shares was fair to the shareholders of the Company; and

•	resolved to recommend that the holders of the Company’s common shares vote for the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement.

See “—Background of the Merger” beginning on page 21 for additional information on the recommendation of our board.

Such approvals, determinations and recommendations were approved by all of the members of the board. Our board determined that the merger is fair to and that it is in the best interests of the holders of the Company’s common shares to consummate the transactions contemplated by the merger agreement, including the merger. In reaching these conclusions, our board considered:

•

the fact that the sale process was conducted by a special committee of the board, consisting entirely of directors who are not officers of the Company or affiliated with Munich-American, with the authority to, among other things, consider, negotiate and evaluate the terms of any proposed transaction, including the merger agreement, and retain financial and legal advisors;

•	the unanimous recommendation and analysis of the special committee, as described above; and

•

the UBS opinion, addressed to the special committee and dated October 16, 2007, to the effect that, as of such date and based on and subject to various assumptions , matters considered and limitations described in its opinion, the $65.00 per share cash consideration to be received by the holders of the Company’s common shares (other than the Hayden Shareholders) in the proposed merger was fair, from a financial point of view, to such holders, as more fully described below under the caption “—Opinion of UBS Securities LLC”.

The foregoing discussion of the information and factors considered by the board is not intended to be exhaustive but, we believe, includes all material factors considered by the board. In view of the wide variety of factors considered by the board in evaluating the merger and the complexity of these matters, our board did not assign relative weights to the above factors or the other factors considered by it. In addition, the board did not reach any specific conclusion on each factor considered, but conducted an overall analysis of these factors. Individual members of the board may have given different weights to different factors.

Recommendation of the Board of Directors

Based on the factors outlined above, the Company’s Board of Directors determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to, and in the best interests of the Company and its shareholders and approved the merger agreement and the transactions contemplated by the merger agreement, including the merger.

Accordingly, the Company’s Board of Directors unanimously recommends that you vote “FOR” the adoption of the merger agreement at the special meeting. The Company’s Board of Directors also unanimously recommends that you vote “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes represented in person or by proxy in order for the shareholders to adopt of the merger agreement.

Opinion of UBS Securities LLC

UBS acted as financial advisor to the special committee in connection with the merger. On October 16, 2007, at a meeting of the special committee held to evaluate the proposed merger, UBS delivered to the special committee its oral opinion, which opinion was confirmed by delivery of a written opinion dated October 16, 2007, to the effect that, as of that date and based on and subject to various assumptions, matters considered and limitations described in its opinion, the $65.00 per share cash consideration to be received by the holders of Company common shares (other than the Hayden Shareholders) in the proposed merger was fair, from a financial point of view, to such holders.

The full text of the opinion of UBS describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by UBS. UBS’ opinion is attached as Appendix C to this proxy statement and is incorporated herein by reference and is available to the holders of Company common shares for inspection and copying at the principal executive offices of the Company during its regular business hours. UBS’ opinion is directed only to the fairness, from a financial point of view and as of the date of such opinion, of the $65.00 per share cash consideration to be received by the holders of Company common shares (other than the Hayden Shareholders) in the proposed merger and does not address any other aspect of the merger or any related transaction. The opinion does not address the relative merits of the merger or any related transaction as compared to other business strategies or transactions that might be available with respect to the Company or the Company’s underlying business decision to effect the merger or any related transaction. The opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the merger or any related transaction. The holders of Company common shares are encouraged to read UBS’ opinion carefully in its entirety. The summary of UBS’ opinion described below is qualified in its entirety by reference to the full text of its opinion.

In arriving at its opinion, UBS, among other things:

•	reviewed certain publicly available business and historical financial information relating to the Company;

•

reviewed certain internal financial information and other data relating to the businesses and financial prospects of the Company that were provided to UBS by the management of the Company and not publicly available, including financial forecasts and estimates prepared by management of the Company;

•	conducted discussions with members of the senior management of the Company concerning the businesses and financial prospects of the Company;

•	reviewed publicly available financial and stock market data with respect to certain other companies UBS believed to be generally relevant;

•	compared the financial terms of the merger with the publicly available financial terms of certain other transactions UBS believed to be generally relevant;

•	reviewed current and historical market prices of Company common shares;

•	reviewed the merger agreement; and

•	conducted such other financial studies, analyses and investigations, and considered such other information, as UBS deemed necessary or appropriate.

At the request of the special committee, UBS contacted third parties to solicit indications of interest in a possible transaction with the Company and held discussions with certain of these parties prior to the date of UBS’ opinion.

In connection with its review, with the consent of the special committee, UBS did not assume any responsibility for independent verification of any of the information provided to or reviewed by UBS for the purpose of its opinion and, with the consent of the special committee, UBS relied on such information being complete and accurate in all material respects. In addition, with the consent of the special committee, UBS did not make any independent evaluation or appraisal of any of the assets or liabilities, contingent or otherwise, of the Company, and was not furnished with any such evaluation or appraisal (other than the Statements of Actuarial Opinion dated as of February 23, 2007, June 20, 2007 and June 23, 2007 issued by Oliver Wyman Actuarial Consulting, Inc.). UBS’ services did not include any actuarial determinations or evaluations by it, nor did it make any attempt to evaluate actuarial assumptions. UBS did not rely on any actuarial valuation, opinion or appraisal of the Company for purposes of its opinion, nor did it express any views as to matters relating to the reserves of the Company, including, without limitation, the adequacy of such reserves. With respect to the financial forecasts and estimates prepared by the Company’s management, UBS assumed, at the direction of the special committee, that they had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. UBS’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to UBS as of, the date of its opinion.

At the direction of the special committee, UBS was not asked to, and it did not, offer any opinion as to the terms, other than the $65.00 per share cash consideration to the extent expressly specified in UBS’ opinion, of the merger agreement or any related documents or the form of the merger or any related transaction. In rendering its opinion, UBS assumed, with the consent of the special committee, that (i) the final executed form of the merger agreement would not differ in any material respect from the draft examined by UBS, (ii) Munich-American and the Company would comply with all the material terms of the merger agreement, and (iii) the merger would be consummated in accordance with the terms of the merger agreement without any adverse waiver or amendment of any material term or condition thereof. UBS also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger would be obtained without any material adverse effect on the Company or the merger. Except as described above, the special committee imposed no other instructions or limitations on UBS with respect to the investigations made or the procedures followed in rendering its opinion.

In connection with rendering its opinion to the special committee, UBS performed a variety of financial and comparative analyses which are summarized below. The following summary is not a complete description of all analyses performed and factors considered by UBS in connection with its opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. With respect to the selected public companies analysis and the selected precedent transactions analysis summarized below, no company or transaction used as a comparison is either identical or directly comparable to the Company or the merger. These analyses necessarily involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or acquisition values of the companies concerned.

UBS believes that its analyses and the summary below must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying UBS’ analyses and opinion. UBS did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion, but rather arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole.

The estimates of the future performance of the Company provided by the Company’s management in or underlying UBS’ analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than those forecasts and estimates. In performing its analyses, UBS considered industry performance, general business and economic conditions and other matters, many of which were beyond the control of the Company. Estimates of the financial value of companies do not purport to be appraisals or necessarily reflect the prices at which such companies actually may be sold.

The merger consideration was determined through negotiation between the special committee and Munich-American, and the decision to enter into the merger was solely that of the special committee and the Company’s board of directors. UBS’ opinion and financial analyses were only one of many factors considered by the special committee and the Company’s board of directors in their evaluation of the merger and should not be viewed as determinative of the views of the special committee or the Company’s board of directors with respect to the merger or the $65.00 per share cash consideration.

The following is a summary of the material financial analyses performed by UBS and reviewed with the special committee and the Company’s board of directors on October 16, 2007 in connection with its opinion relating to the proposed merger. The financial analyses summarized below include information presented in tabular format. In order to fully understand UBS’ financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of UBS’ financial analyses.

Selected Public Companies Analysis

UBS compared selected financial and stock market data of the Company with corresponding data, to the extent publicly available, of the following seven selected publicly traded property and casualty insurance companies:

•	American Financial Group, Inc.

•	HCC Insurance Holdings, Inc.

•	Markel Corporation

•	OneBeacon Insurance Group Ltd.

•	Philadelphia Consolidated Holding Corp.

•	RLI Corp.

•	United America Indemnity, Ltd.

Based on publicly available historical financial information, market information as of October 15, 2007 and median earnings estimates provided by the Institutional Brokerage Estimate System, or IBES (a data service that compiles estimates issued by securities analysts), UBS calculated, for each of the selected public companies, current market price to book value as of the end of the most recent quarter (“MRQ”) for which data were publicly available, and current market price to earnings ratios using last twelve months (“LTM”) earnings per share through June 30, 2007 and using estimated earnings per share for each of 2007 and 2008. UBS compared these market multiples for the selected public companies to corresponding multiples implied for the Company based on the closing price of Company common shares on October 15, 2007 of $56.38 and the $65.00 per share cash consideration, utilizing historical financial information as well as both internal forecasts prepared by the Company’s management and median IBES earnings estimates for the Company. This analysis indicated the following implied high, mean, median and low multiples for the selected public companies, as compared to corresponding multiples implied for the Company:

	Price/Book (MRQ) (x)	Price/Earnings
		6/30/07 (LTM) (x)	2007E (x)	2008E (x)
Selected Public Companies
High	2.43	13.2	14.7	16.8
Mean	1.60	10.2	11.0	11.5
Median	1.58	10.0	11.5	10.9
Low	1.06	8.5	8.4	8.8
Midland—Market Price $56.38 (I/B/E/S estimates)[1]	1.78	14.1	14.0	14.7
Midland—Market Price $56.38 (management forecasts)[1]	1.78	14.1	12.6	11.5
Midland—Merger Consideration $65.00 (I/B/E/S estimates)[2]	2.17	16.3	16.1	16.9
Midland—Merger Consideration $65.00 (management forecasts)[2]	2.17	16.3	14.6	13.3

Notes:

1	Reflects current market capitalization

2	Reflects diluted market capitalization

Although none of the selected public companies was directly comparable to the Company, the companies involved were chosen because they are publicly traded property and casualty insurance companies with certain businesses, end markets or operations that, for purposes of analysis, could be considered similar to certain businesses, end markets or operations of the Company.

Selected Precedent Transactions Analysis

UBS reviewed certain publicly available information for the following seven selected transactions announced since January 2006, involving companies in the property and casualty insurance industry with transaction values in excess of approximately $300 million:

Date Announced	Acquiror	Target
06/11/07	D.E. Shaw & Company, LLC	James River Group Inc.
05/6/07	Liberty Mutual Holding Company Inc.	Ohio Casualty Corp.
03/2/07	Zurich Financial Services Group	Bristol West Holdings Inc.
01/05/07	QBE Insurance Group	Winterthur US Holdings Inc.
12/13/06	QBE Insurance Group	Praetorian Financial Group
12/5/06	Elara Holdings Inc.	Direct General Corp.
08/4/06	Delek Group Ltd	Republic Companies

For each of the selected transactions and for the merger, UBS calculated and compared the transaction value as a multiple of the next twelve months (“NTM”) earnings of the target company and the book value of the target company as of the end of the most recent quarter prior to the transaction date, based on publicly available financial and market information at the time of the relevant transaction. Multiples implied for the Company were calculated based on the $65.00 per share cash consideration, utilizing the book value of the Company as of June 30, 2007 and estimated NTM earnings based on both management forecasts and median IBES NTM earnings estimates. The following table presents the results of this analysis:

	Transaction Value as Multiple of NTM Earnings	Transaction Value as Multiple of Book Value
Selected Transactions
High	16.4	2.34
Mean	12.8	1.81
Median	13.8	1.74
Low	7.2	1.48
Midland—Merger Consideration $65.00 (I/B/E/S estimates)	16.7	2.17
Midland—Merger Consideration $65.00 (management forecasts)	13.6	2.17

Although none of the selected transactions nor the companies involved in them was directly comparable to the merger or the Company, the transactions were chosen because they involved property and casualty insurance companies with certain businesses, end markets or operations that, for purposes of analysis, could be considered similar to certain businesses, end markets or operations of the Company.

Discounted Cash Flow Analysis

UBS calculated a reference range of implied equity values per share for the Company by performing a discounted cash flow analysis of the Company’s insurance subsidiaries and then adding an estimate of the present value of the Company’s transport business based on its estimated 2007 earnings before interest, taxes, depreciation and amortization (“EBITDA”). For the discounted cash flow analysis for the insurance subsidiaries, UBS used operating forecasts for the Company’s insurance businesses for fiscal years 2007 through 2011 provided by the Company’s management to calculate estimated cash available for shareholder dividends through December 31, 2011. UBS also estimated a range of terminal values for the Company’s insurance subsidiaries as of December 31, 2011 by applying price-to-book multiples ranging from 1.50x to 1.80x to the Company’s projected GAAP book equity as of December 31, 2011. These estimated free cash flows and terminal values then were discounted to present value at October 16, 2007, using discount rates ranging from 11.0% to 13.0%. UBS also calculated an estimate of the present value of the Company’s transport business by applying a 7.0x multiple to the 2007 estimated EBITDA for that business provided by management. Based on these analyses, UBS arrived at a range of implied equity values per share for the Company of approximately $51 to $61, as compared to the per share cash consideration of $65.00.

UBS Compensation and Relationships

Under the terms of UBS’ engagement, the Company has agreed to pay UBS a fee for its services of up to approximately $14.5 million. A portion of such fee is payable in connection with UBS’ opinion and a significant portion of it is contingent upon consummation of the merger. In addition, the Company has agreed to reimburse UBS for its reasonable expenses, including fees, disbursements and other charges of counsel, and to indemnify UBS and related parties against liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagement. In the past, UBS and its affiliates have provided investment banking services to an affiliate of Munich-American unrelated to the proposed merger, for which UBS and its affiliates received compensation. UBS and its affiliates may, in the future, provide investment banking services to Munich-American and its affiliates, unrelated to the proposed merger, for which UBS and its affiliates may receive compensation. Munich-American and UBS are unable to estimate the amount of any such future fees at this time because no such future services have been determined or agreed to as of the date of this proxy statement. UBS and its affiliates did not provide any services to the Company in the past two years other than the services provided in connection with the merger. In the ordinary course of business, UBS, its successors and affiliates may hold or trade, for their own accounts and the accounts of their customers, securities of the Company and/or Munich Re Group and its affiliates and, accordingly, may at any time hold a long or short position in such securities. The special committee selected UBS as its financial advisor in connection with the merger because UBS is an internationally recognized investment banking firm with substantial experience in similar transactions. UBS is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.

Material U.S. Federal Income Tax Consequences

The following is a general discussion of certain material U.S. federal income tax consequences to “U.S. holders” (as defined below) of Company common shares of the receipt of cash in exchange for such shares pursuant to the merger. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable current and proposed United States Treasury Regulations promulgated thereunder (the “Treasury Regulations”), judicial authorities, and administrative rulings and practice, all as in effect as of the date of this proxy statement and all of which are subject to change, possibly on a retroactive basis.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company common shares that, for U.S. federal income tax purposes, is: (i) an individual citizen or resident of the United States; (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any State thereof or the District of Columbia; (iii) a trust (a) the administration of which is subject to the primary supervision of a court within the United States and for which one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) for which a valid election is in effect under applicable Treasury Regulations to be treated as a U.S. person; or (iv) an estate the income of which is subject to U.S. federal income tax regardless of its source.

Holders of Company common shares who are not U.S. holders may have different tax consequences from those described below and are urged to consult their own tax advisors regarding the tax treatment to them under U.S. and non-U.S. tax laws.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds Company common shares, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. A holder of Company common shares that is a partnership, and partners in such partnership, should consult their own tax advisors regarding the tax consequences of the receipt of cash in exchange for Company common shares pursuant to the merger.

This discussion assumes that a U.S. holder holds Company common shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a U.S. holder in light of the U.S. holder’s particular circumstances, or those U.S. holders subject to special treatment under the Code (including, without limitation, insurance companies, dealers or brokers in securities or currencies, traders in securities who elect to apply a mark-to-market method of accounting, tax-exempt organizations, financial institutions, mutual funds, U.S. expatriates and shareholders subject to the alternative minimum tax), U.S. holders who hold Company common shares as part of a “hedging,” “straddle,” “conversion” or other integrated transaction for U.S. federal income tax purposes, U.S. holders who acquired their Company common shares through the exercise of employee stock options or other compensation arrangements or U.S. holders who exercise statutory dissenters’ rights. In addition, this discussion does not address any aspect of foreign, state, local, estate or gift taxation that may be applicable to a U.S. holder. U.S. holders are urged to consult their own tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for Company common shares pursuant to the merger.

The receipt of cash in exchange for Company common shares pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes (and also may be a taxable transaction under applicable state, local and foreign income and other tax laws). In general, for U.S. federal income tax purposes, a U.S. holder will recognize capital gain or loss equal to the difference between the amount of cash received and the U.S. holder’s aggregate adjusted tax basis in the Company common shares converted to cash in the merger. Gain or loss will be calculated separately for each block of Company common shares (i.e., shares acquired at the same cost in a single transaction) converted to cash in the merger. If, at the effective time of the merger, the U.S. holder’s Company common shares were held for more than one year, the gain or loss will be long-term capital gain or loss, and any such long-term capital gain generally will be subject (in the case of U.S. holders who are individuals) to tax at a maximum U.S. federal income tax rate of 15%. If, however, at the effective time of the merger, the U.S. holder’s Company common shares were held for one year or less, the gain or loss will be short-term capital gain or loss. The deductibility of capital losses by U.S. holders is subject to limitations under the Code.

In general, dissenting U.S. holders who exercise their right to appraisal also will recognize gain or loss. Any U.S. holder considering exercising statutory dissenters’ rights should consult with such U.S. holder’s own tax advisor regarding the tax consequences thereof.

Under the U.S. federal income tax backup withholding rules, unless an exemption applies, the paying agent or Munich-American generally is required to and will withhold and remit to the United States Treasury 28% of all payments to which a Company shareholder or other payee is entitled pursuant to the merger, unless the Company shareholder or other payee (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact and otherwise complies with the applicable requirements of the backup withholding rules or (2) provides such shareholder’s correct taxpayer identification number (i.e., the shareholder’s social security number, in the case of an individual shareholder, or the shareholder’s employer identification number, in the case of other shareholders) and certifies, under penalties of perjury, that the number is correct (or properly certifies that the shareholder is awaiting a taxpayer identification number) and certifies that such shareholder is exempt from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. Each Company shareholder and, if applicable, each other payee should complete and sign the substitute Form W-9 that will be part of the letter of transmittal to be returned to the paying agent in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to the exchange agent. Company shareholders who are neither U.S. citizens nor U.S. resident aliens should complete, sign and submit a Form W-8BEN, “Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding.” Backup withholding is not an additional tax. Generally, any amounts withheld under the backup withholding rules described above will be refunded or credited against a Company shareholder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the United States Internal Revenue Service in a timely manner.

The discussion above of certain material U.S. federal income tax consequences is included for general information purposes only. Company shareholders are urged to consult their own tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for Company common shares pursuant to the merger.

Certain Effects of the Merger

If the merger agreement is adopted by the Company’s shareholders and certain other conditions to the closing of the merger are either satisfied or waived, Merger Sub will be merged with and into the Company. As a result of the merger, the separate corporate existence of Merger Sub will cease, and the Company will continue as the surviving entity.

Following the merger, all outstanding shares of the Company will be directly owned by Munich-American. When the merger is completed, each common share of the Company (other than common shares owned by the

Company and its subsidiaries or Munich-American and its subsidiaries and dissenting shares) issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive $65.00 in cash, without interest. At the effective time of the merger, the Company’s shareholders will cease to have ownership interests in the Company or rights as shareholders of the Company. Therefore, the current shareholders of the Company will not participate in any future earnings or growth of the Company and will not benefit from any appreciation in value of the Company.

The Company’s common shares are currently registered under the Exchange Act and are listed on the Nasdaq Global Select Market under the symbol “MLAN”. As a result of the merger, the Company’s common shares will cease to be listed on Nasdaq and there will be no public market for the Company’s common shares. In addition, the registration of the Company common shares under the Exchange Act will be terminated, and the Company will no longer be required to file periodic and other reports with the SEC.

The benefit of the merger to our shareholders is the right to receive $65.00 in cash, without interest, for each common share of the Company. This represents a premium of approximately 15.3% over the closing price of $56.38 per Company common share on October 15, 2007, the last trading day prior to the announcement of the merger. The principal detriments are that our shareholders will cease to participate in our future earnings and growth, if any, and that their receipt of payment for their shares generally will be a taxable transaction for federal income tax purposes. See “The Merger—Material U.S. Federal Income Tax Consequences.”

Effects on the Company and Our Shareholders If the Merger Is Not Completed

In the event that the merger agreement is not adopted by the Company’s shareholders or if the merger is not completed for any other reason, the Company’s shareholders will not receive any payment for their shares in connection with the merger. Instead, the Company will remain an independent public company, and the Company’s common shares will continue to be listed and traded on Nasdaq and registered under the Exchange Act. In that event, we expect that management will operate the business generally in a manner similar to that in which it is being operated today and that the Company’s shareholders will continue to be subject to the same general risks and opportunities as they currently are, including, among other things, those arising from economic and market conditions.

Finally, if the merger agreement is terminated under certain circumstances, the Company may be obligated to pay a $40 million termination fee to Munich-American or reimburse Munich-American for its out-of-pocket expenses. For a description of the circumstances obligating payment of the termination fee and expenses, see “The Merger Agreement—Termination Fee.”

Governmental and Regulatory Approvals

U.S. Antitrust Filing

Transactions such as the merger frequently are reviewed and scrutinized by the United States Department of Justice and the United States Federal Trade Commission to determine whether they comply with applicable antitrust laws. Under the provisions of the HSR Act, the merger may not be completed until the expiration of a 30-day waiting period following the filing of completed notification reports with the Department of Justice and the Federal Trade Commission by Munich-American and the Company, unless a request for additional information or documentary material is received from the Federal Trade Commission or the Department of Justice, or unless early termination of the waiting period is granted by the reviewing agencies. Munich-American and the Company filed notification reports with the Department of Justice and Federal Trade Commission under the HSR Act on November 20, 2007. The waiting period for the filing made pursuant to the HSR Act with respect to the merger expired at midnight, Eastern Standard Time, on December 20, 2007.

At any time before or after the merger, the Department of Justice or the Federal Trade Commission could take action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger or seeking divestiture of substantial assets of Munich-American or the Company or their subsidiaries. Private parties, foreign competition authorities, and state attorneys general also may bring an action under the antitrust laws under certain circumstances. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if a challenge is made, of the result.

Insurance Laws and Regulations

State insurance laws and regulations generally require that, prior to the acquisition of an insurance company domiciled or, in some cases, commercially domiciled in that jurisdiction, the acquiring company must obtain the approval of the insurance commissioner of that jurisdiction. Munich-American has made all necessary pre-acquisition filings with all appropriate insurance commissioners, including, but not necessarily limited to, those of Arizona, Arkansas, Ohio, Oklahoma, Missouri, Texas and Florida, the domiciliary states of the Company. The Company anticipates that all necessary insurance regulatory approvals will be received in time to allow for a closing in the second quarter of 2008.

In addition, the insurance laws and regulations of certain U.S. states require that, prior to an acquisition of an insurance company doing business in that state or licensed by that state (or the acquisition of its holding company), a notice filing disclosing certain market share data in the applicable jurisdiction must be made and an applicable waiting period must expire or be terminated. These notice filings have been made in the applicable jurisdictions. To the extent required, notification filings will also be made with certain foreign regulatory authorities in connection with the merger.

Although the Company and Munich-American do not expect these regulatory authorities to raise any significant concerns in connection with their review of the merger, there is no assurance that the Company and Munich-American will obtain all required regulatory approvals, or that those approvals will not include terms, conditions or restrictions that may have an adverse effect on the Company or Munich-American and which may cause either the Company or Munich-American to abandon the merger.

Other than the filings described above, neither the Company nor Munich-American is aware of any regulatory approvals required to be obtained, or waiting periods to expire, to complete the merger. If the parties discover that other approvals or waiting periods are necessary, they will seek to obtain or comply with them. If any additional approval or action is needed, however, the Company or Munich-American may not be able to obtain it, as is the case with respect to the other necessary approvals. Even if the Company or Munich-American obtain all necessary approvals, and the merger agreement is adopted by the Company’s shareholders, conditions may be placed on any such approval that could cause either the Company or Munich-American to abandon the merger.

Interests of Our Directors and Executive Officers in the Merger

Our directors and executive officers may be deemed to have financial interests in the merger that are in addition to, or different from, their interests as shareholders of the Company. Our Board of Directors and the special committee were aware of these interests and considered them, among other matters, in approving the merger and the merger agreement.

Company Stock Options

Under the terms of the merger agreement, each stock option held by our employees (including our executive officers) and directors that was issued under a Company stock plan and is outstanding immediately prior to the effective time of the merger, whether vested or unvested, will be cancelled and converted into the right to receive a cash amount equal to (i) the number of common shares underlying the unexercised stock option, multiplied by (ii) the excess, if any, of $65.00 over the exercise price per common share, less any required withholding taxes.

The following table identifies, for our current directors and executive officers, the aggregate number of common shares subject to outstanding vested and unvested stock options held as of February 22, 2008, the aggregate number of common shares subject to outstanding unvested stock options that will become fully vested in connection with the merger, and the cash-out value of such unvested options and the aggregate cash-out value of vested and unvested stock options.

Name	Aggregate Shares Subject to Options	Number of Shares Underlying Unvested Options	Aggregate Cash-Out Value of Unvested Options(1)	Aggregate Cash-Out Value of Vested and Unvested Options(2)
Joseph P. Hayden III	181,540	34,136	$618,997	$4,827,648
John W. Hayden	181,540	34,136	$618,997	$4,827,648
John I. Von Lehman	33,180	12,478	$231,352	$710,825
Paul T. Brizzolara	43,625	5,070	$107,529	$1,227,410
W. Todd Gray	19,680	4,764	$80,754	$495,998
Paul F. Gelter	26,335	7,896	$145,416	$603,215
All Outside Directors as a Group	245,800	-0-	$-0-	$6,952,658
(1)

This column represents the intrinsic value of all unvested options that will become fully vested and cashed-out in connection with the merger, which is calculated for each individual by multiplying the number of common shares underlying unvested options by the positive difference, if any, between $65.00 and the exercise price of the unvested options, less any required withholding taxes.

(2)

This column represents the intrinsic value of all options to be cancelled and cashed-out in connection with the merger, which is calculated for each individual by multiplying the aggregate number of common shares subject to options by the positive difference, if any, between $65.00 and the exercise price of all such options, less any required withholding taxes.

Performance-Based Awards

Key employees (including our executive officers) hold stock-based performance awards granted pursuant to the Company’s incentive plans. At the effective time, the right to receive shares of common stock in respect of outstanding performance-based awards under the incentive plans, whether or not vested, shall be cancelled and shall entitle the holder of such performance-based award to receive, as soon as reasonably practicable after the effective time of the merger (but in any event no later than three business days after such effective time), a cash payment from Munich-American or the Company equal to (i) the number of shares issuable pursuant to the performance-based award calculated at 100% of the “target level” for 2008 and 2009, multiplied by (ii) $65.00, less any required withholding taxes.

The following table shows, for each of our executive officers, the estimated cash-out value of all stock-based performance awards held by such executive officer as of February 22, 2008, assuming an April 1, 2008 close:

Name	Aggregate Cash-Out Value of All Performance Awards (at an April 1, 2008 Closing)(1)
Joseph P. Hayden III	$825,955
John W. Hayden	$825,955
John I. Von Lehman	$291,213
Paul T. Brizzolara	$103,670
W. Todd Gray	$118,784
Paul F. Gelter	$184,988

(1)	The calculation assumes performance 100% of the “target level” for 2008 and 2009 multiplied by $65.00, less any required withholding taxes.

Director Share Equivalents

Immediately prior to the effective time of the merger, the Company shall make additional contributions to the account of each non-employee director under the Company’s Non-Employee Director Deferred Compensation Plan. At the effective time of the merger, and after giving effect to the preceding sentence, the director share equivalents contained in each non-employee director’s deferred compensation account under the plan shall as of the effective time of the merger entitle the beneficiary to receive, as soon as reasonably practicable after the effective time of the merger (but in any event no later than three business days after the effective time of the merger), an amount in cash equal to (i) the total number of director share equivalents, multiplied by (ii) $65.00, less any required withholding taxes.

The following table shows, for each of our participating directors, the estimated cash-out value of all director share equivalents.

Name	Estimated Cash-Out Value
James E. Bushman	$502,836
James H. Carey	$413,638
Jerry A. Grundhofer	$835,877
William J. Keating, Jr	$638,381
Richard M. Norman	$81,685
David B. O’Maley	$450,028
John M. O’Mara	$1,045,278
René J. Robichaud	$176,188

Insurance and Indemnification

In the merger agreement, Munich-American and the Company agreed that the surviving corporation’s organizational documents shall contain provisions no less favorable with respect to exculpation from liabilities and indemnification of the present and former directors, officers, employees and agents of the Company than are currently provided in the Company’s organizational documents, and that they shall not be amended, repealed or otherwise modified in a manner that would adversely affect these rights until the expiration of the statutes of limitations applicable to such matters or unless amendment, modification or repeal is required by applicable laws.

Munich-American and the Company also agreed that from and after the effective time Munich-American shall indemnify and hold harmless, to the fullest extent permitted by law, all past and present directors, officers, employees and agents of the Company and its subsidiaries against all claims, losses, liabilities, damages, judgments, inquiries, fines, amounts paid in settlement and reasonable fees, costs and expenses, including reasonable attorneys’ fees and disbursements, incurred in connection with any proceeding, arising out of, pertaining to or in connection with the fact that the such party is or was an officer, director, employee, fiduciary or agent of the Company or any of its subsidiaries, or of another entity if such service was at the request of the Company, whether asserted or claimed prior to, at or after the effective time of the merger, to the fullest extent permitted under applicable law.

The Company shall purchase, and Munich-American shall cause the surviving corporation to maintain, tail policies to the current directors’ and officers’ liability insurance policies maintained on the date of the merger agreement by the Company and with respect to the directors and officers who are currently covered by the Company’s directors’ and officers’ liability insurance policies, which tail policies (i) shall not have a premium in excess of 300% of the annual premium most recently paid by the Company prior to the date of the merger agreement to maintain the existing policies, (ii) shall be effective for a period of at least six years from and after the effective time of the merger with respect to claims arising from facts or events that existed or occurred prior to such effective time, and (iii) shall contain coverage that is at least as protective to such directors and officers as the coverage provided by such existing policies; provided, however, that, if equivalent coverage cannot be obtained or can be obtained only by paying an aggregate premium in excess of 300% of such amount, the Company shall only be required to obtain (and the surviving corporation shall only be required to maintain) as much coverage as can be obtained by paying an aggregate premium equal to 300% of such amount.

Change in Control and Other Agreements

In order to provide incentives to a number of employees of Midland to provide services to it in connection with the Company’s consideration and consummation of a strategic transaction, including the proposed merger with Munich- American, Midland arranged for certain payments and benefits to be received by such employees. These arrangements included severance, retention or change in control agreements, stay agreements and retention plans. Many of these agreements were entered into with employees of the Company who are not executive officers or directors. In addition, certain of the Company’s executive officers are parties to change in control agreements. Under the terms of our Employee Retention Agreements (each a “Retention Agreement”), an executive officer is eligible to receive the following severance payments and benefits if his employment with the Company and its subsidiaries is terminated for any reason other than death, disability or cause, or for good reason, the executive officer resigns. Presently, agreements for Joseph P. Hayden III and John W. Hayden remain in effect. The terms of these agreements provide for the following (“CIC payments”):

•	A lump sum payment in an amount equal to three times the executive officer’s then current annual salary and targeted annual bonus paid or payable;

•	The continuation of health, medical, dental, long-term disability and life benefits for three years after the termination of employment;

•	Outplacement services or a lump sum payment of $25,000;

•

An amount equal to the value of three additional calendar years of Company contributions to the Company’s Qualified and Nonqualified Self-Directed Retirement and Qualified and Nonqualified Savings Plans;

•	A 280G excise tax gross-up, if applicable; and

•	The immediate vesting of any outstanding stock options and performance shares granted to such executive officer.

Joseph P. Hayden III signed a term sheet for the benefit of Merger Sub for an Incentive Agreement effective October 16, 2007 pursuant to which he is entitled to a prorated portion of his 2007 base salary, which is $595,000, and is eligible for a prorated bonus based on his 2007 bonus, which is $505,750 at 100% target, while he remains employed during the period beginning on the date of closing and continuing for up to nine months thereafter. Under the term sheet, he would also have been paid an additional lump-sum bonus of $505,750 if the closing of the sale of our transport business had occurred on or before December 31, 2007, but the closing did not occur within that time period. Under the agreement, Munich-American will make a €250,000 contribution to a 501(c)(3) charitable organization in Cincinnati, Ohio on behalf of Mr. Hayden upon the closing of the sale of our transport business. If the closing of the sale of the transport business occurs before the closing of the merger, Munich-American will make an additional €250,000 contribution to the same Cincinnati-area charity on behalf of Mr. Hayden. Such charitable donations shall be made by Munich-American only if Mr. Hayden is employed by the Company at the time of the closing of the sale of the transport business. The identities of the recipients of the charitable donations have not been determined prior to the date of this proxy statement. In addition, if the net pre-tax proceeds from the sale of our transport business exceed a specified amount, Mr. Hayden will be paid a lump sum equal to 1.5% of such excess if he is employed with the Company on the date such sale closes. Mr. Hayden’s Incentive Agreement does not affect his rights to receive payments pursuant to his Retention Agreement with the Company upon the earlier to occur of (a) the closing of the sale of the Company’s transport business and (b) the date that is nine months following the closing of the merger. Pursuant to his Retention Agreement, upon the occurrence of a change in control and a qualifying termination (as defined in the Retention Agreement), Mr. Hayden shall be entitled to receive the CIC payments described above. In addition, the Retention Agreement entitles Mr. Hayden to receive a lump sum cash payment of any unpaid base salary, a lump sum equal to a pro-rata portion of his annual bonus amount based on the target amount but regardless of actual performance, a lump sum cash payment equal to any accrued but not taken vacation and any payments or benefits which employees of the Company are entitled to receive under the Company’s plans, programs and policies in effect at the time of the qualifying termination.

John W. Hayden signed a term sheet for the benefit of Merger Sub for a Post-Merger Employment Agreement, which provides for a three-year initial term of employment following the closing of the merger which may be extended for an additional two years at the Company’s option. Under the agreement he is entitled to receive a base salary not less than Mr. Hayden’s base salary at the time of closing of the merger, an annual and long-term bonus, both in amounts to be determined (but not be less than the economic equivalent of current levels). John Hayden’s Post-Merger Employment Agreement provides for a retention bonus amount of $7,500,000, to be paid as a lump sum on the 3rd anniversary of the date of closing (or on a prorated basis if he terminates employment due to death or disability), and a severance payment equal to the lump-sum retention bonus if terminated by the Company other than for cause or disability or if he terminates employment for good reason prior to the 3rd anniversary of the date of closing. Upon the consummation of the merger and the execution of the Post-Merger Employment Agreement, Mr. Hayden’s rights under his prior agreements with the Company relating to severance, retention or stay benefits, including under his Retention Agreement with the Company, will be waived and terminated.

Effective May 7, 2007, the Employee Retention Agreements for John I. Von Lehman and Paul T. Brizzolara were terminated in connection with Mr. Brizzolara’s transition into serving the Company in a non-executive capacity and Mr. Von Lehman’s recently announced retirement.

Effective October 16, 2007, Messrs. Von Lehman and Brizzolara each entered into certain Stay Agreements with the Company. Under these agreements both Messrs. Von Lehman and Brizzolara agreed to continue their employment with the Company in return for a lump sum payment of $562,500 and $421,500, respectively, to be paid upon the closing of the merger, or if the closing does not occur prior to July 19, 2008, then on that date. If either Mr. Von Lehman or Mr. Brizzolara are terminated without cause prior to July 19, 2008, then that executive will be entitled to the lump sum payment at that time.

Other senior managers were parties to an Employee Retention Plan, under which they would have received payments of approximately 1.5 times their current compensation in the event of a change in control. While W. Todd Gray and Paul F. Gelter were both parties to that plan, the Board terminated that plan effective October 25, 2007.

Messrs. Gray and Gelter each signed a term sheet for the benefit of Merger Sub for a Post-Merger Employment Agreement, which provides for a three-year term of employment following the closing of the merger. Under the agreements, each will receive a base salary, an annual and long term bonus, a retention bonus to be paid in four equal, annual installments beginning on the date of closing, and a severance payment equal to 1.5 times the sum of their then annual base salary and target annual bonus if terminated by the Company other than for cause or if the executive terminates employment for good reason.

None of the above-referenced Post-Merger Employment Agreements become effective until the effective date of the merger. The Incentive Agreement with Joseph P. Hayden III became effective upon execution of the merger agreement.

In addition, as a result of the change in control, the timing of the payments under the Company’s Nonqualified Self-Directed Retirement Plan, Nonqualified Savings Plan and Supplemental Retirement Plan will be accelerated and paid at the time of the change in control or within a certain period of time thereafter. John W. Hayden, Joseph P. Hayden III, W. Todd Gray, John I. Von Lehman and Paul F. Gelter are participants in these plans and expect to receive payments in the aggregate in approximate amounts of $1,721,317, $2,409,456, $273,836, $535,457 and $344,458, respectively.

Dissenters’ Rights

The following is a summary of the steps that you must take if you wish to exercise dissenters’ rights with respect to the merger. This description is not complete. You should read Section 1701.85 of the ORC for a more complete discussion of the procedures. That section is attached as Appendix D to this document. If you fail to take any one of the required steps, your dissenters’ rights may be terminated under Ohio law. If you are considering dissenting, you should consult your own legal advisor.

To exercise dissenters’ rights, you must satisfy five conditions:

•	you must be a Company shareholder of record as of February 22, 2008;

•	you must not vote your Company common shares in favor of the merger;

•	you must deliver a written demand for the fair cash value of the dissenting shares within 10 days of the date on which the vote is taken;

•

if the Company requests, you must send your stock certificates to the Company within 15 days of the request so that a legend may be added stating that a demand for fair cash value of such shares has been made; and

•	if you do not reach an agreement as to the fair cash value of your shares with the Company, you must timely file a complaint in court for determination of the fair cash value.

All demands should be sent to The Midland Company, 7000 Midland Boulevard, Amelia, Ohio 45102, Attention: Michael L. Flowers, Secretary.

“Fair cash value” is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay. Fair cash value is determined as of the day before the special meeting, excluding any appreciation or depreciation in market value of your shares resulting from the merger. The fair cash value of your shares may be higher, the same as, or lower than the market value of the Company common shares on the date of the merger. In no event will the fair cash value be in excess of the amounts specified in the dissenting shareholder’s demand.

The following is a more detailed description of the conditions you must satisfy to perfect your dissenters’ rights:

•

You must be the record holder of the dissenting shares as of February 22, 2008. If you have a beneficial interest in the Company common shares that are held of record in the name of another person, you must cause the shareholder of record to follow the required procedures.

•	You must not vote in favor of the merger agreement. This requirement is satisfied if:

•	you submit a properly executed proxy with instructions to vote “AGAINST” the adoption of the merger agreement or to “ABSTAIN” from the vote; or

•	you do not return a proxy or you revoke a proxy and you do not cast a vote at the special meeting in favor of the adoption of the merger agreement.

If you vote in favor of the adoption of the merger agreement, you will lose your dissenters’ rights. If you sign a proxy and return it but do not indicate a voting preference on the proxy, the proxy will be voted in favor of the adoption of the merger agreement and will constitute a waiver of dissenters’ rights.

•

You must file a written demand with the Company on or before the 10th day after the day on which the Company shareholders adopted the merger agreement. The Company will not inform you of the commencement or expiration of the 10-day period. The written demand must include your name and address, the number of dissenting shares and the amount you claim as the fair cash value of those shares. Voting against the adoption of the merger agreement does not constitute a written demand as required under Ohio law.

•

If the Company requests, you must submit your certificates for dissenting shares to the Company within 15 days after it sends its request so that a legend may be placed on the certificates, indicating that demand for cash value was made. The certificates will be returned to you by the Company. The Company intends to make this request to dissenting shareholders.

•

You must file a petition with the court if you do not reach an agreement with the Company as to the fair cash value of your shares. You must file the petition with the Court of Common Pleas of Clermont County, Ohio, for a determination of the fair cash value of the dissenting shares within three months after service of your demand to the Company for fair cash value. The court will determine the fair cash value per share. The costs of the proceeding, including reasonable compensation to appraisers, will be assessed as the court considers equitable.

Your right to receive the fair cash value of your dissenting shares will terminate if:

•	the merger does not become effective;

•	you fail to make a timely written demand on the Company;

•	you do not, upon request of the Company, surrender your share certificates in a timely manner;

•	you withdraw your demand, with the consent of the Company; or

•	the Company and you have not come to an agreement as to the fair cash value of the dissenting shares and you have not timely filed a complaint with the court.

All rights accruing from Company common shares, including voting and dividend and distribution rights, are suspended from the time a dissenting shareholder makes a demand for appraisal with respect to such shares until the termination or satisfaction of the rights and obligations of the dissenting shareholder and the Company arising from such demand. During this period of suspension, any dividend or distribution paid on the common shares will be paid to the record owner as a credit upon the fair cash value thereof. If a shareholder’s dissenters’ rights are terminated other than by purchase by the Company of the dissenting shareholder’s common shares, then at the time of termination all rights will be restored and all distributions that would have been made, but for suspension, will be made.

LITIGATION RELATING TO THE MERGER

The Company’s directors and Munich-American have been named as defendants in a purported class action on behalf of the public shareholders of the Company challenging the proposed merger. On or about December 7, 2007, plaintiff filed the First Amended Class Action Complaint, which is pending in the Court of Common Pleas, Clermont County, Ohio, General Division captioned Superior Partners v. Bushman et al., Case No. 2007CVH2224. Among other things, plaintiff alleges that the director defendants have breached their fiduciary duties to the Company’s shareholders in pursuing the proposed merger, including by acting to cause or facilitate the proposed transaction through a materially deficient proxy statement; and that the filing of such proxy caused the SEC to publicize a proxy statement in connection with the proposed transaction which failed to disclose certain material information which a reasonable shareholder would find material in determining whether to vote for the proposed merger; plaintiff also asserts a claim against Munich-American for aiding and abetting the directors’ alleged breach of fiduciary duties. Plaintiff seeks, among other things, declaratory relief in connection with such claim and the proposed transaction and unspecified damages.

THE MERGER AGREEMENT

The following summary describes the material provisions of the merger agreement, and is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Appendix A to this proxy statement. The provisions of the merger agreement are extensive and not easily summarized. Accordingly, this summary may not contain all of the information about the merger agreement that is important to you. The merger agreement is incorporated by reference in this proxy statement. We encourage you to read the merger agreement carefully and in its entirety for a more complete understanding of the terms of the merger.

Additional information about Munich-American and the Company may be found elsewhere in this proxy statement and in the other public filings that the Company makes with the SEC. See “Where You Can Find More Information” beginning on page 65.

The merger agreement contains representations and warranties that the parties to the merger agreement made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are subject, in some cases, to specified exceptions, qualifications, limitations and supplemental information, including knowledge qualifiers and contractual standards of materiality, such as materiality qualifiers and the occurrence of a material adverse effect, that are different from those generally applicable under federal securities law, as well as detailed information set forth in disclosure schedules provided in connection with signing the merger agreement. While the Company does not believe that the disclosure schedules contain non-public information that the securities laws require to be publicly disclosed, our disclosure schedule does contain detailed information that modifies, qualifies and creates exceptions to our representations and warranties set forth in the merger agreement. In addition, some representations and warranties may have been included in the merger agreement for the purpose of allocating risk between the Company and Munich-American rather than to establish matters as facts. The merger agreement is described in this proxy statement, and included as Appendix A hereto, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding the Company or the business. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were only made as of the date of the merger agreement or a prior, specified date, (ii) in some cases they are subject to knowledge, materiality and material adverse effect qualifiers, and (iii) they are modified in important part by detailed information included in the disclosure schedules. Finally, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Structure of the Merger

Under the merger agreement, Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity. The officers of the Company immediately prior to the merger will remain as the initial officers of the surviving entity after the effective time of the merger. The directors of Merger Sub immediately prior to the merger will be the initial directors of the Company after the effective time. The effective time of the merger is sometimes referred to in this proxy statement as the effective time.

The articles of incorporation and code of regulations of Merger Sub in effect immediately prior to the effective time shall be the articles of incorporation and code of regulations of the surviving corporation until thereafter amended as provided therein or by applicable law.

Closing of the Merger

The closing of the merger will take place on the third business day following the satisfaction or waiver of the conditions to closing set forth in the merger agreement (other than those conditions that by their terms are to be satisfied at closing, but subject to the satisfaction or waiver of those conditions at such time) or at such other time as the parties may agree. The parties will file a certificate of merger with the Secretary of State of the State of Ohio on the closing date of the merger. The merger will become effective when the certificate of merger is filed or at such later time as we and Munich-American may agree upon and specify in the certificate of merger. Subject to the receipt of all necessary regulatory approvals, we currently anticipate the closing will occur in the second quarter of 2008.

Merger Consideration and Conversion of the Company Common Shares

At the effective time of the merger, each common share of the Company issued and outstanding immediately prior to the effective time (other than common shares owned by the Company and its subsidiaries and Munich-American and its subsidiaries and dissenting shares) will be converted into the right to receive $65.00 in cash.

Treatment of Company Equity Awards

At the effective time of the merger, the awards discussed below will be converted into the right to receive cash in the manner and amounts described. In each case, applicable taxes will be withheld from the total payment.

Options

Each outstanding stock option to purchase Company common shares that was issued under a Company stock plan, whether or not vested, will be cancelled and converted into the right to receive a cash payment in an amount equal to the product of (i) the number of common shares underlying the unexercised stock option, (ii) multiplied by the excess, if any, of $65.00 over the per share exercise price of such option.

Restricted Shares

Immediately before the effective time, the Company will waive all restrictions and vesting conditions applicable to restricted stock granted by the Company under its equity incentive plans. At the effective time, each such share will be converted into the right to receive $65.00 in cash.

Director Share Equivalents

Share equivalents held in the non-employee directors’ deferred compensation plan that are outstanding and have not been converted into cash prior to the effective time will be cancelled and converted into the right to receive an amount in cash equal to (i) the total number of such director share equivalents, multiplied by (ii) $65.00.

Performance Based Awards

Each right to receive common shares of the Company granted under the Company’s long-term incentive plans will be cancelled and converted into the right to receive a cash payment in an amount equal to (i) the number of shares issuable pursuant to the performance-based award calculated at 100% of the “target level” for 2008 and 2009, multiplied by (ii) $65.00.

See “Interests of Our Directors and Executive Officers in the Merger” starting on page 39 of this proxy statement.

Exchange of Share Certificates

Prior to the closing of the merger, Munich-American will engage a paying agent to handle the exchange of the Company share certificates for cash. Promptly following the effective time, the paying agent will send a letter of transmittal and instructions to each former Company shareholder explaining the procedure for surrendering Company share certificates for the applicable cash payment.

Shareholders should not return their stock certificates with the enclosed proxy card, and they should not forward their stock certificates to the paying agent without a letter of transmittal.

After the effective time, each certificate that previously represented Company shares will only represent the right to receive payment in the amount that the holder is entitled to receive pursuant to the merger agreement, less any required withholdings under tax or other applicable laws. After the effective time, there will be no further registration of transfers of the Company’s shares.

No consideration will be paid to a holder of Company shares until the holder’s shares are surrendered to the paying agent, together with a duly completed and validly executed letter of transmittal and any other documents as the paying agent may reasonably require. No interest will be paid or will accrue on the cash payable upon surrender of any certificate. The consideration may be paid to a person other than the person in whose name the corresponding certificate is registered if the certificate is properly endorsed or is otherwise in the proper form for transfer and is accompanied by reasonable evidence that any applicable stock transfer taxes have been paid, are not applicable or will be paid by such transferee. Shareholders no longer in possession of their share certificates because they have been lost, stolen or destroyed may, in exchange for the merger consideration, deliver an affidavit and, if required, place a bond or provide customary indemnitees against potential claims with respect to the missing certificates in a reasonable amount, as Munich-American, the paying agent or the surviving entity in the merger, may direct.

None of Munich-American, the Company, Merger Sub, the surviving entity or the paying agent will be liable to any shareholder for any amounts delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws. All funds held by the paying agent for payment to the holders of shares that are not disbursed nine months after the effective time of the merger will be delivered to Munich-American. Thereafter, each holder of a certificate formerly representing Company shares entitled to the merger consideration who has not received the merger consideration must look only to Munich-American for payment of the merger consideration that may be payable upon due surrender of the certificates held by them, without interest. Any merger consideration remaining unclaimed five years after the effective time of the merger shall, to the extent permitted by applicable law, become the property of the surviving entity free and clear of any claims or interest of any person previously entitled thereto.

Representations and Warranties

The merger agreement contains representations and warranties made by the Company relating to, among other things, the following:

•	due incorporation, good standing, qualification and corporate power, organizational documents and authorizations, licenses and permits to conduct its business;

•

corporate authority to enter into and perform under the merger agreement, enforceability of the merger agreement, approval and recommendation to the shareholders of the merger agreement by the Company’s Board of Directors and the vote required for shareholder approval;

•	required governmental filings or consents;

•	absence of conflicts of the merger agreement and the transactions contemplated thereby with organizational documents, material contracts, permits or applicable law;

•	capitalization and outstanding equity-based awards;

•	due organization, good standing and qualification and ownership and capitalization of subsidiaries;

•	conduct of insurance operations through, and insurance licenses and authorizations of, subsidiaries;

•	filings with the SEC and disclosure controls and procedures;

•	financial statements;

•	statutory statements of subsidiaries filed with insurance regulators;

•	accuracy of information contained in this proxy statement and compliance with SEC regulations;

•	absence of certain changes or events and conduct of business since December 31, 2006;

•	absence of undisclosed material liabilities;

•	compliance with applicable laws, including insurance laws;

•	absence of material litigation;

•	conduct of and matters related to insurance agents and producers of the Company and its subsidiaries, reinsurance matters and actuarial analyses;

•	material claims and assessments and reserves;

•	title to real property owned by the Company and its subsidiaries and leases and subleases for real property;

•	receipt of the fairness opinion from UBS;

•	tax matters, including payment of taxes and filing of returns;

•	employee benefit plan matters, post-employment compensation and deferred compensation matters;

•	employee and labor matters;

•	environmental laws and regulations;

•	intellectual property rights;

•	material contracts;

•	inapplicability to the merger of anti-takeover laws;

•	finders’ fees due in connection with the merger; and

•	certifications, ownership and good title, related to vessels owned by the Company and the operation of the Company’s transport business.

The representations and warranties of Munich-American and Merger Sub are more limited and relate to, among other things, the following:

•	due incorporation, good standing, qualification and corporate power, organizational documents and authorizations and licenses and permits to conduct business;

•

corporate authority to enter into and perform under the merger agreement, enforceability of the merger agreement and approval of the merger agreement by the Boards of directors of Munich-American and Merger Sub;

•	required governmental filings or consents;

•	absence of material litigation;

•	absence of conflicts of the merger agreement and the transactions contemplated thereby with organizational documents, material contracts, permits or applicable law;

•	capitalization, and ownership and operations, of Merger Sub;

•	accuracy of information supplied by Munich-American or Merger Sub for inclusion in this proxy statement;

•	finders’ fees due in connection with the merger;

•	availability of funds to make all required payments in connection with the merger;

•	absence of status as an interested shareholder under Ohio law; and

•	no operation of any vessels for hire.

Certain of the representations and warranties of the Company and of Munich-American and Merger Sub are qualified as to “materiality,” “material adverse effect” or, with respect to the Company only, “Company Material Adverse Effect.” For purposes of the merger agreement, “Company Material Adverse Effect” means any material adverse effect on (i) the business, assets, liabilities, financial condition, or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) the ability of the Company, on or before the outside date, to perform its obligations under the merger agreement that are required to be performed on or before the outside date or to consummate the transactions contemplated by the merger agreement to be consummated on or before the outside date; provided, however, that, in the case of clause (i) only, changes, effects, events or occurrences shall not be deemed to constitute or contribute to a Company Material Adverse Effect to the extent resulting from (1) changes in general economic, political or financial market conditions or changes that are results of acts of war, armed hostilities or terrorism; (2) the announcement or pendency of the merger agreement or the transactions contemplated by the merger agreement; (3) change in applicable laws or regulations or applicable accounting principles; (4) changes that are a result of factors generally affecting the insurance and insurance services industries or the admiralty shipping industries in the geographic areas in which the Company and its subsidiaries operate; (5) compliance with the terms of, or the taking of any action required by the merger agreement, or the failure to take any action prohibited by the merger agreement; (6) effects of natural disasters on the insurance business of the Company and its subsidiaries; (7) changes in trading price of the Company common shares or the failure to meet financial forecasts or estimates (whether internal or published analyst estimates), in and of themselves (provided that the underlying cause of any such change or failure shall not be excluded from the determination of a Company Material Adverse Effect by virtue of this clause (7)); or (8) any litigation arising from allegations of a breach of fiduciary duty or allegations of other violations of applicable laws relating to the merger agreement or the transactions contemplated thereby; and provided, further that notwithstanding the foregoing, any matter described in clauses (1), (3) and (4) above shall not be excluded from the determination of a Company Material Adverse Effect to the extent that such matter disproportionately affects the Company or its subsidiaries as compared to other persons engaged in the insurance and insurance services industries or the admiralty shipping industries, as appropriate, in the geographic areas in which the Company and its subsidiaries operate or in similar geographic areas.

The “outside date” under the merger agreement is July 31, 2008, subject to extension to October 31, 2008, or 30 calendar days thereafter, in certain circumstances.

The representations and warranties in the merger agreement do not survive the closing of the merger.

Covenants Relating to Conduct of Business

The Company has agreed to covenants in the merger agreement that affect the conduct of its business between the date the merger agreement was signed and the effective time of the merger. Prior to the effective time, subject to specified exceptions, the Company and each of its subsidiaries are required to conduct business in the ordinary course and consistent with past practices, use reasonable best efforts to preserve their business organization and goodwill and relationships with customers, agents, and others having business dealings with them, and to keep available the services of their officers and employees. In addition, absent the written consent of Munich-American and subject to specified exceptions, the Company will not, and will not permit any of its subsidiaries to (or agree to) among other things:

•	amend or otherwise change the Company’s organizational documents;

•

issue, deliver, sell, pledge, dispose of or encumber any Company securities or subsidiary securities or other rights of any kind to acquire or receive any Company securities or subsidiary securities except in connection with certain employee benefit plans;

•

declare any dividend, except for regular quarterly dividends (with the per share amount per fiscal quarter not to exceed the amount paid by the Company in respect to shares of Company common shares for the last fiscal quarter ended immediately prior the date of the merger agreement) in accordance with the Company’s past dividend policy and dividends to the Company (or a wholly owned subsidiary of the Company) from wholly owned subsidiaries;

•

adjust, recapitalize, reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any securities in respect of its capital stock or other equity interests of the Company or any of its subsidiaries (other than the acquisition of shares tendered by directors, officers, employees or former employees in connection with a cashless exercise of Company options or in order to pay taxes in connection with the exercise thereof);

•

sell, lease, license, subject to a lien, other than a permitted lien, encumber or otherwise surrender, relinquish or dispose of any real property or any assets, product lines or businesses of the Company or its subsidiaries, tangible or intangible (including capital stock or other equity interests of a subsidiary of the Company), with certain, narrow exceptions;

•

acquire by merger, consolidation, reinsurance, stock or asset purchase or otherwise in one transaction or any series of related transactions any person or any interest therein or business thereof, except for acquisitions of marketable securities pursuant to its investment policy as currently in effect;

•	liquidate, dissolve or wind-up its business or organize any new subsidiary, or enter into any partnership, joint venture or similar business arrangement;

•	enter into, amend, renew, terminate, or grant any release or relinquishment of any rights under, any material contract;

•

make any loans, advances or capital contributions to, or investments in, or receive any capital contributions from, any other person, other than (A) by the Company or any of its subsidiaries to or in the Company or any of its subsidiaries and (B) ordinary course investment portfolio transactions in accordance with the Company’s investment guidelines in effect on the date of the merger agreement;

•

create, incur, guarantee or assume any new indebtedness for borrowed money in excess of $500,000 or assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any Person, or issue any debt securities other than short-term borrowings in the ordinary course of business consistent with past practice, or in relation to indebtedness of any of the Company’s subsidiaries or certain replacements or refinancings not to exceed the amount replaced or refinanced;

•	make or commit to make any capital expenditure in excess of $1,000,000 in the aggregate during any 12 month period other than in the ordinary course of business consistent with past practice;

•	cancel any debts, except for cancellations made in the ordinary course of business consistent with past practice;

•

enter into any new, or materially amend, terminate or renew any existing, employment, severance, change of control, indemnification, termination, retention, consulting or salary continuation agreements or arrangements with or for the benefit of any present or former officers, directors or employees, or grant any material increases in the compensation, perquisites or benefits to officers, directors or employees other than as permitted in the merger agreement;

•

accelerate the vesting or payment of the compensation or benefits to any current or former directors, officers, employees, consultants or service providers, or otherwise pay any amounts not due to any such individual under applicable laws or the terms of any Company plan, with certain, narrow exceptions or fund any Company plan or trust not required to be funded;

•

establish, adopt, enter into, amend in any material respect (other than as required by applicable law) or terminate any Company plan (including any employment, severance, consulting or other individual agreement) or adopt or enter into any other employee benefit plan or arrangement that would be considered a Company plan if it were in existence on the date of the merger agreement;

•

make any material change with respect to actuarial, underwriting, hedging, asset/liability matching, investing, pricing, tax, marketing, claims management, reserving, reinsurance or accounting methods, principles, practices or policies except to conform to changes in laws, statutory or regulatory accounting rules;

•

make or amend any material tax election or tax returns, take any position on or make any election with respect to any tax return filed on or after the date of the merger agreement that is materially inconsistent with those previously taken or made, enter into or make any election with respect to any settlement, compromise, or closing agreement relating to any material tax liability or audit, or surrender any right to a material tax refund credit, offset, or reduction;

•

compromise, settle or agree to enter into any settlement, consent decree or other agreement or arrangement with any third party relating to any regulatory proceeding or litigation commenced by or against the Company in any court (other than litigation in the ordinary course in connection with disputed claims under insurance policies), other than compromises, settlements or agreements in the ordinary course of business consistent with past practice that do not exceed 120% of the existing accrual or reserve established by the Company in respect of such matters;

•

fail to keep in force bonds or insurance policies or replacement or revised provisions providing insurance coverage with respect to the assets, operations and activities of the Company as are currently in effect;

•	dispose of, permit to lapse, waive, release or assign any rights, or settle any material claims, with respect to any of its material intellectual property;

•	enter into any lease of any real property, except any renewals or replacements of existing leases in the ordinary course of business consistent with past practice;

•	waive the benefits of, agree to modify in any manner, terminate, release any person from or fail to enforce any confidentiality, standstill or similar contract;

•	compromise or settle any insurance claim other than in the ordinary course of business consistent with past practice;

•	take any action to forfeit, abandon, modify, waive, terminate or otherwise change any of its material insurance licenses or other material permits except to comply with applicable laws;

•

other than in the ordinary course of business consistent with past practice, issue, reinsure or sell new kinds of policies, or amend existing kinds of policies, except to comply with applicable law; or

•	amend any material reinsurance or coinsurance contract, whether as reinsurer or reinsured, in each case other than in the ordinary course of business consistent with past practice.

Regulatory Approvals

The merger agreement provides that Munich-American and the Company will use reasonable best efforts to take all actions and do all things advisable, proper or necessary under applicable laws to consummate the merger and the other transactions contemplated by the merger agreement. Without limitation, this includes taking the appropriate actions to obtain the required approvals under the HSR Act and to obtain approvals from and give notices to applicable state insurance departments and other governmental entities. In addition, Munich-American and the Company are each required to cooperate with the other in obtaining, and to use reasonable best efforts to take all lawful steps as are necessary or appropriate to secure regulatory approvals.

No Solicitation by the Company

Under the terms of the merger agreement, subject to certain exceptions described below, the Company has agreed that it will not, and will not permit its subsidiaries to, and will direct their respective representatives not to directly or indirectly:

•

solicit, initiate, facilitate or encourage any inquiry with respect to any proposal or the making thereof that is or could reasonably be expected to lead to an acquisition proposal (as described below);

•

participate in any discussions or negotiations regarding an acquisition proposal with, or furnish any nonpublic information with respect to, or otherwise cooperate in any manner with, any third party in connection with an acquisition proposal; or

•	resolve, propose or agree to do any of the foregoing actions.

Under the merger agreement, an “acquisition proposal” is any inquiry, offer or proposal, written or oral, or any indication of interest in making an offer or proposal, made by a person or group at any time after the date of the merger agreement relating to, or that could reasonably be expected to lead to:

•

a merger, consolidation, business combination or similar transaction involving the Company or any of its subsidiaries with any third party other than Munich-American, Merger Sub, or a Munich-American affiliate,

•

any direct or indirect acquisition, whether by tender or exchange offer or otherwise, by any third party of (1) 20% or more of the Company’s capital stock or (2) 20% or more of the consolidated assets of the Company and its subsidiaries or (3) at least 20% of the equity interests or voting securities of the Company or any of its subsidiaries if such subsidiaries own, directly or indirectly, 20% or more of the assets referred to in clause (2), in a single transaction or a series of related transactions, or

•	Any transaction having a similar effect to those described above.

Within 24 hours of receipt of any acquisition proposal, any proposal that could reasonably be expected to lead to an acquisition proposal or any related inquiry or contact, the Company must provide oral and written notice to Munich-American of such proposal setting forth the material terms and conditions of such proposal, including the identity of the party making the proposal and any documents evidencing the proposal. Additionally, the Company is required to keep Munich-American reasonably informed of the current status of any such acquisition proposal.

If, prior to approval of the merger by the Company’s shareholders, the Company receives a written and unsolicited acquisition proposal and the Board determines in good faith and in consultation with outside legal and financial advisors that the acquisition proposal is, or is reasonably likely to lead to, a superior proposal (as described below), then the Company may, if the Board and the Special Committee first conclude in good faith after consultation with outside legal counsel that the failure to do so would violate its fiduciary duties to shareholders under applicable laws and provides Munich-American with notice of its intent to do so:

•

furnish nonpublic information about the Company and its subsidiaries to the person making the acquisition proposal pursuant to a confidentiality agreement containing terms and conditions no less restrictive than those contained in the Company’s confidentiality agreement with Munich-American and any information provided to the third party must be provided to Munich-American prior to or substantially concurrently with the time it is provided to the third party, and

•	participate in discussions or negotiations with the person making the acquisition proposal.

A “superior proposal” is any acquisition proposal (with the applicable percentages changed from 20% to 50%) that the Special Committee and the Company’s Board of Directors determine in good faith, after consultation with counsel and its financial advisor, (A) is reasonably likely to be consummated in accordance with its terms and (B) if consummated, would result in a transaction that the Company Board and the Special Committee have determined is more favorable, from a financial point of view, to the Company’s shareholders than the merger, taking into account all of the terms and conditions of the proposal and of the merger agreement (including any proposal by Munich-American to amend the terms of the merger agreement), and whether the proposal is reasonably capable of being consummated on the terms so proposed, taking into account all financial, regulatory, legal and other aspects of the proposal.

Changes in the Company Board’s Recommendation

The Company’s Board of Directors and the special committee have agreed to recommend that the Company’s shareholders adopt the merger agreement and to not (i) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Munich-American or Merger Sub, the Company

Board’s recommendation or the declaration of advisability by the Company Board of the merger agreement, the merger or the other transactions contemplated thereby, (ii) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any acquisition proposal (any of the foregoing, a “change in recommendation”). Prior to the approval of the merger by the Company’s shareholders, the Board, however, may make a change in recommendation and/or terminate the merger agreement to enter into a definitive agreement with respect to a superior proposal if the special committee or the Company’s Board of Directors determines in good faith, after consultation with outside counsel, that a written acquisition proposal if received constitutes a superior proposal and that the failure to do so would violate its fiduciary duties under applicable law, provided, however, that the Board of Directors may not make a change in recommendation unless (A) the Company has not breached its non-solicitation obligations under the merger agreement and (B) the Company provides three business days’ prior written notice to Munich-American of its intention to effect a change in recommendations or terminate the merger agreement and informs Munich-American of the terms and conditions of the superior proposal, including the identity of the party making such proposal, during such three business day notice period the Company and its legal and financial advisors negotiate in good faith with Munich-American regarding any revisions to the merger agreement so that the acquisition proposal ceases to constitute a superior proposal, and the acquisition proposal continues to be a superior proposal after taking into account any amendment to the merger agreement agreed to by Munich-American during the three business day period.

Employee Benefits and Plans

Munich-American and the Company have agreed in the merger agreement that following the closing of the merger, Munich-American will cause the surviving corporation to honor, in accordance with their terms, all existing employment, change in control and severance agreements between the Company or any of its subsidiaries and any officer, director or employee of the Company or any of its subsidiaries; provided that the aggregate of all payments under such agreements triggered by the merger will not exceed $21,000,000.

Munich-American will provide or will cause to be provided to employees of the Company and its subsidiaries who continue to be employed by Munich-American, the Company or any of their subsidiaries for two years following the closing of the merger, compensation and employee benefits that are at least as favorable in the aggregate to those in effect at the Company and its subsidiaries immediately prior to the effective time, provided that Munich-American will not be obligated to provide any equity-based arrangements.

In connection with providing the agreed-upon employee benefits and subject to exceptions stated in the merger agreement, to the extent employees participate in a Munich-American health employee benefit plan, Munich-American will waive applicable pre-existing condition exclusions and waiting periods with respect to participation and coverage requirements in any replacement or successor welfare benefit plan, and give credit for co-payments and deductibles, to the extent that the exclusions, waiting periods, co-payments or deductibles were inapplicable to, or had been satisfied by, eligible employees prior to the effective time under the analogous welfare benefit plan. Munich-American has also agreed to recognize prior service for vesting and eligibility purposes (but not for accrual purposes, except for vacation and severance, if applicable) to the extent such service was recognized under the analogous welfare benefit plan prior to the effective time.

If the closing occurs on or before December 31, 2007, all of the Company’s obligations under its Annual Incentive Plan, Sales Incentive Plan, and Profit Sharing Plan for 2007 shall be calculated as if the closing occurred on January 1, 2008 with the intended effect that employees participating in the plan will receive their full award for 2007 regardless of when closing occurs.

Munich-American and the Company have agreed that none of the above-described benefits will be treated as an amendment or modification of any benefit plan, or will limit the right of Munich-American or its subsidiaries to amend, terminate or otherwise modify any of the benefit plans after the closing date.

Indemnification and Insurance

In the merger agreement, Munich-American and the Company agreed that the surviving corporation’s organizational documents shall contain provisions no less favorable with respect to exculpation from liabilities and indemnification of the present and former directors, officers, employees and agents of the Company than are currently provided in the Company’s organizational documents, and that they shall not be amended, repealed or otherwise modified in a manner that would adversely affect these rights until the expiration of the statutes of limitations applicable to such matters or unless amendment, modification or repeal is required by applicable laws.

Munich-American and the Company also agreed that from and after the effective time Munich-American shall indemnify and hold harmless, to the fullest extent permitted by law, all past and present directors, officers, employees and agents of the Company and its subsidiaries against all claims, losses, liabilities, damages, judgments, inquiries, fines, amounts paid in settlement and reasonable fees, costs and expenses, including reasonable attorneys’ fees and disbursements, incurred in connection with any proceeding, arising out of, pertaining to or in connection with the fact that the such party is or was an officer, director, employee, fiduciary or agent of the Company or any of its subsidiaries, or of another entity if such service was at the request of the Company, whether asserted or claimed prior to, at or after the effective time, to the fullest extent permitted under applicable law.

The Company shall purchase, and Munich-American shall cause the surviving corporation to maintain, tail policies to the current directors’ and officers’ liability insurance policies maintained on the date of the merger agreement by the Company and with respect to the directors and officers who are currently covered by the Company’s directors’ and officers’ liability insurance policies, which tail policies (i) shall not have a premium in excess of 300% of the annual premium most recently paid by the Company prior to the date of the merger agreement to maintain the existing policies, (ii) shall be effective for a period of at least six years from and after the effective time with respect to claims arising from facts or events that existed or occurred prior to the effective time, and (iii) shall contain coverage that is at least as protective to such directors and officers as the coverage provided by such existing policies; provided, however, that, if equivalent coverage cannot be obtained or can be obtained only by paying an aggregate premium in excess of 300% of such amount, the Company shall only be required to obtain (and the surviving corporation shall only be required to maintain) as much coverage as can be obtained by paying an aggregate premium equal to 300% of such amount.

Other Covenants and Agreements

The merger agreement contains other covenants and agreements, including covenants and agreements relating to cooperation between Munich-American and the Company in the preparation of the proxy statement, public announcements regarding the merger, holding the special meeting of the Company’s shareholders to adopt the merger agreement, efforts to render anti-takeover laws inapplicable and matters relating to the sale of the Company’s transport business.

With respect to matters relating to the sale of the Company’s transport business, the Company agreed to cooperate with Munich-American to effect a strategy reasonably satisfactory to Munich-American so that the Company’s operation of the barge business following the effective time of the merger will not result in a violation of certain provisions of federal law known as the Jones Act. Such strategy may (without limitation) consist of one of the following, to become effective immediately prior to the effective time of the merger:

(i)

Bareboat Charter Option: the creation of a special purpose vehicle that is qualified as a “passive investor” with the United States Coast Guard in accordance with the Jones Act, whose sole purpose will be to hold lien-free title to the vessels owned by our subsidiary M/G Transport and to enter into bareboat charters with an unaffiliated third party qualified to operate vessels in the U.S. coastwise trade (a “Jones Act Operator”) who will bareboat charter the vessels for a minimum term of three years and take assignment of all applicable maritime contracts;

(ii)	Time Charter Option: the sale of the vessels to a Jones Act Operator who will operate the vessels and time charter the vessels back to the Company or one of its subsidiaries; or

(iii)	Sale of the Barge Business Option: the sale of one or more of the Company’s shipping subsidiaries (or of all or a portion of the assets thereof) to a Jones Act Operator.

On February 15, 2008, the Company entered into a Stock Purchase Agreement with M/G Transport Holdings LLC, a Delaware limited liability company and affiliate of Brooklyn NY Holdings LLC (the “Buyer”) pursuant to which the Company agreed to sell its transport business. Pursuant to this agreement, the transport business would be sold to the Buyer for an aggregate purchase price of approximately $112.8 million, subject to a working capital adjustment. The agreement contemplates that the purchase price will be deposited with an escrow agent on February 29, 2008 in connection with the closing, which is expected to occur on the same day as the merger. The sale of the transport business is conditional upon the consummation of the merger and clearance of the sale of the transport business under the HSR Act, as well as other customary closing conditions. Concurrent with the negotiations of the agreement, the Buyer required that certain other agreements be entered into between the Buyer and the management team of the transport business, including Joseph P. Hayden III, the Company’s Chairman and Chief Operating Officer, and that an agreement be entered into with Mr. Hayden regarding a minority investment by Mr. Hayden in the transport business. It is contemplated that Mr. Hayden’s minority investment shall be financed by a loan from an affiliate of the Buyer to him. The agreement relating to the transport business sale contains certain termination rights for both the Company and the Buyer and provides that, upon termination of the agreement under certain circumstances (i.e., as result of the termination of the merger agreement or as a result of the transport business sale failing to close by July 31, 2008), the Company will be obligated to pay the Buyer a termination fee of approximately $1.13 million. Under certain circumstances in which the merger agreement is terminated, Munich-American has agreed to reimburse the Company for either all or half of this termination fee.

Conditions to the Closing of the Merger

The obligations of Munich-American, Merger Sub and the Company to complete the merger are subject to the satisfaction or waiver of the following conditions:

•	the affirmative vote of the holders of a majority of the Company’s shares to adopt the merger agreement and approve the merger;

•	the expiration or termination of applicable waiting periods, including those under the HSR Act;

•

no laws having been adopted and no order, injunction, decree, statute, rule or regulation or other legal restraint having been issued by a court or other governmental entity that has the effect of making the merger illegal or otherwise prohibiting the completion of the merger; and

•

all consents, authorizations, registrations, permits and filings required to be obtained from or made with governmental entities having jurisdiction over the insurance business of the Company and its subsidiaries in connection with the transactions contemplated by the merger agreement shall have been obtained or made; with any conditions imposed by such governmental entities in connection with such items not having the effect of materially and adversely affecting the business or operations of any party and its subsidiaries, any party’s parent companies, or the surviving entity and its subsidiaries.

Munich-American’s and Merger Sub’s obligation to close is also conditioned on the satisfaction or waiver of the following conditions:

•

the representations and warranties of the Company being true and correct on October 16, 2007 and as of the closing date of the merger as though made on and as of such date (except that those representations and warranties which address matters only as of a particular date shall have been true and correct only as of such date), except for any failure to be so true and correct that, individually or in the aggregate has not had and would not reasonably be expected to have a Company Material Adverse Effect (disregarding all materiality and material adverse effect qualifications in such representations and warranties), except for certain representations, including those relating to organization and qualification, the Company’s organizational documents, capital structure, authority, absence of certain changes, brokers’ fees and expenses and takeover statutes which must be true in all respects as of October 16, 2007 and as of the closing date of the merger as though made on and as of that date, and the Company shall have provided an officer’s certificate to Munich-American to this effect; and

•

the Company’s performance in all material respects of all agreements and covenants required to be performed by the Company under the merger agreement and the Company shall have provided an officer’s certificate to Munich-American to this effect.

The Company’s obligation to close is also conditioned on the satisfaction or waiver of the following conditions:

•

the representations and warranties of Munich-American and Merger Sub being true and correct on October 16, 2007 and as of the closing date of the merger as though made on and as of such date (except that those representations and warranties which address matters only as of a particular date shall have been true and correct only as of such date), except for such failures to be true and correct which would not constitute, individually or in the aggregate, a material adverse effect on the ability of Munich-American or Merger Sub to perform its obligations under the merger agreement or which would prevent or materially impede, interfere with, hinder or delay the consummation of the merger, and Munich-American shall have provided an officer’s certificate to the Company to this effect; and

•

Munich-American’s and Merger Sub’s performance in all material respects of all agreements and covenants required to be performed by Munich-American and Merger Sub under the merger agreement, and Munich-American shall have provided an officer’s certificate to the Company to this effect.

Transaction Fees and Expenses

Munich-American and the Company have agreed that, whether or not the merger is closed, all expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring the expenses; except that (i) the parties agree that each shall pay one-half of the costs and expenses incurred in connection with obtaining necessary approvals under the HSR Act and applicable insurance laws and (ii) under certain circumstances, upon termination of the merger agreement, the Company will reimburse Munich-American’s out-of-pocket expenses not to exceed $3,750,000.

Termination of the Merger Agreement

The merger agreement may be terminated and the transactions contemplated thereby abandoned at any time prior to the effective time under the following circumstances:

•	by mutual written consent of Munich-American and the Company;

•	by either Munich-American or the Company:

•

if (unless such party’s breach of the agreement was the cause of or resulted in the failure of a condition to the merger) the merger is not consummated by July 31, 2008 provided, that (1) such outside date may be extended to October 31, 2008, by either Munich-American or the Company, if the antitrust or insurance approvals or the condition requiring that there be no legal prohibition to the merger are the only conditions that have not yet been satisfied; and (2) both the July 31, 2008 and October 31, 2008 outside dates may be extended by Munich-American up to an additional 30 days if a definitive agreement for the sale of the Company’s transport business has been signed but remains subject to regulatory approval;

•	any governmental entity issues a final, non-appealable order, judgment, decision, opinion, decree or ruling permanently restraining, enjoining or otherwise prohibiting the merger; or

•	the requisite Company shareholder approval is not obtained.

•	by Munich-American, if:

•

the Company has breached or failed to perform in any material respect any of its representations, warranties or covenants contained in the merger agreement (subject generally to inability or failure to cure in a specified amount of time where the breach would result in the failure of the closing conditions relating to accuracy of representations and warranties and performance of agreements and covenants as set forth in the merger agreement) and Munich-American and Merger Sub are not also in breach of their representations and warranties or covenants under the merger agreement such that the related closing condition is not satisfied; or

•

prior to obtaining the requisite shareholder approval, the Company’s Board of Directors has withdrawn, modified or qualified, or proposed publicly to withdraw, modify or qualify, in a manner adverse to Munich-American or Merger Sub, the Company Board recommendation or the declaration of advisability by the Company Board of the merger agreement, the merger or the other transactions contemplated by the merger agreement, or recommended, adopted or approved, or proposed publicly to recommend, adopt or approve, any acquisition proposal or failed to include its recommendation that our shareholders approve the adoption of the merger agreement in this proxy statement, or fails to hold the special shareholders’ meeting in accordance with the terms of the merger agreement.

•	by the Company, if:

•

Munich-American has breached or failed to perform in any material respect any of its representations, warranties or covenants contained in the merger agreement (subject generally to inability or failure to cure in a specified amount of time where the breach would result in the failure of the closing conditions relating to accuracy of representations, warranties and performance of agreements and covenants as set forth in the merger agreement) and the Company is not also in breach of its representations and warranties or covenants under the merger agreement such that the related closing condition is not satisfied; or

•

prior to the obtaining of the requisite shareholder approval in order to enter into a definitive agreement relating to a superior proposal if: (i) in light of such superior proposal, the Company Board and Special Committee have determined in good faith, after consultation with outside counsel, that the failure by the Company Board and the special committee to effect a change in recommendation would violate their fiduciary duties under applicable law; (ii) taking into account any revised proposal made by Munich-American following receipt of the notice thereof, such superior proposal remains a superior proposal; (iii) the Company pays Munich-American the applicable termination fee; and (iv) the Company is, and at all times has been, in compliance its non-solicitation obligations.

Termination Fee

The Company will pay Munich-American a $40 million termination fee if the merger agreement is terminated under the following circumstances:

•

Munich-American terminates the merger agreement because the Board of Directors has withdrawn, modified or qualified, or proposed publicly to withdraw, modify or qualify, in a manner adverse to Munich-American or Merger Sub, the Company Board recommendation or the declaration of advisability by the Company Board of the merger agreement, the merger or the other transactions contemplated by the merger agreement, or recommended, adopted or approved, or proposed publicly to recommend, adopt or approve, any acquisition proposal or failed to include its recommendation that our shareholders approve the adoption of the merger agreement or failed to hold the special shareholders meeting in accordance with the terms of the merger agreement;

•

The Company terminates the merger agreement prior to the obtaining of the requisite shareholder approval in order to enter into a definitive agreement relating to a superior proposal if: (i) in light of such superior proposal, the Company Board and special committee have determined in good faith, after consultation with outside counsel, that the failure by the Company Board and the special committee to effect a change in recommendation would violate their fiduciary duties under applicable law; (ii) taking into account any revised proposal made by Munich-American following receipt of the notice thereof, such superior proposal remains a superior proposal; (iii) the Company pays Munich-American the applicable termination fee; and (iv) the Company is, and at all times has been, in compliance its non-solicitation obligations;

•

If (i) Munich-American terminates the merger agreement as a result of an uncured breach or representation, warranty or covenant as described under “—Termination of the Merger Agreement” and (ii) after the date of the merger agreement and prior to such termination, a person publicly makes, or publicly announces its intention to make, an acquisition proposal and such acquisition proposal or announced intention is not irrevocably withdrawn and within 12 months after the date of the termination, the Company or a subsidiary of the Company enters into an agreement with respect to such transaction;

•

The Company or Munich-American terminates the merger agreement because the merger is not completed on or before July 31, 2008 (or October 31, 2008, or up to 30 days after July 31, 2008 or October 31, 2008 if extended in accordance with the terms of the merger agreement) if after the date of the merger agreement and prior to such termination, a person publicly makes, or publicly announces its intention to make, an acquisition proposal and such acquisition proposal or announced intention is not irrevocably withdrawn and within 12 months after the date of the termination, the Company or a subsidiary of the Company enters into an agreement with respect to such transaction; or

•

The Company or Munich-American terminates the merger agreement because shareholder approval has not been obtained if after the date of the merger agreement and prior to such termination, a person publicly makes, or publicly announces its intention to make, an acquisition proposal and such acquisition proposal or announced intention is not irrevocably withdrawn and within 12 months after the date of the termination, the Company or a Subsidiary of the Company enters into an agreement with respect to such transaction.

For purposes of determining whether a termination fee is payable in circumstances described in the last three bullet points above, the merger agreement provides that “40%” shall be substituted for “20%” in the definition of an “acquisition proposal”.

In addition, under certain circumstances upon termination of the merger agreement, the Company will reimburse Munich-American’s out-of-pocket expenses not to exceed $3,750,000.

Governing Law

The merger agreement is governed by the laws of the State of New York except to the extent that the law of the State of Ohio is mandatorily applicable, and provides that any litigation relating to the merger agreement or the transactions contemplated by the merger agreement will be maintained in New York state courts and federal courts located in New York.

Amendments, Extensions and Waivers of the Merger Agreement

Munich-American and the Company have agreed that the merger agreement may be amended by the parties, as authorized by their respective Boards of directors, at any time before adoption of the merger agreement by the Company’s shareholders. After adoption of the merger agreement by the Company’s shareholders, no amendment may be made to the merger agreement without shareholder approval if such approval is required by law or under rules of any relevant stock exchange.

THE VOTING AGREEMENT

This section describes the voting agreement among Munich-American and certain shareholders of the Company. The description is not complete, and you should read the voting agreement for a more complete understanding of its terms. The complete text of the voting agreement is attached to this proxy statement as Appendix B and is incorporated by reference into this proxy statement.

Concurrently with the execution of the merger agreement, certain members of the Hayden and LaBar families, including Joseph P. Hayden, Jr., Lois T. Hayden, Joseph Hayden III, John W. Hayden, William T. Hayden, Thomas R. Hayden, John R. LaBar and Carol LaBar, on behalf of themselves and, in some cases, in their representative capacities, entered into a voting agreement with Munich-American. They agreed, among other things and subject to certain exceptions, to vote all of their shares of common stock:

•	in favor of the merger agreement, the merger and any actions required in furtherance thereof;

•	against any action or agreement that could reasonably be expected to impede, interfere with or prevent the merger; and

•	against any acquisition proposal.

In the event that any shareholder should become the beneficial owner of additional shares entitling the holder thereof to vote or give consent to any of the foregoing matters or as a result of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares, then the terms of the voting agreement shall apply to those shares held by the shareholder immediately following those events as if they were shares held at time of the voting agreement.

Subject to certain exceptions, from and after October 16, 2007 and continuing until the termination date of the voting agreement, the shareholders have agreed not to directly or indirectly, without the consent of Munich-American:

•

sell, pledge, assign, encumber or otherwise transfer or dispose of any of their shares, or any interest therein, or securities convertible into, or any voting rights with respect to, any of their shares, or enter into any contract with respect to any of the foregoing;

•	grant any proxies or powers of attorney or enter into a voting agreement or other arrangement with respect to any shares or deposit any shares into a voting trust.

At all times during the term of the voting agreement the shareholders agree to hold the shares free and clear of liens except for any liens, claims understandings, or arrangements created by the voting agreement or that do not limit or impair the shareholder’s ability to perform its obligations under the voting agreement.

The shareholders agree that from and after October 16, 2007 they have and will have on the date of the shareholders’ meeting sole voting and dispositive power over all of their shares, not including any shares of common stock the shareholder is entitled to receive upon the exercise of a Company option.

Prior to the termination date of the voting agreement, the shareholders may not:

•	directly or indirectly, initiate, solicit, encourage or facilitate any discussions or inquiries with respect to an acquisition proposal;

•	engage in any negotiations concerning an acquisition proposal;

•	provide any confidential information or data to, or have any discussions with, any person relating to an acquisition proposal; or

•	attempt to make or implement an acquisition proposal.

The voting agreement will terminate upon the earliest of:

•	the effective time of the merger;

•	termination of the merger agreement in accordance with its terms;

•

as to any shareholder, by the mutual agreement of Munich-American and that shareholder, provided that such termination will not affect the obligations of any other shareholder under the voting agreement.

Notwithstanding the foregoing, the voting agreement does not limit or affect the ability of any shareholder who is an officer or director of the Company from fulfilling the obligations of such office (including the performance of obligations required by the fiduciary obligations of such shareholder acting in his or her capacity as an officer or director of the Company).

Pursuant to the voting agreement, the shareholders agreed not to assert appraisal, dissenters’ or similar rights that they may have with respect to the merger and other transactions contemplated by the merger agreement.

For a more complete description of the voting agreement, you should refer to the voting agreement attached as Appendix B to this proxy statement.

MARKET PRICE OF THE COMMON SHARES AND DIVIDEND DATA

The Company’s common shares are traded on the Nasdaq Global Select Market under the symbol “MLAN”. The following table shows the high and low sales prices for the Company’s common shares for each quarterly period within the Company’s last three fiscal years, and through February 21, 2008:

High/Low Market Price Per Share (in U.S. Dollars)

Quarter	1st	2nd	3rd	4th
2008 High	64.72	—	—	—
Low	63.34	—	—	—

2007 High	46.00	47.98	57.25	65.00
Low	38.04	41.79	45.39	54.33

2006 High	37.75	44.10	43.75	47.50
Low	31.91	32.50	34.86	39.84

2005 High	34.63	35.32	31.38	31.13
Low	29.55	30.60	31.38	31.13

On February 21, 2008, the most recent practicable date before the printing of this proxy statement, the high and low reported sales prices for the Company’s common shares were $64.74 and $64.39, respectively, and the closing price was $64.40 per share. On February 22, 2008 the Company’s common shares were held by approximately 1,400 shareholders of record.

The following table shows the cash dividends paid by the Company to its shareholders for the last three fiscal years.

Quarterly Cash Dividends Per Share

Quarter	1st	2nd	3rd	4th
2008	.10	—	—	—
2007	.10	.10	.10	.10
2006	.06125	.06125	.06125	.06125
2005	.05625	.05625	.05625	.05625

PRINCIPAL SHAREHOLDERS

The table below identifies the only persons known to the Company to own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 5% of the Company’s outstanding shares:

Name and Address of Beneficial Owner	Common Shares Beneficially Owned		Percent of Common Shares(1)
J.P. Hayden, Jr. & Lois T. Hayden 7000 Midland Boulevard Amelia, Ohio 45102	2,115,980	(2)	10.9	%(2)

William T. Hayden 7000 Midland Boulevard Amelia, Ohio 45102	1,592,838	(3)	8.2	%(3)

John W. Hayden 7000 Midland Boulevard Amelia, Ohio 45102	1,297,707	(5)	6.6	%(5)

Joseph P. Hayden III 7000 Midland Boulevard Amelia, Ohio 45102	1,266,918	(6)	6.5	%(6)

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	1,209,800	(4)	6.2	%(4)

Thomas R. Hayden 7000 Midland Boulevard Amelia, Ohio 45102	1,141,835	(7)	5.9	%(7)

John R. LaBar 7000 Midland Boulevard Amelia, Ohio 45102	1,076,889	(8)	5.5	%(8)

Gabelli Funds, LLC; Gamco Asset Management, Inc. One Corporate Center, Rye, New York 10580-1435	988,600	(9)	5.1	%(9)

(1)

Based on the number of shares outstanding as of the record date. The number and percentage of shares beneficially owned are determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

(2)

J.P. Hayden, Jr. and Lois T. Hayden are husband and wife. Their beneficial ownership includes 146,408 shares held by J.P. Hayden, Jr. as trustee of a Grantor Retained Annuity Trust, over which J.P. Hayden, Jr. has sole voting and investment power and 144,412 shares held by Lois T. Hayden as trustee of a Grantor Retained Annuity Trust, and 15,500 shares that may be acquired through exercise of options within 60 days of the record date, over which Lois T. Hayden has sole voting and investment power. Such ownership also includes 510,958 shares owned by Hayden Investments Limited Partnership and 1,298,702 shares held by J&L Holdings Limited Partnership, for each of which Lois T. Hayden has all voting and investment power.

(3)

William T. Hayden’s beneficial ownership includes 12,346 shares owned by Mr. Hayden’s wife, 857,809 shares over which Mr. Hayden has sole voting and investment power, 697,183 which he shares voting and investment power, and 25,500 shares that may be acquired through exercise of options within 60 days of the record date and over which Mr. Hayden has sole voting and investment power. Included in the shares over which Mr. Hayden has sole voting and investment power: (a) 207,695 shares held by a limited liability company controlled by Mr. Hayden; and (b) 19,812 shares held in trust for Mr. Hayden’s children over which Mr. Hayden’s wife has sole voting and investment power. With regard to the shares to which Mr. Hayden shares voting and investment power, Mr. Hayden shares such power over: (x) 83,716 shares held in trust as co-trustee with John W. Hayden; (y) 229,734 shares held in trust as co-trustee with John W. Hayden and Thomas R. Hayden; and (z) 171,295 shares held in trust as co-trustee with Joseph P. Hayden III and Thomas R. Hayden.

(4)

As indicated in the Schedule 13G filed by T. Rowe Price Associates, Inc. (“Price Associates”) on February 13, 2008. These securities are owned by various individual and institutional investors, which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(5)

John W. Hayden’s beneficial ownership includes 572,594 shares over which Mr. Hayden has sole voting and investment power, 566,963 shares over which he shares voting and investment power, 10,746 shares held by Mr. Hayden’s wife and 147,404 shares that may be acquired through exercise of options within 60 days of the record date and over which Mr. Hayden has sole voting and investment power. Included in the shares over which Mr. Hayden has sole voting and investment power, he has sole voting and investment power over: (a) 207,845 shares held by a limited liability company controlled by Mr. Hayden; and (b) 21,600 shares held in trust for Mr. Hayden’s children over which Mr. Hayden’s wife has sole voting and investment power. With regard to the shares to which Mr. Hayden shares voting and investment power, Mr. Hayden shares such power over: (w) 83,716 shares held in trust as co-trustee with William T. Hayden; (x) 83,716 shares held in trust as co-trustee with Joseph P. Hayden III; (y) 229,734 shares held in trust as co-trustee with William T. Hayden and Thomas R. Hayden; and (z) 169,727 shares held in trust as co-trustee with Joseph P. Hayden III and Thomas R. Hayden.

(6)

Joseph P. Hayden III’s beneficial ownership includes 669,500 shares over which Mr. Hayden has sole voting and investment power, 424,808 shares over which he shares voting and investment power, 25,206 shares held by Mr. Hayden’s wife and 147,404 shares that may be acquired through exercise of options within 60 days of the record date and over which Mr. Hayden has sole voting and investment power. Included in the shares over which Mr. Hayden has sole voting and investment power, he has sole voting and investment power over: (a) 207,945 shares held by a limited liability company controlled by Mr. Hayden; and (b) 22,902 shares held in trust for Mr. Hayden’s children over which Mr. Hayden’s wife has sole voting and investment power. Of the shares over which Mr. Hayden shares voting and investment power, Mr. Hayden shares such power over: (x) 83,716 shares held in trust as co-trustee with John W. Hayden; (y) 169,797 shares held in trust as co-trustee with John W. Hayden and Thomas R. Hayden; and (z) 171,295 shares held in trust as co-trustee with William T. Hayden and Thomas R. Hayden.

(7)

Thomas R. Hayden’s beneficial ownership includes 487,293 shares over which Mr. Hayden has sole voting and investment power, and 654,542 shares over which he shares voting and investment power. Included in the shares over which Mr. Hayden has sole voting and investment power, he has sole voting and investment power over: (a) 207,945 shares held by a limited liability company controlled by Mr. Hayden; and (b) 28,338 shares held in trust for Mr. Hayden’s children over which Mr. Hayden’s wife has sole voting and investment power. With regard to the shares to which Mr. Hayden shares voting and investment power, Mr. Hayden shares such power over: (x) 229,734 shares held in trust as co-trustee with John W. Hayden and William T. Hayden; (y) 253,513 shares held in trust as co-trustee with John W. Hayden and Joseph P. Hayden III; and (z) 171,295 shares held in trust as co-trustee with Joseph P. Hayden III and William T. Hayden.

(8)

John R. LaBar’s beneficial ownership includes 911,593 shares over which Mr. LaBar has sole voting and investment power, 139,796 shares owned by his wife and 25,500 shares that may be acquired through exercise of options within 60 days of the record date and over which Mr. LaBar has sole voting and investment power.

(9)

As indicated in the Schedule 13D filed jointly by Gabelli Funds, LLC and GAMCO Asset Management, Inc. on December 7, 2007. These securities are owned by various individual and institutional investors, for which the reporting entities engage in various aspects of the securities business, primarily as investment adviser. Certain of these entities may also make investments for their own accounts. Each of these entities holds the securities reported by it for investment in one or more accounts over which it has shared, sole or both investment and/or voting power. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Gabelli Funds, LLC is deemed to be the beneficial owner of 726,500 shares of Common Stock and GAMC Asset Management, Inc. is deemed to be a beneficial owner of 262,100 shares of Common Stock.

SHAREHOLDINGS OF DIRECTORS AND MANAGEMENT

As of the record date, the directors of the Company, the named executive officers and all executive officers and directors of the Company as a group, beneficially owned common shares of the Company as set forth in the table below:

Name of Individual or Group	Number of Common Shares Beneficially Owned	Options Exercisable Within 60 Days	Total	Percent of Class(1)
J.P. Hayden, Jr.(2)	2,100,480	15,500	2,115,980	10.9%
William T. Hayden(3)	1,567,338	25,500	1,592,838	8.2%
John W. Hayden(4)	1,150,303	147,404	1,297,707	6.5%
Joseph P. Hayden III(5)	1,119,514	147,404	1,266,918	6.3%
Paul T. Brizzolara	15,697	38,520	54,217	0.3%
James E. Bushman	12,800	25,500	38,300	0.2%
James H. Carey	2,640	19,500	22,140	0.1%
Michael J. Conaton	167,993	15,500	183,493	0.9%
Paul F. Gelter	6,406	18,438	24,844	0.1%
W. Todd Gray	7,425	14,915	22,340	0.1%
Jerry A. Grundhofer	6,000	25,500	31,500	0.2%
John R. LaBar(6)	1,051,389	25,500	1,076,889	5.5%
William J. Keating, Jr.	2,000	12,500	14,500	0.1%
Richard M. Norman	200	10,300	10,500	0.1%
David B. O’Maley	6,000	25,500	31,500	0.2%
John M. O’Mara	35,400	19,500	54,900	0.3%
René J. Robichaud	0	4,000	4,000	0.0%
Francis Marie Thrailkill, OSU, Ed.D	0	15,500	15,500	0.1%
John I. Von Lehman	23,264	20,701	43,965	0.2%
All Executive Officers and Directors as a Group (19 Persons)	7,274,849	627,182	7,902,031	39.3%

(1)	See footnote (1) to “Principal Shareholders” Table on page 62.

(2)	See footnote (2) to “Principal Shareholders” Table on page 62.

(3)	See footnote (3) to “Principal Shareholders” Table on page 62.

(4)	See footnote (5) to “Principal Shareholders” Table on page 62.

(5)	See footnote (6) to “Principal Shareholders” Table on page 62.

(6)	See footnote (8) to “Principal Shareholders” Table on page 62.

FUTURE SHAREHOLDER PROPOSALS

If the merger is completed, we will have no public shareholders and no public participation in any of our future shareholder meetings. If the merger is not completed, you will continue to be entitled to attend and participate in our shareholder meetings and we will hold an annual meeting of shareholders in 2008, in which case shareholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2008 annual shareholders meeting in accordance with Rule 14a-8 under the Exchange Act. Proposals of shareholders intended to be presented at the 2008 Annual Meeting of Shareholders must be received by the Company no later than November 23, 2007 for inclusion in the Company’s proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable rules and regulations promulgated by the SEC.

The SEC has promulgated rules relating to the exercise of discretionary voting authority pursuant to proxies solicited by the Company’s Board of Directors. If a shareholder intends to present a proposal at the 2008 annual meeting and does not notify the Company of such proposal by January 31, 2008, or if a shareholder intends to nominate a director at the 2008 annual meeting and does not comply with the notification requirements described in the preceding paragraph, the proxies solicited by the Company’s Board of Directors for use at the annual meeting may be voted on such proposal or such nominee, as the case may be, without discussion of the proposal or nominee in the proxy statement for that annual meeting.

In each case written notice must be given to the Secretary of the Company, whose name and address are: Michael L. Flowers, Secretary, 7000 Midland Boulevard, Amelia, OH 45102-2607.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act. The Company files reports, proxy statements and other information with the SEC. The filings are available to the public at the SEC’s website, http://www.sec.gov. The Company’s website, http://www.midlandcompany.com has copies of these filings as well. Our common shares are listed on the Nasdaq Global Select Market under the symbol “MLAN” and you may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

If you have questions about the special meeting or the merger after reading this proxy, or if you would like additional copies of this proxy statement or the proxy card, you should contact the Company.

We have authorized no one to give you any information or to make any representation about the proposed merger or our Company that differs from or adds to the information contained in this document or in the documents we have publicly filed with the SEC. Therefore, if anyone should give you any different or additional information, you should not rely on it.

The information contained in this document speaks only as of the date indicated on the cover of this document unless the information specifically indicates that another date applies.

Appendix A

AGREEMENT AND PLAN OF MERGER

among

MUNICH-AMERICAN HOLDING CORPORATION,

MONUMENT CORPORATION

and

THE MIDLAND COMPANY

Dated as of October 16, 2007

ARTICLE I

THE MERGER

(continued)

(continued)

(continued)

TABLE OF DEFINED TERMS

Page
Acquisition Proposal
Affiliate
Agreement
agreement of merger
Alternative Acquisition Agreement
Articles of Incorporation
ASAP
beneficial owner
beneficially owned
Book-Entry Shares
Business Day
Capitalization Date
Certificate
Certificate of Merger
Change of Board Recommendation
Closing
Closing Date
Code
Code of Regulations
Company
Company Agency Subsidiaries
Company Board
Company Board Recommendation
Company Common Stock
Company Disclosure Schedule
Company Employees
Company Group
Company Insurance Subsidiaries
Company Material Adverse Effect
Company Option
Company Plans
Company Preferred Stock
Company Reinsurance Agreements
Company SAP Statements
Company SEC Reports
Company Securities
Company Shareholders’ Meeting
Company Shipping Subsidiaries
Company Stock Plans
Confidentiality Agreement
Consent
Contract
control
controlled
controlled by
Current Employees
December 31 Balance Sheet
Director Performance Share Equivalent
Dissenting Shares

TABLE OF DEFINED TERMS

(continued)

Page
DOJ
DOL
Effective Time
employee benefit plan
Environmental Laws
Environmental Permits
ERISA
ERISA Affiliate
ESPP
ESSAP
Exchange Act
Exchange Fund
Financial Advisor
Financial Statements
Finite Insurance Agreement
Foreign Antitrust Laws
FTC
GAAP
Governmental Entity
HSR Act
Indemnified Parties
Indemnified Party
Initial End Date
Insurance Laws
Intellectual Property
IRS
Jones Act
Jones Act Operator
knowledge
Law
Leased Real Property
Liens
Maritime Contracts
Material Contract
Materials of Environmental Concern
Merger
Merger Consideration
Merger Sub
Merger Sub Common Stock
Merger Sub Material Adverse Effect
Munich Parent
New Contract
Non-Employee Directors Plan
Notice Period
ORC
Outside Date
Owned Real Property
owns beneficially

TABLE OF DEFINED TERMS

(continued)

Page
Parent
Parent Common Group
Parent Disclosure Schedule
Paying Agent
PBGC
Performance-Based Award
Permits
Permitted Liens
Person
Proceeding
Proxy Statement
Release
Representatives
Requisite Shareholder Approval
Restricted Share
SAP
SEC
Section 1701.85
Securities Act
Share
Special Committee
Subsidiary
Subsidiary Securities
Superior Proposal
Surviving Corporation
Takeover Laws
Tax
Termination Expenses
under common control with
USRPHC
Vessels
Voting Agreement

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of October 16, 2007, by and among Munich-American Holding Corporation, a Delaware corporation (“Parent”), Monument Corporation, an Ohio corporation and direct wholly owned subsidiary of Parent (“Merger Sub”), and The Midland Company, an Ohio corporation (the “Company”).

WHEREAS, it is proposed that Merger Sub will merge with and into the Company (the “Merger”) and each share (a “Share”) of the common stock, without par value, of the Company (“Company Common Stock”) that is issued and outstanding immediately prior to the Merger, other than Shares held by the Company or Parent or any direct or indirect Subsidiary of the Company or of Parent immediately prior to the Effective Time, and other than the Dissenting Shares (as defined in Section 1.6(d)), will thereupon be cancelled and converted into the right to receive cash in an amount equal to $65.00 per Share, without interest (the “Merger Consideration”), all upon the terms and subject to the conditions set forth herein;

WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, Parent and Merger Sub are entering into a Voting Agreement with certain significant shareholders of the Company (the “Voting Agreement”) pursuant to which each of those shareholders has agreed, upon the terms and subject to the conditions thereof, to vote all shares of the Company owned by such shareholder in accordance with the terms of the Voting Agreement;

WHEREAS, the Board of Directors of the Company (the “Company Board”), acting upon the recommendation of a special committee of independent directors (the “Special Committee”) thereof has determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of the Company and its shareholders;

WHEREAS, in furtherance thereof, (i) the Company Board, acting upon the recommendation of the Special Committee, and the Board of Directors of Merger Sub have approved this Agreement and the Merger and (ii) the management board of Munchener Ruckversicherungs-Gesellschaft, the parent company of Parent (“Munich Parent”), has authorized the Merger, each on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS Parent, Merger Sub and the Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I

THE MERGER

SECTION 1.1. The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Ohio Revised Code (the “ORC”), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”). At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the ORC, including Section 1701.82.

SECTION 1.2. Effective Time; Closing. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger, in such form as is required by, and executed in accordance with, the relevant provisions of, the ORC (the “Certificate of Merger”), together with any required related certificates, with the Secretary of State of the State of Ohio in accordance with the relevant provisions of the ORC (the time of such filing with the Secretary of State of the State of Ohio (or such later time as may be agreed by the Company and Parent and specified in the Certificate of Merger) being the “Effective Time”). The closing of the Merger (the “Closing”) shall take place at the offices of Cleary Gottlieb Steen & Hamilton LLP, located at One Liberty Plaza, New York, New York, at 10 a.m., New York City time, on the third Business Day after the satisfaction or waiver of the conditions set forth in Article V (other than those conditions that are to be satisfied only at the Closing), or at such other time, date and location as the parties hereto agree in writing (the actual date and time at which the Closing occurs, the “Closing Date”).

SECTION 1.3. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and Section 1701.82 of the ORC.

SECTION 1.4. Articles of Incorporation and Code of Regulations. At the Effective Time, the articles of incorporation of the Company shall be amended and restated in their entirety to be identical to the articles of incorporation of Merger Sub as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the ORC and as provided in such articles of incorporation; provided, however, that at the Effective Time, Article I of the articles of incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as follows: “The name of the corporation is The Midland Company.” At the Effective Time, the code of regulations of the Company shall be amended and restated in its entirety to be identical to the code of regulations of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the ORC and as provided in such code of regulations.

SECTION 1.5. Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, until their respective successors are duly appointed or until their earlier death, resignation or removal.

SECTION 1.6. Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any Shares, the following shall occur:

(a) Company Shares. Each Share issued and outstanding immediately prior to the Effective Time, other than any (i) Shares to be canceled pursuant to Section 1.6(b) and (ii) Dissenting Shares, will be canceled and extinguished and automatically converted into the right to receive cash in an amount equal to the Merger Consideration upon surrender of the certificate representing such Share in the manner provided in Section 1.8 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit and bond or indemnity, if required, in the manner provided in Section 1.10). At the Effective Time, such Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such Shares (a “Certificate”) and each holder of non-certificated Shares represented by book-entry (“Book-Entry Shares”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

(b) Cancellation of Treasury and Parent Owned Stock. Each Share held by the Company or Parent or any direct or indirect Subsidiary of the Company or of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof or the payment of any consideration therefor.

(c) Capital Stock of Merger Sub. Each share of common stock, no par value, of Merger Sub (the “Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation, which shares of common stock shall constitute the only outstanding capital stock of the Surviving Corporation.

(d) Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, Shares issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such shares (the “Dissenting Shares”) pursuant to, and who complies in all respects with, the provisions of Section 1701.85 of the ORC (“Section 1701.85”) shall not be converted into the right to receive the Merger Consideration as provided in Section 1.6(a), but instead such holder shall be entitled to payment of the fair value of such Shares in accordance with, and only to the extent required by, the provisions of Section 1701.85. At the Effective Time, the Dissenting Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such Shares in accordance with the provisions of Section 1701.85. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 1701.85, or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 1701.85, then the right of such holder to be paid the fair value of such holder’s Dissenting Shares under Section 1701.85 shall cease and such Dissenting Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration as provided in Section 1.6(a). The Company shall notify Parent of any demands for appraisal of any Shares, withdrawals of such demands and any other instruments served pursuant to the ORC received by the Company, and Parent shall have the right and opportunity reasonably to direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do or commit to do any of the foregoing.

(e) Adjustments. Notwithstanding the applicable restrictions contained in Section 4.1, if at any time between the date of this Agreement and the Effective Time the outstanding Shares shall have been changed into a different number of Shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or any similar event, the Merger Consideration shall be correspondingly adjusted to the extent appropriate to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or similar event.

SECTION 1.7. Treatment of Company Equity Awards.

(a) Company Options. At the Effective Time, the right to receive shares of Company Common Stock pursuant to the exercise of any stock options (each, a “Company Option”) granted pursuant to the Company stock plans listed in Section 1.7(a) of the Company Disclosure Schedule (the “Company Stock Plans”) that are outstanding immediately prior to the Effective Time, whether or not vested, shall be converted into the right to receive, as soon as reasonably practicable after the Effective Time (but in any event no later than three Business Days after the Effective Time), a cash payment from Parent or the Surviving Corporation equal to the product of (i) the excess, if any, of (A) the Merger Consideration over (B) the per share exercise price of such Company Option, multiplied by (ii) the number of shares covered by such Company Option, less any required withholding Taxes.

(b) Restricted Stock. At the Effective Time, each outstanding Share of restricted stock granted under the Company Stock Plans, vested or unvested (each a “Restricted Share”), shall as of the Effective Time become fully vested and free of any forfeiture restriction and converted into the right to receive from Parent or the Surviving Corporation, as soon as reasonably practicable after the Effective Time (but in any event no later than three Business Days after the Effective Time), an amount in cash equal to the Merger Consideration, plus any declared and unpaid dividends, less any required withholding Taxes.

(c) Performance-Based Awards. At the Effective Time, the right to receive shares of Company Common Stock or cash in respect of outstanding performance-based awards under the Company Stock Plans (each, a “Performance-Based Award”), whether or not vested, shall be cancelled and shall only entitle the holder of such Performance-Based Award to receive, as soon as reasonably practicable after the Effective Time (but in any event no later than three Business Days after the Effective Time), a cash payment from Parent or the Surviving Corporation equal to (i) the number of shares issuable pursuant to the Performance-Based Award calculated at 154% of the “target level” for 2007 and calculated at 100% of the “target level” for 2008 and 2009, multiplied by (ii) the per share Merger Consideration, less any required withholding Taxes.

(d) Director Performance Share Equivalents. Immediately prior to the Effective Time, the Company shall make such additional contributions to the account of each non-employee director under the Company’s Non-Employee Director Deferred Compensation Plan (the “Non-Employee Directors Plan”) as are described in Section 11 of the Non-Employee Directors’ Plan. At the Effective Time, and after giving effect to the preceding sentence, each Company Common Share equivalent contained in each non-employee director’s deferred compensation account (each a “Director Performance Share Equivalent”) under the Non-Employee Directors’ Plan shall as of the Effective Time entitle the beneficiary thereto to receive, as soon as reasonably practicable after the Effective Time (but in any event no later than three business days after the Effective Time), an amount in cash equal to (i) the total number of Director Performance Share Equivalents, multiplied by (ii) the Merger Consideration, less any required withholding Taxes.

(e) ESPP. The Company shall take all actions necessary so that the Purchase Period (as that term is defined in the Company’s 2000 Associate Discount Stock Purchase Plan (the “ESPP”)) which ends on November 30, 2007 is the last Purchase Period under the ESPP. No further elections to purchase Shares may be made on or after the date hereof under the ESPP.

(f) ESSAP. The Company shall take all actions necessary so that no further awards shall be made on or after the date hereof under the Company’s 2006 Employee Stock Service Award Plan (the “ESSAP”).

(g) ASAP. The Company shall take all actions necessary so that no further Accounting Periods (as that term is defined in the Company’s Agent Stock Acquisition Program (the “ASAP”)) shall begin on or after the date hereof under the ASAP. No further elections to purchase Shares may be made on or after the date hereof under the ASAP.

(h) Further Actions. The Company shall take all steps reasonably necessary, including, after consultation with Parent, making any plan amendments, for the sole purpose of implementing the foregoing provisions of this Section 1.7.

SECTION 1.8. Surrender of Certificates and Book-Entry Shares.

(a) Paying Agent. Prior to the Effective Time, Parent shall appoint a commercial bank or trust company with the Company’s prior approval (such approval not to be unreasonably withheld or delayed) to act as the Paying Agent (the “Paying Agent”) in the Merger and shall enter into an agreement with the Paying Agent reasonably satisfactory to the Company.

(b) Parent to Provide Merger Consideration. At or prior to the Effective Time, Parent shall, or shall cause the Merger Sub to, deposit in trust with the Paying Agent, for payment in accordance with this Article I, the aggregate consideration to which the holders of Shares are entitled pursuant to this Article I. Any cash deposited with the Paying Agent shall hereinafter be referred to as the “Exchange Fund”.

(c) Exchange Procedures. Promptly after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record (as of the Effective Time) of Book-Entry Shares or of a Certificate or Certificates which immediately prior to the Effective Time represented outstanding Shares that were converted into the right to receive the Merger Consideration pursuant to Section 1.6(a): (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares, as applicable, shall pass, only upon actual delivery of the Certificates or transfer of the Book-Entry Shares to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for the Merger Consideration. Upon surrender of Certificates or Book-Entry Shares for cancellation to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificates shall be entitled to receive in exchange therefor the amount of cash (after taking into account all Certificates and Book-Entry Shares surrendered by such holder) to which such holder is entitled pursuant to Section 1.6(a) and the Certificates and Book-Entry Shares so surrendered shall forthwith be canceled. No interest will be paid or will accrue on the Merger Consideration payable upon the surrender of any Certificate or Book-Entry Share.

(d) Transfers of Ownership. If payment of the Merger Consideration is to be made to a Person other than a Person in whose name in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the payment thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Persons requesting such exchange will have paid to Parent or any agent designated by it any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of the Certificates surrendered, or established to the satisfaction of Parent or any agent designated by it that such Tax has been paid or is not payable. Until surrendered as contemplated by this Section 1.8, each Certificate or Book-Entry Share (other than Certificates and Book-Entry Shares representing Dissenting Shares and Certificates and Book-Entry Shares representing any Shares to be canceled pursuant to Section 1.6(b)) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, without any interest thereon.

(e) Withholding. Each of Parent, the Paying Agent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Shares or other securities such amounts as may be required to be deducted or withheld therefrom under the Internal Revenue Code of 1986, as amended (the “Code”), or under any provision of state, local or foreign Tax Law or under any other applicable Law. To the extent such amounts are so deducted or withheld, the amount of such consideration shall be treated for all purposes under this Agreement as having been paid to the Person to whom such consideration would otherwise have been paid.

(f) Investment of Exchange Fund. The Paying Agent shall invest any cash included in the Exchange Fund as directed by Parent on a daily basis, provided that no such investment or loss thereon shall affect the amounts payable to the Company’s shareholders pursuant to this Article I. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable to the Company’s shareholders pursuant to this Article I shall promptly be paid to Parent.

(g) Termination of Exchange Fund; No Liability. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates nine months after the Effective Time shall be delivered to Parent or otherwise on the instruction of Parent, and any holders of the Certificates or Book-Entry Shares who have not surrendered such Certificates or Book-Entry Shares in compliance with this Section 1.8 shall after such delivery to Parent look only to Parent for the Merger Consideration pursuant to Section 1.6(a), with respect to the Shares formerly represented thereby. If any Certificate or Book-Entry Share shall not have been surrendered prior to five (5) years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration would otherwise escheat to or become the property of any Governmental Entity), any such Merger Consideration in respect thereof shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto. Notwithstanding anything to the contrary in this Section 1.8, neither Parent, Merger Sub, the Company, the Paying Agent nor the Surviving Corporation shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

SECTION 1.9. No Further Ownership Rights in Company Common Stock. All Merger Consideration paid upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

SECTION 1.10. Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall deliver in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Merger Consideration as may be required pursuant to Section 1.6(a); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver such customary indemnities or bonds which the Paying Agent, Parent or the Surviving Corporation may reasonably require.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to and as qualified by items (i) disclosed in the Company SEC Reports filed with the SEC between January 1, 2005 and the date of this Agreement (excluding disclosures in any such Company SEC Report under the heading “Risk Factors” or any disclaimers made in such Company SEC Reports as to the use of forward-looking or predictive statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995) or (ii) set forth in the disclosure schedule (the “Company Disclosure Schedule”) delivered by the Company to Parent and Merger Sub prior to the execution of this Agreement (it being agreed that a matter disclosed with respect to one representation or warranty shall also be deemed to be disclosed with respect to each other representation or warranty to the extent the applicability of such matter is reasonably apparent on the face of the disclosure contained in the Company Disclosure Schedule with respect to such matter), the Company hereby represents and warrants to Parent and Merger Sub as follows:

SECTION 2.1. Organization and Qualification; Subsidiaries. (a) The Company is a duly organized and validly existing corporation in good standing under the Laws of its jurisdiction of incorporation, with all corporate power and authority to own, lease and operate its properties and assets and to conduct its business as currently conducted. Each of the Company’s Subsidiaries is a duly organized and validly existing corporation or other entity in good standing (where applicable) under the Laws of its jurisdiction of incorporation or organization, with all corporate or other entity power and authority to own, lease and operate its properties and assets and to conduct its business as currently conducted, and each of the Company and each of its Subsidiaries is duly qualified and in good standing as a foreign corporation or entity authorized to do business in each of the jurisdictions in which the character of the properties and assets owned, leased or operated or the nature of the business transacted by it makes such qualification necessary, except as would not constitute, individually or in the aggregate, a Company Material Adverse Effect.

(b) (i) Section 2.1(b) of the Company Disclosure Schedule sets forth a list of each Subsidiary of the Company and the state or jurisdiction of its incorporation or organization. The Company, alone or together with one or more of its Subsidiaries, is the record and beneficial owner of all the equity and voting interests of each Subsidiary of the Company (collectively, “Subsidiary Securities”), free and clear of all security interests, liens, claims, pledges, agreements, mortgages, deeds of trust, hypothecations, encumbrances, title retention agreements, licenses, occupancy agreements, easements, encroachments, voting trust agreements, options, rights of first offer, negotiation or refusal, proxies, liens with respect to Taxes, limitations in voting rights, charges, adverse claims or other encumbrances of any nature whatsoever, including such liens as may arise under any written or oral contract, agreement, instrument, obligation, offer, commitment, arrangement or understanding (“Liens”), including any limitation or restriction on the right to vote, pledge or sell or otherwise dispose of such Subsidiary Securities, except immaterial Liens (if any) relating to the shares of Subsidiaries (provided that no shares of any Subsidiary are pledged to secure indebtedness for money borrowed of the Company or any other Person).

(ii) Neither the Company nor any of its Subsidiaries owns, directly or indirectly, beneficially or of record, any interest in any Person other than the Company’s Subsidiaries and other than investments in accordance with the Company’s investment guidelines. Except as disclosed in Section 2.1(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries directly or indirectly owns any equity or similar interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity (other than the Subsidiary Securities).

(c) The Company has disclosed to Parent the name of each of the Company’s Subsidiaries that is an insurance company (collectively, the “Company Insurance Subsidiaries”) or an insurance agency (collectively, the “Company Agency Subsidiaries”) and the states in which the Company, the Company Insurance Subsidiaries and the Company Agency Subsidiaries are domiciled or, as applicable, “commercially domiciled” for insurance regulatory purposes. Neither the Company nor any of its Subsidiaries has been notified by any Governmental Entity that the Company or any of its Subsidiaries is or has been a “commercially domiciled insurer” under the laws of any jurisdiction or is or has been otherwise treated as domiciled in a jurisdiction other than its jurisdiction of organization or incorporation.

SECTION 2.2. Articles of Incorporation and Code of Regulations. The Company has delivered or made available to Parent: (i) a true and correct copy of the articles of incorporation and code of regulations of the Company, each as amended to date (respectively, the “Articles of Incorporation” and “Code of Regulations”) and (ii) the articles of incorporation and code of regulations, or like organizational documents, each as amended to date, of each of its Subsidiaries. The Articles of Incorporation and Code of Regulations are in full force and effect, and the Company is not in violation of any of the provisions of the Articles of Incorporation or the Code of Regulations.

SECTION 2.3. Capitalization. (a) The authorized capital stock of the Company consists of (i) 40,000,000 Shares and (ii) 1,000,000 shares of preferred stock, without par value (the “Company Preferred Stock”).

(b) At the close of business on October 12, 2007: (the “Capitalization Date”): (i) 19,392,257 Shares were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable and were issued free of preemptive rights; (ii) an aggregate of 1,664,230 Shares were reserved for issuance upon or otherwise deliverable in connection with the grant of equity-based awards (as described in Section 1.7) or the exercise of outstanding Company Options issued pursuant to the Company Stock Plans; (iii) no shares of Company Preferred Stock were outstanding; (iv) 3,614,039 Shares and no shares of Company Preferred Stock were held in the treasury of the Company; and (v) no Shares were held by any of the Company’s Subsidiaries. From the close of business on the Capitalization Date through the date of this Agreement, no options or other rights to acquire Shares or shares of Company Preferred Stock have been granted and no Shares or shares of Company Preferred Stock have been issued or sold from treasury, except for Shares issued pursuant to the exercise of Company Options in accordance with their terms or rights and other than are expressly permitted by Section 1.7. Section 2.3(b) of the Company Disclosure Schedule sets forth, as of the Capitalization Date, each Company Option, Restricted Share, Performance-Based Award, Company Common Stock equivalents deliverable under the Non-Employee Directors Plan or other equity-based award outstanding under any Company Stock Plan, the number of Shares issuable thereunder, and the exercise or conversion price.

(c) All outstanding shares of capital stock of the Company and each of its Subsidiaries were duly authorized, validly issued, fully paid and non-assessable and are not subject to and were not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the ORC, the Articles of Incorporation and Code of Regulations or the Subsidiary Charter Documents or any Contract to which the Company or any of its Subsidiaries is or was a party or otherwise bound. Except as set forth in clauses (a) and (b) of this Section 2.3 and for the Company’s obligations under this

Agreement, (i) there are not outstanding or authorized any (A) shares of capital stock or other voting securities (including any bonds, debentures, notes or other obligations which have the right to vote or which are convertible into, or exercisable or exchangeable for, securities having the right to vote with the shareholders of the Company or any of its Subsidiaries on any matter) of the Company, (B) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company, or (C) options or other rights to acquire from the Company, or any obligation of the Company or any of its Subsidiaries, contingently or otherwise, to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or other voting securities of or equity interests in the Company (collectively, “Company Securities”); (ii) there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities and no proxies, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party or is bound with respect to the Company Securities; and (iii) there are no other options, calls, warrants or other rights, agreements, arrangements or commitments of any character relating to any Company Securities to which the Company or any of its Subsidiaries is a party or is bound.

SECTION 2.4. Authority. (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceeding on the part of the Company is necessary to authorize this Agreement or to consummate the transactions so contemplated other than adoption of the “agreement of merger” (as such term is used in Section 1701.78 of the ORC) contained in this Agreement by the holders of at least a majority in combined voting power of the outstanding Shares (the “Requisite Shareholder Approval”), and the filing with the Secretary of State of the State of Ohio of the Certificate of Merger as required by the ORC. This Agreement has been duly and validly executed and delivered by the Company and, assuming receipt of the Requisite Shareholder Approval and the due authorization, execution and delivery hereof by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting enforcement of creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing.

(b) At a meeting duly called and held, the Company Board, acting upon and in accordance with the unanimous recommendation of the Special Committee, has (i) determined that the Merger and the other transactions contemplated hereby are advisable and fair to and in the best interests of the Company and its shareholders, (ii) approved this Agreement and the transactions contemplated hereby in accordance with the ORC, and (iii) unanimously resolved (subject to Section 4.3) to recommend adoption of this Agreement by its shareholders (the “Company Board Recommendation”).

SECTION 2.5. No Conflict; Required Filings and Consents. (a) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby, do not and will not, (i) conflict with or violate the Articles of Incorporation or Code of Regulations, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (v) of subsection (b) below have been obtained, and all filings described in such clauses have been made, conflict with or violate any federal, state, local or foreign statute, law, ordinance, rule, regulation, order, judgment, decree, writ, injunction, directive, principle of common law, constitution, treaty, arbitration award, listing standard or legal requirement or any interpretation thereof (“Law”), any Permit (as hereinafter defined) or any Nasdaq rule or regulation applicable to the Company or any of its Subsidiaries or by which any of their respective properties are bound or (iii) (A) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) or require the consent of any Person under, or (B) result in the loss of a material benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, or (C) result in the creation of any Lien on any of the properties or assets of the Company or any of its Subsidiaries under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit or other instrument or obligation (each, a “Contract”) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties are bound, except, in the case of clauses (ii) and (iii), for any such conflict, violation, breach, default, loss, right or other occurrence, or consents not obtained (disregarding consents with respect to agreements with Bell & Clements), which would not constitute, individually or in the aggregate, a Company Material Adverse Effect.

(b) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to (any of the foregoing being a “Consent”), any federal, state, local or foreign governmental or regulatory (including stock exchange) authority, agency, court, commission, or other governmental authority or instrumentality, arbitral tribunal, or industry self-regulatory organization (each, a “Governmental Entity”), except for (i) applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder (including the filing of the Proxy Statement with the Securities and Exchange Commission (“SEC”)), and state securities, takeover and “blue sky” laws, (ii) the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) or the applicable requirements of antitrust or other competition laws of jurisdictions other than the United States or investment laws relating to foreign ownership (“Foreign Antitrust Laws”), (iii) the applicable requirements of Nasdaq, (iv) the filing with the Secretary of State of the State of Ohio of the Certificate of Merger as required by the ORC, (v) approvals of or filings with insurance regulatory authorities under all applicable Laws regulating the business of insurance (collectively, “Insurance Laws”) as set forth in Section 2.5(b) of the Company Disclosure Schedule, and (vi) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not constitute, individually or in the aggregate, a Company Material Adverse Effect.

SECTION 2.6. Compliance With Law.

(a) The business and operations of the Company and the Company’s Subsidiaries are, and have been, conducted in compliance with all applicable Laws, except for such non-compliance as would not constitute, individually or in the aggregate, a Company Material Adverse Effect. Without limitation of the foregoing, the Company and each of its Subsidiaries is and has been marketing, selling and issuing insurance products in compliance with all applicable Laws and all applicable orders and directives of all insurance regulatory authorities, and all market conduct recommendations resulting from market conduct or other examinations of insurance regulatory authorities in the respective jurisdictions in which such products have been marketed, issued or sold, including in compliance with applicable Laws relating to (i) the disclosure of the nature of insurance products as policies of insurance, (ii) insurance product projections, (iii) the underwriting, marketing, sale and issuance of, or refusal to sell, any insurance product to insureds or potential insureds of any race, color, creed, national origin or other legally protected status and (iv) “replacement” or anti-churning restrictions in each case, except for such non-compliance that would not constitute, individually or in the aggregate, a Company Material Adverse Effect.

(b) There is no pending or, to the knowledge of the Company, threatened proceeding to which the Company or a Subsidiary of the Company is subject before any Governmental Entity or other Person regarding whether any of the Subsidiaries has violated any applicable Laws, nor is there any pending or, to the knowledge of the Company, threatened investigation by any Governmental Entity with respect to possible material violations of any applicable Laws, except for such violations or possible violations that would not constitute, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available for inspection by Parent complete copies of all material registrations, filings and submissions (other than routine filings, such as for approval of policy forms and rates) made since January 1, 2004 (including financial and market conduct examination reports) by the Company or any of the Company’s Subsidiaries with any Governmental Entity and any reports of examinations relating to the Company or any of the Company’s Subsidiaries conducted by any Governmental Entity since January 1, 2004, together with all material related correspondence (including responses by or on behalf of the Company and the Company’s Subsidiaries), except as such disclosure may be prohibited by applicable Law. Except as would not constitute, individually or in the aggregate, a Company Material Adverse Effect, (x) since January 1, 2002, the Company and the Company’s Subsidiaries have filed all financial statements and reports, statements, documents, registrations, filings or submissions required to be filed by such entity with any Governmental Entity, (y) all such reports, registrations, filings and submissions are in compliance (and complied at the relevant time) with applicable Law and (z) no deficiencies have been asserted by any such Governmental Entity since January 1, 2002 with respect to any reports, statements, documents, registrations, filings or submissions required to be filed with respect to the Company or the Company’s Subsidiaries with any Governmental Entity that have not been remedied.

(c) Except as would not constitute, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries (i) have all registrations, variances, orders, approvals, authorizations, franchises, grants, easements, consents, certificates, applications, licenses (including insurance licenses), exemptions, permits and other regulatory authorizations (“Permits”) from all Governmental Entities required to conduct their respective businesses, to own and operate the real property owned and leased by each of them and to own, charter, lease and operate the Vessels, and (ii) are in compliance with all such Permits.

(d) No suspension, cancellation or non-renewal of any material Permit is pending or, to the knowledge of the Company, threatened. The Company and its Subsidiaries are not in violation or breach of, or default under, any Permit, except where such violation, breach or default would not constitute, individually or in the aggregate, a Company Material Adverse Effect. No event or condition has occurred or exists which would result in a violation or breach of, or a default or loss of a benefit under, or acceleration of an obligation of the Company or any of the Company’s Subsidiaries under, any Permit (in each case, with or without notice or lapse of time or both), except where such violation, breach, default, loss of benefit or acceleration would not constitute, individually or in the aggregate, a Company Material Adverse Effect.

(e) The Company and its Subsidiaries are and at all times since January 1, 1997, have each been a “citizen of the United States” within the meaning of Section 2 of the Shipping Act, 1916, as amended, for the purposes of owning and operating vessels in the United States coastwise trade.

SECTION 2.7. SEC Filings; Financial Statements. (a) The Company has filed or furnished or otherwise transmitted all forms, reports, statements, schedules, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed, furnished or transmitted by it with or to the SEC since January 1, 2005 (such documents filed since January 1, 2005, the “Company SEC Reports”). As of their respective dates, each of the Company SEC Reports complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder and the Exchange Act and the rules and regulations promulgated thereunder, each as in effect on the date so filed. Except to the extent amended or superseded by a subsequent filing with the SEC made prior to the date hereof, as of their respective dates (and if so amended or superseded, then on the date of such subsequent filing), none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) Each of the audited and unaudited consolidated financial statements (including the related notes thereto) of the Company and its Subsidiaries included (or incorporated by reference) in the Company SEC Reports, as amended or supplemented prior to the date of this Agreement (collectively, the “Financial Statements”), comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in accordance with GAAP the consolidated financial position of the Company and its consolidated Subsidiaries at the respective dates thereof and the consolidated statements of operations, cash flows and changes in shareholders’ equity for the periods indicated therein (subject, in the case of unaudited financial statements, to normal and recurring year-end audit adjustments which are not, individually or in the aggregate, material in amount or significance, in each case as permitted by GAAP and the applicable rules and regulations promulgated by the SEC). To the knowledge of the Company, none of the Company SEC Reports is the subject of any ongoing review or investigation by the SEC and there are no unresolved SEC comments with respect to any of such documents.

(c) As used herein, the term “Company SAP Statements” means all annual and quarterly statutory statements, together with all exhibits, interrogatories, notes and schedules thereto and any actuarial opinions, affirmations or certifications or other supporting documents required in connection therewith, of each of the Company’s Subsidiaries as filed with the applicable insurance regulatory authorities in their respective jurisdictions of incorporation for the years ended December 31, 2006, 2005 and 2004 and the quarterly periods ended March 31, 2007 and June 30, 2007. Each of the Company’s Subsidiaries has filed or submitted all Company SAP Statements required to be filed with or submitted to the appropriate insurance regulatory authorities of the jurisdiction in which it is domiciled or commercially domiciled on forms prescribed or permitted by such authority, except for such failures to file that would not constitute, individually or in the aggregate, a Company Material Adverse Effect. The Company SAP Statements have each been delivered to Parent prior to the date hereof and were prepared in all material respects in accordance with SAP consistently applied for the periods covered thereby (except as may be indicated in the notes thereto), and the Company SAP Statements present fairly, in all material respects, the statutory financial position of such Subsidiaries of the Company as at the respective dates thereof and the results of operations of such Subsidiaries of the Company for the respective periods then ended. No material weakness has been asserted with respect to any Company SAP Statements filed prior to the date hereof by any Governmental Entity that has not been cured, waived or otherwise resolved to the satisfaction of such Governmental Entity, except for those deficiencies that would not constitute, individually or in the aggregate, a Company Material Adverse Effect. The statutory balance sheets and income statements included in the Company SAP Statements have been audited by the Company’s independent auditors, and the Company has delivered or made available to Parent true and complete copies of all audit opinions related thereto for periods beginning on or after January 1, 2004. Except as indicated therein, all assets that are reflected as admitted assets on the Company SAP Statements comply in all material respects with all applicable Laws with respect to admitted assets. There are no permitted practices utilized by the Company or its Subsidiaries in the preparation of the Company SAP Statements.

(d) The records, systems, controls, data and information of the Company and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or its Subsidiaries or its accountants (including all means of access thereto and therefrom), except for any nonexclusive ownership and nondirect control that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the system of internal accounting controls described below in this Section 2.7(d). The Company has implemented and maintains a system of internal control over financial reporting (as required by Rule 13a-15(a) under the Exchange Act) that (i) was effective as of December 31, 2005 and (ii) with respect to subsequent periods was designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of its financial statements for external purposes in accordance with GAAP and such system of internal control over financial reporting is effective. To the knowledge of the Company, the Company has not identified any material weaknesses in its system of internal control over financial reporting and has no reason to believe that its officers will not be in a position to furnish the certifications and attestations required pursuant to the rules and regulations of the SEC under the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated thereunder. The Company (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time frames specified by the SEC’s rules and forms (and such disclosure controls and procedures are effective) and (ii) has disclosed, based on its most recent evaluation of its system of internal control over financial reporting prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Company’s Board of Directors (A) any material weaknesses in the design or operation of its internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act)

that would reasonably be expected to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. The Company has delivered to Parent a summary of any such disclosure made by the management of the Company since January 1, 2002. Since December 31, 2005, any material change in internal control over financial reporting required to be disclosed in any Company SEC Report has been so disclosed.

(e) Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether accrued, absolute, fixed, contingent or otherwise, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP, that would constitute, individually or in the aggregate, a Company Material Adverse Effect, other than liabilities, obligations or contingencies (i) reflected or reserved against on the December 31 Balance Sheet or in the notes thereto or (ii) incurred in the ordinary course of business consistent with past practice since December 31, 2006 (none of which, individually or in the aggregate, would constitute, or could reasonably be expected to constitute, a Company Material Adverse Effect). The “December 31 Balance Sheet” means the consolidated balance sheet of the Company dated as of December 31, 2006 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC prior to the date hereof.

SECTION 2.8. Absence of Certain Changes or Events.

(a) Since December 31, 2006, the Company and its Subsidiaries have conducted their business only in the ordinary course consistent with past practice, and neither the Company nor any of its Subsidiaries has taken any action since December 31, 2006 that, if taken after the date of this Agreement without the prior written consent of Parent, would constitute a breach of Section 4.1(a), (b), (c) (other than quarterly dividends heretofore paid in 2007), (d), (j), (k), (l) or (u).

(b) Since December 31, 2006, there has not been (and there is not) any change, condition, event, occurrence, fact, effect or development that has had, or, to the knowledge of the Company, could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

SECTION 2.9. Absence of Litigation. There is no claim, litigation, action, suit, proceeding, arbitration, mediation or investigation (whether judicial, arbitral, administrative or other, whether at law or in equity) (each, a “Proceeding”) before any Governmental Entity pending or, to the knowledge of the Company, threatened against or relating to the Company or any of its Subsidiaries or any properties or assets of the Company or any of its Subsidiaries, other than any such Proceeding (i) that is ordinary course claims litigation related to policies or contracts of insurance written by any Company Insurance Subsidiary seeking benefits thereunder or (ii) that are not reasonably likely to constitute, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company or any of its Subsidiaries nor any of their respective properties or assets is subject to any outstanding order, writ, injunction, judgment or decree of any Governmental Entity, except for those that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No officer or director of the Company or any of its Subsidiaries is a defendant in any Proceeding before any federal, state, local or foreign court in connection with his or her status as an officer or director of the Company or any of its Subsidiaries, and to the knowledge of the Company, since January 1, 2005 no such Proceeding has been threatened. Section 2.9 of the Company Disclosure Schedule sets forth an accurate and complete list of each Proceeding before any federal, state, local or foreign court resolved or settled since January 1, 2006 and requiring payment by the Company or any of its Subsidiaries in excess of $250,000 or involving the imposition on the Company or any of its Subsidiaries of injunctive or other non-monetary relief.

SECTION 2.10. Employee Benefit Plans. (a) Section 2.10(a) of the Company Disclosure Schedule contains a true and complete list of each material “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and each other material written employment, bonus, vacation, stock option, stock purchase, restricted stock or other equity-based, incentive, deferred compensation, profit sharing, savings, retirement, retiree medical or life insurance, supplemental retirement, severance, fringe benefit, retention, change of control or other benefit plans, programs, agreements, contracts, policies or arrangements contributed to, sponsored or maintained by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has any liability, contingent or otherwise, as of the date hereof for the benefit of any current, former or retired employee, officer, consultant, agent, independent contractor or director of the Company or its Affiliates (collectively, the “Company Employees”) (such plans, programs, policies, agreements and arrangements, including the Company Stock Plans, collectively, “Company Plans”).

(b) With respect to each Company Plan, the Company has provided or made available to Parent a current, accurate and complete copy of (i) such Company Plan, if written, or a description of such Company Plan if not written and (ii) to the extent applicable, with respect to Company Plans sponsored or maintained by the Company, (A) any related trust agreement or other funding instrument, (B) the most recent determination letter received from the Internal Revenue Service (the “IRS”) for each Company Plan that is intended to be qualified under Section 401(a) of the Code, (C) the most recent summary plan description and any summaries of any material modification of such Company Plan, (D) all prospectuses prepared in connection with any such Company Plan, (E) all material written communications received from the IRS, the Pension Benefit Guaranty Corporation (the “PBGC”) or the Department of Labor (the “DOL”) or other applicable Governmental Entity, (F) all amendments and modifications to any such document, and (G) the most recent (1) Form 5500 with all attachments required to have been filed with the IRS or the DOL or any similar report filed with any comparable Governmental Entity in any non-U.S. jurisdiction having jurisdiction over any Company Plan, and all schedules thereto, (2) interim financial statements, (3) audited financial statements, (4) actuarial valuation reports, if any, and (5) employee handbooks currently in effect.

(c) Each Company Plan has been established, operated and administered in all material respects in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code, and other applicable laws, rules and regulations.

(d) Section 2.10(d) of the Company Disclosure Schedule lists all (i) pension plans (within the meaning of Section 3(2) of ERISA) subject to Section 412 of the Code or Title IV of ERISA and (ii) single employer pension plans (within the meaning of Section 4001(a)(15) of ERISA) for which the Company or any of its Subsidiaries or any other Person that, together with the Company or any of its Subsidiaries, is or was treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, together with the Company, an “ERISA Affiliate”) would reasonably be expected to incur liability under Section 4063 or 4064 of ERISA, each with respect to which the Company or any of its Subsidiaries maintains, contributes to or has any liability.

(e) None of the Company, its Subsidiaries, or any ERISA Affiliate contributes to, or has contributed to, a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA).

(f) Since January 1, 2004, no Company Plan that is subject to Section 401(a) of the Code has been completely or partially terminated. To the knowledge of the Company, none of the Company Plans has been the subject of a reportable event (as defined in Section 4043 of ERISA) as to which a notice would be required (without regard to regulatory monetary thresholds) to be filed with the PBGC. To the knowledge of the Company, the Company or its ERISA Affiliates has paid in full all insurance premiums due to the PBGC with regard to the Company Plans for all applicable periods ending on or before the Effective Time.

(g) As of the date hereof, no Proceedings before a Governmental Entity (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened with respect to any Company Plan that would reasonably be expected to result in any material liability to the Company.

(h) Each Company Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has received a favorable determination letter from the IRS and, to the knowledge of the Company, no event has occurred and no condition exists which would adversely affect such favorable determination.

(i) Neither the execution by the Company of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or upon occurrence of any additional or subsequent events) (i) constitute an event under any Company Plan or any trust or loan related to any of those plans or agreements that will or may result in any payment, acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Company Employee or (ii) result in the triggering or imposition of any restrictions or limitations on the right of the Company to amend or terminate any Company Plan.

(j) There have been no non-exempt “prohibited transactions,” as described in Section 4975 of the Code or Title I, Subtitle B of ERISA, involving any Company Plan which would reasonably be expected to give rise to any tax imposed by Section 4975 of the Code on the Company or any of its Subsidiaries.

(k) All Company Plans may be amended or terminated without material liability. Except pursuant to a Company Plan, no written or oral representations have been made to any present or former employee, consultant or director of the Company or its Subsidiaries promising or guaranteeing any employer payment or funding for the continuation of any material medical, dental, life or disability coverage for any period of time beyond the end of the current plan year (except pursuant to Part 6 of Subtitle B of Title 1 of ERISA or Section 4980B of the Code).

(l) No external investigation of the timing of option grants has been undertaken, nor is the Company aware of any facts which would result in such an investigation. The results of any internal investigation of the timing of option grants undertaken by the Company have not identified any problem with respect to the timing of the option grants.

SECTION 2.11. Labor and Employment Matters. (a) As of the date hereof, neither the Company nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement or any labor union contract, nor, to the knowledge of the Company, are there any activities or proceedings including but not limited to a demand for recognition or certification, whether before the National Labor Relations Board or any other labor relations tribunal or authority, of any labor union or group of employees to organize any employees of the Company or any of its Subsidiaries or compel the Company or any of its Subsidiaries to bargain with any labor union or labor organization. Since December 31, 2006, there has not been any, and there is no pending or, to the knowledge of the Company, threatened, labor strike, walkout, work stoppage, lockout, slow-down or other material labor dispute with respect to employees of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has to its knowledge engaged in any unfair labor practice. No grievance or arbitration demand or proceeding, or unfair labor practice charge, complaint or proceeding before the National Labor Relations Board or any similar state or local labor agency or any other labor relations tribunal or authority, whether or not filed pursuant to a collective bargaining agreement, has been filed, is pending or, to the knowledge of the Company, has been threatened against the Company or any of its Subsidiaries that could reasonably be expected to result in any material liability to the Company or any of its Subsidiaries.

(b) The Company is in compliance in all material respects with all applicable Laws relating to labor, employment and employment practices, including Laws relating to non-discrimination in employment, disability, labor relations, terms and conditions of employment, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, collective bargaining, occupational safety and health, family and medical leave, notification, employee terminations and collection and payment of withholding or payroll Taxes and similar Taxes, including, to the extent applicable, but not limited to, the Civil Rights Act of 1964, ERISA, the Equal Pay Act, the National Labor Relations Act, the Americans with Disabilities Act of 1990, the Vietnam Era Veterans Reemployment Act, the Uniformed Services Employment and Reemployment Rights Act, the Family Medical Leave Act, all material applicable requirements of the Occupational Safety and Health Act of 1970 and any and all similar applicable state and local laws. Except as would not constitute a Company Material Adverse Effect, there are no complaints, lawsuits, arbitrations, administrative proceedings, or other Proceedings before any Governmental Entity pending or, to the knowledge of the Company, threatened against the Company brought by or on behalf of any applicant for employment, any current or former employee, any person alleging to be a current or former employee, any class of the foregoing, or any Governmental Entity, relating to any Law included in this subparagraph (b) or related regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

SECTION 2.12. Insurance. Section 2.12 of the Company Disclosure Schedule sets forth, as of the date hereof, a true, correct and complete list of all material insurance policies issued in favor of the Company or any of its Subsidiaries, or pursuant to which the Company or any of its Subsidiaries is a named insured or otherwise a beneficiary, as well as any historic incurrence-based policies still in force. With respect to each such insurance policy, (i) the policy is in full force and effect and was in full force and effect during the periods of time such insurance policies are purported to be in effect and all premiums due thereon have been paid and (ii) neither the Company nor any of its Subsidiaries is in breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which with notice or the lapse of time or both, would constitute such a breach or default, or permit termination or modification of, any such policy. No notice of cancellation or termination of any such policy has been given to the Company or any of its Subsidiaries.

SECTION 2.13. Properties. Except as would not constitute, individually or in the aggregate, a Company Material Adverse Effect, the Company or a Subsidiary of the Company: (i) has good and marketable title to all of its owned real property (the “Owned Real Property”) and all tangible personal property reflected in the latest balance sheet included in the Company SEC Reports as being owned by the Company or one of its Subsidiaries or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), in each case free and clear of all Liens, except (A) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings, (B) Liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation, (C) other statutory liens securing payments not yet due, (D) such imperfections or irregularities of title, claims, liens, charges, easements, covenants and other restrictions or encumbrances as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and, in each case, as do not constitute and cannot reasonably be expected to constitute a Company Material Adverse Effect and (E) mortgages, or deeds of trust, security interests or other encumbrances on title related to indebtedness reflected on the December 31 Balance Sheet or the June 30, 2007 balance sheet ((A)-(E), “Permitted Liens”); and (ii) is the lessee of all leasehold estates reflected in the December 31 Balance Sheet or acquired after the date thereof (except for leases that have expired by their terms since the date thereof or been assigned, terminated or otherwise disposed of in the ordinary course of business) (“Leased Real Property”) and is in possession of the properties purported to be leased thereunder, and each such lease is valid without material default thereunder by the lessee or, to the Company’s knowledge, the lessor.

SECTION 2.14. Tax Matters.

(a) The Company and its Subsidiaries have timely filed all material Tax returns required to be filed by applicable Law. All such returns are true, correct and complete in all material respects and accurately set forth all items required to be reflected or included in such returns by applicable Tax Laws. The Company and each of its Subsidiaries have timely paid all material Taxes that were due and payable within the time and manner prescribed by applicable Tax Law.

(b) The Company has made adequate provisions in accordance with GAAP, appropriately and consistently applied, in the Financial Statements for the payment of all Taxes for which the Company may be liable for the periods covered thereby that were not yet due and payable as of the dates thereof, regardless of whether the liability for such Taxes is disputed.

(c) All federal, state, local and foreign Tax returns of the Company and its Subsidiaries have been audited and settled, or are closed to assessment, for all years through 2003. There is no claim, audit, action, suit, proceeding or investigation now in process, pending or, to the knowledge of the Company, threatened against the

Company or any of its Subsidiaries for any alleged deficiency in Taxes, and neither the Company nor its Subsidiaries have received any written notice of any threatened or proposed reassessments, audits, deficiencies or investigation with respect to any liability of the Company or its Subsidiaries for Taxes.

(d) There are no agreements in effect to extend the period of limitations for the assessment or collection of any Tax for which the Company or any of its Subsidiaries may be liable, and no closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof, or any similar provision of state or local Law is in effect.

(e) The Company and its Subsidiaries have withheld all material amounts required to have been withheld by them in connection with amounts paid or owed to any employee, independent contractor, creditor, shareholder or any other third party; such withheld amounts were either duly paid to the appropriate Tax authority or set aside in accounts for such purpose. The Company and its Subsidiaries have reported such withheld amounts, as required under Law.

(f) Except in connection with its acquisition of Southern Pioneer Life Insurance Company in 2007, the Company is the common parent of an affiliated group (as such term is defined under Section 1504(a) of the Code) that includes all of its Subsidiaries as members that has elected to file a consolidated United States federal income Tax return (the “Company Group”). None of the Company or its Subsidiaries has or will have as of the Effective Time any liability for a material amount of Taxes of any Person (other than the Company or its Subsidiaries) as a transferee or successor, by contract or applicable Tax law or otherwise. No claim that remains unresolved has been made by any authority in a jurisdiction where the Company or any of its Subsidiaries has not filed Tax returns that the Company or such Subsidiary is or may be subject to taxation by that jurisdiction.

(g) There are no Liens with respect to Taxes (other than Permitted Liens) on any of the assets or properties of the Company or any of its Subsidiaries.

(h) None of the Company or any of its Subsidiaries has (i) entered into any transaction for which there is a “deferred intercompany gain” (within the meaning of Treasury Regulation Section 1.1502-13) equal to or greater than $5,000,000 as of the date hereof or (ii) an “excess loss account” less than $5,000,000 in respect of the stock of any of its Subsidiaries that is a member of the United States affiliated group (as that term is defined under Section 1504(a) of the Code and other similar provisions of state or local law) that includes the Company as a common parent (“Parent Common Group”) pursuant to Treasury Regulation Section 1.1502-19.

(i) None of the Company or any of its Subsidiaries have made, are required to make or have agreed to make, or have received notice from a Governmental Entity that proposes or threatens that it is required to make, any change in method of accounting previously used by it in its most recently filed income or franchise Tax return that has been provided to Parent prior to date hereof, which change in method would require an adjustment in income pursuant to Section 481(a) of the Code (or any similar provision under the laws of any other jurisdiction) on any income or franchise Tax returns to be filed by the Company or its Subsidiaries after the Effective Time; and there is no application pending with any Governmental Authority requesting permission by the Company or its Subsidiaries to make any change in any accounting method.

(j) None of the Company, any of its Subsidiaries or any predecessors of the Company or any of its Subsidiaries by merger or consolidation has since January 1, 2005 been a party to a transaction intended to qualify under Section 355 of the Code.

(k) Neither the Company nor any of its Subsidiaries is a United States Real Property Holding Corporation (“USRPHC”) within the meaning of Section 897 of the Code, and neither the Company nor any of its Subsidiaries was a USRPHC on any “determination date” (as defined in §1.897-2(c) of the United States Treasury Regulations promulgated under the Code) that occurred during the five years before the Closing Date.

(l) Neither the Company nor any of its Subsidiaries has engaged in a transaction that is reportable within the meaning of Section 6011 of the Code and Treasury Regulations promulgated thereunder.

(m) Tax reserves have been computed and maintained in the manner required under sections 807, 832, 954 and 846 of the Code by the Company and its Subsidiaries.

(n) Each of the Company and its Subsidiaries that issues, assumes, modifies, exchanges, administers, markets, reinsures or sells life insurance policies and other products intended to qualify as life insurance products satisfies the definition of a “life insurance company” for purposes of the Code.

For purposes of this Agreement, “Tax” shall mean all taxes, charges, fees, levies, imposts, duties, and other assessments, including any income, alternative minimum or add-on tax, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, escheat, franchise, registration, title, license, capital, paid-up capital, profits, withholding, employee withholding, payroll, worker’s compensation, unemployment insurance, social security, employment, excise, severance, stamp, transfer occupation, premium, retaliatory, commercial activity, margin, single business, business, recording, real property, personal property, federal highway use, commercial rent, environmental (including taxes under Section 59A of the Code), or windfall profit tax, custom, duty, amounts paid under a closing agreement as such term is defined pursuant to Section 7121 of the Code, charges levied in connection with guaranty fund or risk pool participation or other tax, fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties, related liabilities, fines or additions to tax that may become payable in respect thereof imposed by any country, any state, county, provincial or local government or subdivision or agency thereof.

(o) Except as would not constitute, individually or in the aggregate, a Company Material Adverse Effect, (i) all contracts issued, assumed, modified, exchanged, administered, marketed or sold by the Company or its Subsidiaries which are subject to Sections 101(f) or 7702 of the Code or which predate Sections 101(f) or 7702 of the Code qualify (and have qualified since issuance) as “life insurance” for Tax purposes (including, without limitation, the investor control and insurable interest rules), (ii) with respect to all such life insurance contracts, no separate accounts are maintained by the Company or any of its Subsidiaries that are required to be diversified pursuant to Section 817(h) of the Code, (iii) no life insurance contract issued, assumed, modified, exchanged or sold by the Company’s Subsidiaries is a “modified endowment contract” within the meaning of Section 7702A of the Code, and (iv) all life insurance contracts marketed or administered by the Company or its Subsidiaries are marketed and administered in compliance with the relevant provisions of the Code.

(p) Neither the Company nor any of its Subsidiaries has issued, assumed, modified, exchanged, administered, marketed or sold any annuities or similar type products that were intended to be taxed as “annuities” for U.S. federal income tax purposes, or any life insurance contracts (or similar tax-favored products) marketed as, or in connection with, plans that are intended to qualify under sections 401, 403, 408 or 457 of the Code.

SECTION 2.15. Proxy Statement. The letter to shareholders, notice of meeting, proxy statement and form of proxy that will be provided to shareholders of the Company in connection with the Merger (including any amendments or supplements) and any schedules required to be filed with the SEC in connection therewith (collectively, and as may be amended from time to time, the “Proxy Statement”) will not, at the time the Proxy Statement is filed with the SEC, at the time it is first mailed to shareholders and at the time of the Company Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to information supplied by Parent, Merger Sub or any Affiliate of Parent or Merger Sub or any of their directors, officers, employees, agents, financial advisors or other representatives in writing specifically for inclusion in the Proxy Statement. The Proxy Statement will, at the time the Proxy Statement is first mailed, at the time any amendment or supplement thereto is filed with the SEC, and at the time of the Company Shareholders’ Meeting, comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations of the SEC promulgated thereunder.

SECTION 2.16. Intellectual Property.

(a) Except as would not constitute, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries own, free and clear of all Liens other than Permitted Liens, or are licensed or otherwise possess sufficient rights to use such rights as it has in and to all Intellectual Property currently used in connection with the business of the Company or any of its Subsidiaries or owned or held for use by the Company or any of its Subsidiaries and (ii) the use of Intellectual Property by the Company and its Subsidiaries does not constitute an infringement or misappropriation of any valid third party Intellectual Property right in existence as of the date of this Agreement. During the past two years, no written claim has been asserted, or to the knowledge of the Company threatened, against the Company or its Subsidiaries and no outstanding material claim asserted at any time is unsettled or unresolved concerning the ownership, validity, registerability, enforceability, infringement, dilution, misappropriation, use or licensed right to use any Intellectual Property. To the knowledge of the Company, (x) no person is violating any Intellectual Property owned by the Company except as would not constitute, individually or in the aggregate, a Company Material Adverse Effect and (y) all Intellectual Property that has been licensed by the Company or any of its Subsidiaries is being used substantially in accordance with the applicable license pursuant to which the Company or such Subsidiaries acquired the right to use such Intellectual Property. As used herein, “Intellectual Property” means, collectively, all United States and foreign (A) trademarks, service marks, Internet domain names, trade dress, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby; (B) inventions and discoveries, whether or not patentable, and invention disclosures; (C) patents, registrations, and applications therefor; (D) trade secrets, confidential information and know-how, including processes, methods, schematics, business methods, formulae, drawings, prototypes, models and designs; and (E) software, source codes, object codes, copyrightable works, copyrighted works and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof.

(b) The Company and its Subsidiaries have established and are in compliance with commercially reasonable security programs that are designed to protect (i) the security, confidentiality and integrity of transactions executed through their computer systems, including encryption and/or other security protocols and techniques when appropriate and (ii) the security, confidentiality and integrity of all confidential or proprietary data except, in each case, which individually or in the aggregate, would not constitute a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has suffered a material security breach with respect to their data or systems, and neither the Company nor any of its Subsidiaries has notified consumers or employees of any information security breach related to the information of such consumers or employees. The Company and its Subsidiaries are in compliance in all material respects with their security policies and privacy policies.

SECTION 2.17. Environmental Matters. (a) Except for matters that would not constitute, individually or in the aggregate, a Company Material Adverse Effect: (i) the Company and each Subsidiary of the Company is, and has been since January 1, 2004, in compliance with all Environmental Permits and applicable Environmental Laws and (ii) the Company and each Subsidiary of the Company possess and have possessed since January 1, 2004 all Environmental Permits that are required to own and conduct the business of the Company and each Subsidiary of the Company as it is currently owned and conducted; (iii) there has been no Release of any Material of Environmental Concern by the Company or any of its Subsidiaries or, to the knowledge of the Company, their respective agents or contractors, in connection with their currently or formerly owned, operated or leased properties (whether owned or leased) or operations; (iv) there has been no exposure to any Material of Environmental Concern in connection with the properties (whether owned or leased), operations and activities of the Company and or any of its Subsidiaries since January 1, 2004; (v) neither the Company nor any of its Subsidiaries has retained or assumed, either by Contact or by operation of Law, any liability under Environmental Laws; (vi) to the knowledge of the Company, neither the Company nor any of its Subsidiaries has at any time sent any Material of Environmental Concern to any location that, pursuant to any Environmental Laws (A) has been placed or proposed for placement on the “National Properties List,” the “CERCLIS” or any similar state or federal list or (B) is subject to any order, demand or request from a Governmental Entity to perform restoration, investigation or remediation activities or to pay for the costs of any such actions at any location or at any currently or formerly owned or leased property; and (vii) neither the Company nor any of its Subsidiaries has received any written request, claim or notice of violation from any Governmental Entity alleging that the Company or any of its Subsidiaries is in violation of, or liable under, any Environmental Law since January 1, 2004.

(b) For purposes of this Agreement, the following terms shall have the meanings assigned below:

“Environmental Laws” shall mean all federal, state, or local statutes, regulations, ordinances, codes, or decrees protecting human health and safety and the environment, including occupational health and safety, the protection and restoration of the quality of the ambient air, soil, natural resources, surface water or groundwater or the manufacture, generation, handling, storage, use, Release, transportation, treatment, management, investigation or remediation of any Materials of Environmental Concern.

“Environmental Permits” shall mean all permits, licenses, registrations, and other authorizations of Governmental Entities required under applicable Environmental Laws.

“Materials of Environmental Concern” means any pollutant, contaminant, constituent, chemical, raw material, product or by-product, mold, petroleum or any fraction thereof, asbestos or asbestos-containing material, polychlorinated biphenyls, lead paint, insecticide, fungicide, rodenticide, pesticide, any hazardous, industrial or solid waste, and any toxic, radioactive, infectious or hazardous substance, material, or agent, including all substances, materials or wastes which are identified by or subject to regulation or give rise to liability under any Environmental Law.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any property, including movement through air, soil, surface water, groundwater, buildings or other property.

SECTION 2.18. Contracts. (a) Section 2.18 of the Company Disclosure Schedule lists, and the Company has made available to Parent true, correct and complete copies of, all Contracts (in each case, determined as of the date hereof) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets is bound and which are currently in effect or under which the Company or any of its Subsidiaries has continuing rights or obligations (each of the following being referred to herein as a “Material Contract”):

(i) that would be required to be filed by the Company as (A) a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by the Company on a Current Report on Form 8-K or (B) an exhibit to the Company SAP Statements;

(ii) that creates a partnership or joint venture or similar arrangement that is material to the business of the Company and the Subsidiaries, taken as a whole;

(iii) that would or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the Company’s ability to consummate the transactions contemplated by this Agreement;

(iv) that is a Contract (other than this Agreement) (a) for the purchase of assets in the ordinary course of business consistent with past practice, or (b) otherwise for the purchase or sale of any entity or assets after the date hereof in excess of $1,000,000;

(v) that provides for an obligation or liability of the Company or any of its Subsidiaries as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person (other than the Company or a Subsidiary of the Company) that could result in payments in excess of $1,000,000, other than obligations between the Company and any of its Subsidiaries;

(vi) that involves any directors, executive officers or 5% shareholders of the Company that cannot be canceled by the Company within 30 days’ notice without liability, penalty or premium, other than any agreements or arrangements with any directors or executive officers of the Company relating to indemnification or advancement of expenses;

(vii) that limits the ability of the Company or any of its Subsidiaries to compete in any line of business, in any geographic area or with any Person (excluding, for this purpose, agreements between the Company Insurance Subsidiaries and general agents entered into in the ordinary course of business) or to solicit any potential customers or employees or requires any of them to provide business or investment opportunities to any Person on an exclusive, priority or most favored basis, except for any such contract that may be canceled without any penalty or other liability to the Company or any of its Subsidiaries upon notice of 30 days or less; or

(viii) that are leases for real or personal property involving annual expense in excess of $500,000.

(b) Except as would not constitute, individually or in the aggregate, a Company Material Adverse Effect, each Material Contract and each new Contract entered into or amended after the date hereof that if in effect on such terms as of the date hereof would have been a Material Contract (each, a “New Contract”) is valid and binding on the Company or one of its Subsidiaries and, to the knowledge of the Company, each other party thereto and is in full force and effect, and the Company and its Subsidiaries have performed and complied with all obligations required to be performed or complied with by it under each Material Contract and each New Contract and, to the knowledge of the Company, each of the other parties to such Material Contract or New Contract, has in all material respects performed and complied with its obligations thereunder. There is no default under any Material Contract by the Company or any of its Subsidiaries or, to the knowledge of the Company, by any other party, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or any of its Subsidiaries, or to the knowledge of the Company, by any other party, except in any such case for defaults as would not constitute, individually or in the aggregate, a Company Material Adverse Effect.

SECTION 2.19. Affiliate Transactions. (a) Except as set forth in documents filed by the Company with the SEC prior to the date hereof, no event has occurred as of the date hereof that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.

(a) Except for American Modern Lloyds (where ownership by individuals is statutorily required), no officer, director or employee of the Company or any of the Company’s Subsidiaries owns, leases or licenses or is an Affiliate of any Person that owns, leases or licenses any assets which are used by the Company or any of the Company’s Subsidiaries to conduct its business as it is currently conducted. Except as set forth in Section 2.19 of the Company Disclosure Schedule and except for any employment agreement to which the Company or any Subsidiary of the Company is a party, neither the Company nor any Subsidiary is a party to any agreement, arrangement or other understanding with any (x) officer, director or employee of the Company or any Subsidiary of the Company or any Affiliate of any such Person or (y) Person beneficially owning, as of the date hereof, five percent or more of the outstanding shares of Company Stock.

SECTION 2.20. Opinion of Financial Advisor. Prior to the execution of this Agreement, UBS Securities LLC (the “Financial Advisor”) has delivered to the Special Committee its opinion, dated as of the date hereof, to the effect that, as of such date and based upon and subject to the matters set forth therein, the Merger Consideration to be received by the holders of Shares (other than the Hayden Shareholders, as defined in such opinion) is fair, from a financial point of view, to the holders of such Shares.

SECTION 2.21. Brokers; Certain Fees. No broker, finder or investment banker (other than the Financial Advisor) is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

SECTION 2.22. Takeover Laws. The Company Board, acting upon the recommendation of the Special Committee, has resolved to elect for, and has taken all other actions necessary to ensure that, in each case to the extent permitted by Law, the Company not to be subject to any “moratorium,” “control share acquisition,” “business combination,” “fair price” or other similar anti-takeover statute or regulation enacted under U.S. state or federal laws applicable to the transactions contemplated by this Agreement, including Chapters 1701 (and Sections 1701.83 and 1701.831 included therein) and 1704 of the ORC (collectively, “Takeover Laws”) and for such Takeover Laws to not be applicable to this Agreement or the transactions contemplated hereby, including the Merger, which actions and resolutions have not, as of the date hereof, been subsequently rescinded, modified or withdrawn in any way.

SECTION 2.23. Insurance Matters.

(a) Reinsurance. Except as would not constitute, individually or in the aggregate, a Company Material Adverse Effect (i) all reinsurance treaties or agreements to which the Company or any of its Subsidiaries is a party or under which the Company or any of its Subsidiaries has any material existing rights, obligations or liabilities (the “Company Reinsurance Agreements”) are in full force and effect in accordance with their terms; (ii) no Company Reinsurance Agreement is in default as to any provision thereof and (iii) since the commencement of the term of any such agreement where the Company is a cedent, the Company has not received any written notice to the effect that the financial condition of any party to any such agreement is impaired such that a default thereunder may reasonably be anticipated. The Company and its Subsidiaries are entitled under applicable Law to take full credit (subject to de minimis amounts) in the Company SAP Statements for all amounts recoverable by them pursuant to any Company Reinsurance Agreement, and all such amounts have been properly recorded in its books and records and are properly reflected in the Company SAP Statements. The Company Reinsurance Agreements transfer such risk as would be required for such Company Reinsurance Agreements to be properly accounted for as reinsurance.

(b) Actuarial Reports. Prior to the date hereof, the Company has made available to Parent a true and complete copy of all material actuarial reports prepared by actuaries, independent or otherwise, from and after January 1, 2005, with respect to the Company or any of the Company’s Subsidiaries and all material attachments, addenda, supplements and modifications thereto. There have been no actuarial reports of a similar nature covering any of the entities referred to in those reports in respect of any period subsequent to the latest period covered in such actuarial reports. To the knowledge of the Company, the information and data furnished by the Company or any of the Company’s Subsidiaries to its independent actuaries in connection with the preparation of such actuarial reports were accurate in all material respects for the periods covered in such reports.

(c) Reserves. The policy reserves and other actuarial amounts of the Company and the Company’s Subsidiaries recorded in their respective financial statements contained in the Company SAP Statements, as of their respective dates: (i) were determined in all material respects in accordance with generally accepted actuarial standards consistently applied (except as otherwise noted in such financial statements); (ii) were fairly stated in all material respects in accordance with sound actuarial principles; (iii) satisfied all applicable Laws in all material respects and have been computed on the basis of methodologies consistent in all material respects with those used in computing the corresponding reserves in the prior fiscal years, except as otherwise noted in the financial statements and notes thereto included in the Company SAP Statements and related actuarial opinions for the Company and the Company Insurance Subsidiaries for the 2006 fiscal year, a copy of which was made available to Parent prior to the date hereof; and (iv) include provisions for all actuarial reserves and related items which ought to be established in accordance with applicable Laws and in accordance, in all material respects, with prudent insurance practices generally followed in the insurance industry. To the knowledge of the Company, there are no facts or circumstances which would necessitate any material adverse change in such reserves above those reflected in the Company SAP Statements (other than increases consistent with past experience resulting from the ordinary course of business).

(d) Rates and Forms. Except as would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect, all binders, slips, certificates, guaranteed funding agreements, guaranteed investment contracts, insurance policies, annuity contracts, participation agreements and other agreements of insurance in effect as of the date hereof (including any applications, supplements, endorsements, riders and ancillary documents in connection therewith) that are currently issued by any Subsidiary of the Company, and all marketing materials, are, to the extent required under applicable Law, on forms and at rates filed with and either approved or not objected to within applicable time limits by the applicable insurance regulatory authorities.

(e) Certain Insurance. There are no insurance policies issued, reinsured or assumed by the Company or any of the Company’s Subsidiaries that are currently in force under which the Company or any of the Company’s Subsidiaries may be required to allocate profit or pay dividends resulting from the experience under such insurance policies to the holders thereof, other than contingent commissions paid to licensed agents.

(f) Agents. The Company has disclosed to Parent a list of the top 50 agents (by gross written premiums sold) of the Company Insurance Subsidiaries for the year ended December 31, 2006, and the gross written premium sold by each of these agents in such year with respect to products issued by any Company Insurance Subsidiary. To the knowledge of the Company, the contracts and other agreements pursuant to which agents act on behalf of the Company Insurance Subsidiaries are valid, binding and in full force and effect in all material respects in accordance with their terms and the parties to such contracts and agreements are not in default thereunder in any material respects. To the knowledge of the Company, except as set forth in Section 2.23(f) of the Company Disclosure Schedule, since January 1, 2007 through the date of this Agreement, none of the agents listed in Section 2.23(f) of the Company Disclosure Schedule has (a) terminated its relationship with any of the Company Insurance Subsidiaries or (b) materially decreased the placement, marketing or sales of products issued by the Company Insurance Subsidiaries. To the knowledge of the Company, each insurance agent, at the time such agent wrote, sold or produced any insurance policy for a Company Insurance Subsidiary, (i) was duly licensed as an insurance agent for the type of business written, sold or produced in the particular jurisdiction in which such agent wrote, sold or produced such business for such Company Insurance Subsidiary and (ii) was duly appointed as an agent by such Company Insurance Subsidiary, except for any failures to be so licensed and appointed as would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company has made available to Parent a true and complete copy of each standard form agency agreement used by the Company and its Subsidiaries for new business as of the date hereof.

(g) Finite Insurance. Neither the Company nor any Subsidiary of the Company is currently or has been since January 1, 2002 a party to a Finite Insurance Agreement (as defined below). Neither the Company nor any Subsidiary of the Company is now or has been since January 1, 2002 a party to any separate written or oral agreements with reinsurers that would under any circumstances reduce, limit, mitigate or otherwise affect any actual or potential loss to the parties under any reinsurance or coinsurance contract, other than the agreements and understandings that are explicitly defined in such reinsurance or coinsurance contract. As used herein, the term “Finite Insurance Agreement“ means any contract of financial reinsurance, finite risk insurance or reinsurance or coinsurance contracts (or multiple contracts with the same reinsurer or its Affiliates) that include any of the following features:

(i) features that limit the amount of insurance risk that is transferred to the reinsurer, by including: (i) a limited or conditional cancellation provision under which cancellation triggers the obligation by the Company or a Subsidiary of the Company or any of their Affiliates to enter into a new reinsurance contract with the reinsurer, or an Affiliate of the reinsurer; (ii) a contract term longer than two years when the contract is non-cancelable by the Company or the Subsidiary of the Company during the contract term; (iii) an unconditional unilateral right by the reinsurer to commute the reinsurance contract; or (iv) aggregate stop loss reinsurance coverage;

(ii) features that result in a delayed or untimely reimbursement of claims by the reinsurer, including: (i) reporting of losses less frequently than on a quarterly basis; or (ii) a payment schedule accumulating retentions from multiple years;

(iii) risks ceded during the period covered by a financial statement and either (i) accounted for by the ceding entity as reinsurance under SAP and as a deposit under GAAP, or (ii) as reinsurance under GAAP and as a deposit under SAP; or

(iv) does not transfer sufficient risk to the reinsurer to constitute reinsurance under SAP or GAAP.

(h) Agreements with Regulators. Neither the Company nor any Subsidiary of the Company is a party to any written agreement, consent decree or memorandum or understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any cease-and-desist or other order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any policies, procedures or board resolutions at the request of, any Governmental Entity which materially restricts the conduct of its business, or in any manner relates to its capital adequacy, its credit or risk management policies or its management, nor has the Company or any Subsidiary of the Company been advised by any Governmental Entity that it is contemplating any such undertaking.

(i) Certain Products. To the knowledge of the Company, all of its products and the products of its Subsidiaries that are required to be filed and marketed as “insurance” are filed and marketed as insurance. Neither the Company nor any of its Subsidiaries has received written notice from a Governmental Entity alleging that any of its products that are not marketed as insurance constitute or are subject to regulation as “insurance” under applicable Law.

SECTION 2.24. Compliance with Privacy Laws and Policies. Except as would not constitute, individually or in the aggregate, a Company Material Adverse Effect, the Company and each Subsidiary of the Company is in compliance with (i) the terms of its own privacy policy as it exists on the date of this Agreement, a true and correct copy of which has been made available to Parent and (ii) any applicable Laws concerning the protection of confidential personal information received from consumers, including the Gramm-Leach-Bliley Act of 1999 and the Health Insurance Accountability and Portability Act of 1996 and any rules and regulations adopted thereunder.

SECTION 2.25. Vessels.

(a) A complete equipment roster for the Company’s Shipping Subsidiaries is contained in Sections 19.01.01.01 through .06 of the Intralinks data site (as appearing therein on the date of this Agreement) assembled by the Company and disclosed to Parent, including all open, lift cover and roll cover hopper barges owned, chartered, subchartered, leased, or operated by the Company and its Subsidiaries (the “Vessels”). Each Vessel is designed to meet in all material respects and, on the Closing Date, shall meet in all material respects, the requirements under all Laws applicable to such vessel in its current use, and all rules and regulations promulgated under such Laws. The Company maintains for the Vessels such U.S. Coast Guard Certificates of Inspection and other certificates as may be required under applicable Law for the Vessels, current use, and all such certificates are valid and in full force and effect with no recommendations or outstanding requirements and, to the Company’s knowledge, kept in the respective locations required by Law.

(b) Each of the Company or its Subsidiaries, as applicable, is the sole owner of each Vessel owned by it and has good title to each such Vessel free and clear of all Liens, except for (i) Liens that collateralize indebtedness that is properly reflected on the December 31 Balance Sheet and (ii) Permitted Liens, provided that the obligations collateralized by such Permitted Liens are not delinquent or are being contested in good faith.

(c) With respect to each Vessel under any bareboat, time, voyage or other charter lease or similar contracts, including contracts of affreightment (collectively, the “Maritime Contracts”), (i) the Company and its Subsidiaries have a valid right to charter or lease such vessel; (ii) each Maritime Contract is in full force and effect in accordance with its terms; (iii) all rents, charter payments, and other monetary amounts that have become due and payable under the Maritime Contracts have been paid in full; (iv) no waiver, indulgence, or postponement of the obligations thereunder has been granted to the other party thereto; (v) there exists no default

(or an event that, with notice or lapse of time or both would constitute a default) under such Maritime Contracts; (vi) neither the Company nor any of its Subsidiaries has violated any of the terms or conditions under any of the Maritime Contracts and, to the knowledge of the Company, there is no condition or covenant to be observed or performed by any other party under any of the Maritime Contracts that has not been fully observed or performed; and (vii) the transactions described in this Agreement will not constitute a default under or cause for termination or modification of any of the Maritime Contracts, except, in the case of clauses (iii)-(vi) immediately above, for matters which, in the aggregate, are not material to the Company Shipping Subsidiaries as a whole.

(d) With respect to each Vessel and except as would not be material to the business of MGT Services, Inc. and M/G Transport Services, Inc. and its Subsidiary (collectively, the “Company Shipping Subsidiaries”) as a whole, (i) such Vessel is afloat and is in every way fit for its intended use (normal wear and tear excepted) under the Maritime Contracts, and (ii) to the knowledge of the Company, no event has occurred and no condition exists that would adversely affect the commercial operation of such Vessel or its performance under the Maritime Contracts.

SECTION 2.26. Other Representations or Warranties. Except for the representations and warranties contained in this Article II or in any certificate delivered pursuant hereto, neither the Company nor any other Person on behalf of the Company or any of its Subsidiaries makes any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or with respect to any other information provided by or on behalf of the Company or any of its Subsidiaries.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF

PARENT AND MERGER SUB

Subject to and as qualified by items set forth in the disclosure schedule (the “Parent Disclosure Schedule”) delivered by Parent and Merger Sub to the Company prior to the execution of this Agreement (it being agreed that a matter disclosed with respect to one representation or warranty shall also be deemed to be disclosed with respect to each other representation or warranty to the extent the applicability of such matter is reasonably apparent on the face of the disclosure contained in the Parent Disclosure Schedule with respect to such matter), Parent and Merger Sub, jointly and severally, hereby represent and warrant to the Company as follows:

SECTION 3.1. Organization. Each of Parent and Merger Sub is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized and has the requisite corporate or other entity power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted except where the failure to be so organized, existing, in good standing or to have such power or authority would not constitute, individually or in the aggregate, a Merger Sub Material Adverse Effect. Parent owns all of the outstanding capital stock of Merger Sub free and clear of all Liens. Prior to the date hereof, Parent has provided to the Company the name of the “ultimate parent entity” for purposes of obtaining the approvals of the Governmental Entities contemplated by this Agreement. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no business activities except as contemplated by this Agreement. “Merger Sub Material Adverse Effect” means a material adverse effect on the ability of Parent or Merger Sub, on or before the Outside Date, to perform their respective obligations under this Agreement that are required to be performed on or before the Outside Date or to consummate the transactions contemplated by this Agreement on or before the Outside Date.

SECTION 3.2. Authority. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement, to perform their respective obligations hereunder, or to consummate the transactions contemplated hereby (other than the filing with the Secretary of State of the State of Ohio of the Certificate of Merger as required by the ORC). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting enforcement of creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing.

SECTION 3.3. No Conflict; Required Filings and Consents. (a) The execution, delivery and performance of this Agreement by Parent and Merger Sub, do not and will not (i) conflict with or violate the respective certificates of incorporation or bylaws (or similar governing documents) of Parent or Merger Sub, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (v) of subsection (b) below have been obtained, and all filings described in such clauses have been made, conflict with or violate any Law, any of its Permits or any rule or regulation of any stock exchange applicable to Parent or Merger Sub or by which either of them or any of their respective properties are bound or (iii) (A) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) or require the consent of any Person under or (B) result in the loss of a material benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, or (C) result in the creation of any Lien on any of the properties or assets of Parent or Merger Sub under, any Contracts to which Parent, Merger Sub or any of their respective Subsidiaries is a party or by which Parent, Merger Sub or any of their respective Subsidiaries or any of their respective properties are bound, except, in the case of clauses (ii) and (iii), for any such conflict, violation, breach, default, acceleration, loss, right or other occurrence which would not constitute, individually or in the aggregate, a Merger Sub Material Adverse Effect.

(b) The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation of the transactions contemplated hereby by each of Parent and Merger Sub do not and will not require any Consents of any Governmental Entity, except for (i) the applicable requirements, if any, of the Exchange Act and the rules and regulations promulgated thereunder, and state securities, takeover and “blue sky” laws, (ii) the applicable requirements of the HSR Act, (iii) the applicable requirements of Nasdaq, (iv) the filing with the Secretary of State of the State of Ohio of the Certificate of Merger as required by the ORC, (v) the applicable requirements of Foreign Antitrust Laws, (vi) approvals of or filings with insurance regulatory authorities under applicable Insurance Laws as set forth in Section 3.3(b) of the Parent Disclosure Schedule, and (vii) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not constitute, individually or in the aggregate, a Merger Sub Material Adverse Effect.

SECTION 3.4. Absence of Litigation. There are no Proceedings before any Governmental Entity pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries or any properties or assets of Parent or any of its Subsidiaries, other than any such Proceedings that would not reasonably be expected to have, individually or in the aggregate, a Merger Sub Material Adverse Effect. Neither Parent nor any of its Subsidiaries nor any of their respective properties or assets is subject to any outstanding order, writ, judgment, injunction or decree of any Governmental Entity, except for those that would not reasonably be expected to have, individually or in the aggregate, a Merger Sub Material Adverse Effect.

SECTION 3.5. Proxy Statement. None of the information supplied by or on behalf of Parent, Merger Sub or any Affiliate of Parent or Merger Sub for inclusion in the Proxy Statement will, at the time the Proxy Statement is filed with the SEC, at the time it is first mailed to shareholders and at the time of the Company Shareholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

SECTION 3.6. Brokers. No broker, finder or investment banker (other than Lehman Brothers Inc., the fees and expenses of which will be paid by Parent) is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

SECTION 3.7. Financing. At Closing, Parent and Merger Sub will have sufficient funds to satisfy their obligations under this Agreement, including payment of the Merger Consideration.

SECTION 3.8. Capitalization of Merger Sub. The authorized capital stock of Merger Sub consists solely of 1,000 shares of common stock, no par value, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and immediately prior to the Effective Time will be, owned by Parent or a direct or indirect wholly owned Subsidiary of Parent. Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

SECTION 3.9. Interested Shareholder. Neither Parent nor Merger Sub is, nor at any time during the last three years has been, an “interested shareholder” as such term is defined in Section 1704 of the ORC.

SECTION 3.10. Vessels. Neither Parent nor any affiliate of Parent operates any vessel for hire. For the purpose of this representation, (i) the term “affiliate” shall be defined in the same manner as the term would be defined for purposes of the application of U.S. securities laws, (ii) the term “vessel” shall mean every description of watercraft or other artificial contrivance used, or capable of being used, as a means of transportation on water, and (iii) the phrase “operates any vessel for hire” shall mean any involvement in the operational control or management of a vessel for which the party receives compensation in any form.

SECTION 3.11. Parent. Parent (a) is a wholly-owned subsidiary of Munich Parent and (b) owns 100% of the outstanding capital stock (and interests convertible into capital stock) of, inter alia, Munich Reinsurance America, Inc. and Munich American Reassurance Company.

SECTION 3.12. No Other Representations or Warranties. (a) Except for the representations and warranties contained in this Article III or in any certificate delivered pursuant to this Agreement, none of Parent, Merger Sub or any other Person on behalf of Parent or Merger Sub makes any other express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information provided by or on behalf of Parent or Merger Sub.

(b) Each of Parent and Merger Sub acknowledge that, except as set forth in Article II, none of the Company, its Representatives or any other Person has made any representation or warranty, expressed or implied, at law or in equity, with respect to the Company, its business or with respect to any information furnished or made available to Parent, Merger Sub or any of their respective Representatives in connection with the transactions contemplated hereby.

ARTICLE IV

COVENANTS

SECTION 4.1. Conduct of Business of the Company Pending the Merger. Except as expressly required by this Agreement, as may be required by applicable Law or as set forth in Section 4.1 of the Company Disclosure Schedule, during the period from the date of this Agreement to the earlier to occur of the termination of this Agreement pursuant to its terms and the Effective Time, the Company will, and will cause each of its Subsidiaries to, conduct its operations according to its ordinary and usual course of business consistent with past practice (including performance of all Contracts in effect as of the date hereof, or entered into on or after the date hereof without violation of this Agreement, except that any acquisition of the kind described in Section 4.1(f) will be subject to Partent’s approval) and, to the extent consistent therewith, the Company will, and will cause each of its Subsidiaries to, use reasonable best efforts to preserve intact its business organization and management, to keep available the services of its current officers and employees, to maintain its current rights and franchises and to preserve the goodwill of and maintain satisfactory relationships with those Persons having business relationships with it (including any agent doing business with any Company Insurance Subsidiary). Without limiting the generality of the foregoing and except as otherwise expressly provided in or contemplated by this Agreement, as may be required by applicable Law or as set forth in Section 4.1 of the Company Disclosure Schedule, during the period from the date of this Agreement to the earlier to occur of the termination of this Agreement pursuant to its terms and the Effective Time, without the prior written consent of Parent (provided that such consent shall not be unreasonably withheld, conditioned or delayed with respect to paragraphs (e), (g), (h), (k), (l), (m), (r), (s), (t), (u) or (w) (to the extent any agreement or commitment referenced in Section 4.1(w) is with respect to any of the aforementioned paragraphs of Section 4.1) of this Section 4.1, and provided further that the foregoing proviso shall not apply (A) in the case of paragraphs (m) and (r) of this Section 4.1, with respect to litigation the resolution of which involves extra-contractual liabilities or the admission, acknowledgement or stipulation that the Company or any of its Subsidiaries acted in bad faith and (B) in the case of paragraph (m) of this Section 4.1 only, in the case of Proceedings relating to this Agreement or the transactions contemplated hereby), the Company shall not, and shall not permit its Subsidiaries to:

(a) amend or otherwise change its articles of incorporation or code of regulations or any similar governing instruments;

(b) issue, deliver, sell, pledge, dispose of or encumber any Company Securities or Subsidiary Securities or other rights of any kind to acquire or receive any Company Securities or Subsidiary Securities, including stock appreciation rights, phantom stock or similar instruments (except for the issuance of Shares and phantom stock upon the exercise of Company Options or in satisfaction of Performance-Based Awards (in each case to the extent such Company Options and Performance-Based Awards are not issued in violation of this Agreement) or pursuant to elections made prior to the date hereof under the Company Plans, including phantom stock issued under the director deferred compensation plan, in each case outstanding on the date hereof);

(c) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property) in respect of any of its capital stock, except for (i) dividends or distributions by wholly owned Subsidiaries of the Company to the Company or another wholly owned Subsidiary of the Company or (ii) regular quarterly cash dividends paid by the Company on the Company Common Stock in the ordinary course and consistent with past practice, with usual record and payment dates and in accordance with the Company’s past dividend policy; provided that the per share amount of such dividends per fiscal quarter does not exceed the amount paid by the Company in respect to shares of Company Common Stock for the last fiscal quarter ended immediately prior to the date hereof;

(d) adjust, recapitalize, reclassify, combine, split, subdivide, redeem, purchase or otherwise directly or indirectly acquire any shares of capital stock or other equity interests of the Company or any of its Subsidiaries (other than the acquisition of Shares tendered by directors, officers, employees or former employees in connection with a cashless exercise of Company Options issued without violation of this Agreement or in order to pay Taxes in connection with the exercise of Company Options, in each case pursuant to the terms of a Company Plan);

(e) sell, lease, license, subject to a Lien, other than a Permitted Lien, encumber or otherwise surrender, relinquish or dispose of (i) any Owned Real Property or Leased Real Property; or (ii) any assets, product lines or businesses of the Company or its Subsidiaries, tangible or intangible (including capital stock or other equity interests of a Subsidiary of the Company), except (A) (with respect to assets described in this subsection (ii) only) (1) pursuant to existing written contracts or commitments set forth in Section 4.1(e) of the Company Disclosure Schedule, (2) ordinary course investment portfolio transactions in accordance with the Company’s investment guidelines in effect on the date hereof consistent with past practice, (3) sales of aged barges for scrap, and sales of other assets, in each case in the ordinary course of business consistent with past practice, and other sales of assets in an amount (for such other sales in the aggregate) not in excess of $500,000 in the aggregate, (4) transfers between the Company and any of its wholly owned Subsidiaries, or (5) the financing of new barges acquired under existing Contracts disclosed to Parent; and (B) mortgages and associated liens may be replaced or refinanced so long as the collateral is not materially increased from that currently existing and the maximum principal amount secured thereby is not increased;

(f) (i) acquire (whether pursuant to merger, consolidation, reinsurance, stock or asset purchase or otherwise) in one transaction or any series of related transactions any Person or any interest therein or business thereof, except for acquisitions of marketable securities pursuant to its investment policy as currently in effect, (ii) merge or consolidate with any other Person, (iii) liquidate, dissolve or wind-up its business or organize any new Subsidiary, or (iv) enter into any partnership, joint venture or similar business arrangement;

(g) enter into, amend, renew, terminate, or grant any release or relinquishment of any rights under, any Material Contract or any New Contract;

(h) (i) make any loans, advances or capital contributions to, or investments in, or receive any capital contributions from, any other Person, other than (A) by the Company or any of its Subsidiaries to or in the Company or any of its Subsidiaries and (B) ordinary course investment portfolio transactions in accordance with the Company’s investment guidelines in effect on the date hereof, (ii) create, incur, guarantee or assume any new indebtedness for borrowed money in excess of $500,000 or assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any Person, or issue any debt securities other than (A) short-term borrowings in the ordinary course of business consistent with past practice, (B) indebtedness of any of the Company’s Subsidiaries to the Company or to a wholly-owned Subsidiary of the Company, (C) guarantees issued by the Company or any of its wholly-owned Subsidiaries in respect of indebtedness which may be incurred under this Section 4.1(h), (D) drawings under existing revolving credit facilities (or replacements or refinancings thereof, provided that the maximum principal amount thereof is not increased), (E) replacements and refinancings of existing indebtedness, provided that the maximum principal amount of the replacement or refinancing indebtedness does not exceed the maximum principal amount of the indebtedness replaced or refinanced, and (F) the financing of new barges acquired under existing Contracts disclosed to Parent, (iii) make or commit to make any capital expenditure in excess of $1,000,000 in the aggregate during any 12 month period other than in the ordinary course of business consistent with past practice or (iv) cancel any debts, except for cancellations made in the ordinary course of business consistent with past practice;

(i) except (i) as required by the terms of any Company Plan or (ii) in the ordinary course of business consistent with past practice: (A) enter into any new, or materially amend, terminate or renew any existing, employment, severance, change of control, indemnification, termination, retention, consulting or salary continuation agreements or arrangements with or for the benefit of any present or former officers, directors or employees, or grant any material increases in the compensation, perquisites or benefits to officers, directors or employees (other than with respect to (1) employees hired after the date hereof, (2) officers and directors in accordance with the provisions of Section 4.4(a), and (3) employees who are not officers, directors or relatives of officers or directors; provided, however, that the increases contemplated by the foregoing clause (3) shall be limited to an aggregate increase of 5% per annum); (B) except as provided in Section 1.7, accelerate the vesting or payment of the compensation payable or the benefits provided or to become payable or provided to any of its current or former directors, officers, employees, consultants or service providers, or otherwise pay any amounts not due to any such individual under applicable Law or the terms of any Company Plan, including with respect to severance; or (C) fund or make any contribution to any Company Plan or trust not required to be funded or contributed to;

(j) except as permitted by the preceding clause (i), establish, adopt, enter into, amend in any material respect (other than as required by applicable law, including changes by the Company to comply with Section 409A of the Code) or terminate any Company Plan (including any employment, severance, consulting or other individual agreement) except as provided in Section 1.7, or adopt or enter into any other employee benefit plan or arrangement that would be considered a Company Plan if it were in existence on the date of this Agreement;

(k) make any material change with respect to actuarial, underwriting, hedging, asset/liability matching, investing, pricing, Tax, marketing, claims management, reserving, reinsurance or accounting methods, principles, practices or policies except as may be appropriate to conform to changes in Law, statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto;

(l) (i) make or amend any material Tax election or take any position on any Tax return filed on or after the date of this Agreement or adopt any method therein that is materially inconsistent with elections made, positions taken or methods used in preparing or filing similar returns in prior periods unless such position or election is required pursuant to a change in applicable Law or the Code; (ii) enter into any settlement or compromise of any material Tax liability or audit (provided that the Company may settle its 2004 federal income tax audit, provided that no additional Tax is payable by the Company pursuant to such settlement); (iii) file any amended Tax returns that would result in a material change in Tax liability, taxable income or loss to the Company, the Surviving Corporation or any of their Affiliates; (iv) change any annual Tax accounting period, (v) enter into any closing agreement relating to any material Tax liability or file a request for a Tax ruling determination letter or other written or oral advice from a Tax authority; (vi) surrender any right to claim a material Tax refund or credit, offset or other material reduction in Tax liability; or (vii) give or request any waiver of a statute of limitation with respect to any Tax return, claim or assessment;

(m) compromise, settle or agree to enter into any settlement, consent decree or other agreement or arrangement with any third party relating to any regulatory Proceeding brought by any Governmental Entity (including any Proceeding relating to this Agreement or the transactions contemplated hereby), or any litigation commenced by or against the Company in any court (other than ordinary course litigation in connection with disputed claims under insurance policies where such compromise, settlement or agreement involves extra-contractual liabilities or the admission, acknowledgement or stipulation that the Company or any of its Subsidiaries acted in bad faith), other than compromises, settlements or agreements in the ordinary course of business consistent with past practice that do not in the aggregate exceed 120% of the existing accrual or reserve established with respect to such matters as reflected on the Company’s Financial Statements in respect of the quarterly period ended June 30, 2007;

(n) fail to keep in force bonds or insurance policies or replacement or revised provisions providing insurance coverage with respect to the assets, operations and activities of the Company as are currently in effect;

(o) dispose of, permit to lapse, waive, release or assign any rights, or settle any material claims, with respect to any of its material Intellectual Property;

(p) enter into any lease of any real property, except any renewals or replacements of existing leases in the ordinary course of business consistent with past practice;

(q) waive the benefits of, agree to modify in any manner, terminate, release any Person from or fail to enforce any confidentiality, standstill or similar contract to which it is a party, which covers or relates to its business, assets or properties or to which it is a beneficiary;

(r) compromise or settle any insurance claim (including without limitation any Proceeding with respect to an insurance claim) other than in the ordinary course of business consistent with past practice or where such compromise, settlement or agreement involves extra-contractual liabilities or the admission, acknowledgement or stipulation that the Company or any of its Subsidiaries acted in bad faith;

(s) take any action to forfeit, abandon, modify, waive, terminate or otherwise change any of its material insurance licenses or other material Permits except as may be required to comply with applicable Law;

(t) other than in the ordinary course of business consistent with past practice, issue, reinsure or sell new kinds of policies, or amend existing kinds of policies, except to the extent required to comply with applicable Law;

(u) amend any material reinsurance or coinsurance contract, whether as reinsurer or reinsured, in each case other than in the ordinary course of business consistent with past practice;

(v) take any action that would be reasonably likely to result in (i) any representation or warranty made by the Company becoming untrue or inaccurate such that the condition set forth in Section 5.2 would not be satisfied or (ii) any other condition set forth in Article V not being satisfied; or

(w) agree or commit to take any of the actions described in Sections 4.1(a) through 4.1(v).

SECTION 4.2. Access to Information; Confidentiality. (a) From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement pursuant to its terms, the Company shall, and shall cause each of its Subsidiaries to (i) give Parent and Merger Sub and their respective officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, “Representatives”) reasonable access (during regular business hours upon reasonable notice) to all employees, agents, plants, offices, properties and other facilities and to all books, contracts, commitments and records (including Tax returns and all related workpapers and other documents relied upon to complete such Tax returns, and all documents and workpapers relied upon by the Company and its Subsidiaries for purposes of determining whether the Company (on a consolidated basis) was required to establish any reserves or accruals for Tax liabilities on its financial statements) of the Company and its Subsidiaries and cause the Company’s Representatives to provide reasonable access to their work papers and such other information as Parent or Merger Sub may reasonably request, (ii) permit Parent and Merger Sub to make such inspections (during regular business hours upon reasonable notice) as they may reasonably request and (iii) cause its and its Subsidiaries’ officers to promptly furnish Parent and Merger Sub with (A) such financial and operating data and other information with respect to the business, properties and personnel of the Company as Parent or Merger Sub may from time to time reasonably request and (B) all other information concerning its business, properties and personnel as Parent may reasonably request. No investigation made pursuant to this Section 4.2 shall affect any representation or warranty in this Agreement or any condition to the obligations of the parties hereto to consummate the Merger.

(b) Information obtained by Parent or Merger Sub pursuant to Section 4.2(a) shall be held in confidence in accordance with the confidentiality agreement previously executed by the Company and Munich Parent (the “Confidentiality Agreement”), which will remain in full force and effect in accordance with its terms except for the seventh paragraph thereof, which is hereby deemed superseded by this Agreement and shall have no further force or effect.

(c) Nothing in this Section 4.2 shall require the Company to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would (i) violate applicable Law, including the HSR Act or Foreign Antitrust Laws; (ii) violate the terms of any confidentiality agreement with a third party in effect on the date of this Agreement by which it is bound; or (iii) cause forfeiture of attorney/client privilege with respect thereto; provided, that, in the case of third party confidentiality obligations, the Company shall use reasonable efforts to obtain the waiver of such third party to such inspection or disclosure and shall disclose or describe such information to the fullest extent possible consistent with such obligations.

SECTION 4.3. Acquisition Proposals. (a) Subject to Section 4.3(b), the Company shall not, shall cause its Subsidiaries not to, and shall direct its and their respective Representatives not to, directly or indirectly (i) initiate, solicit, encourage or facilitate the making, submission or announcement of, any inquiries, proposals or offers relating to or in connection with a potential Acquisition Proposal or the making of any offer or proposal that constitutes or could reasonably be expected to lead to any Acquisition Proposal, (ii) enter into, continue or otherwise engage or participate in any discussions or negotiations regarding, or furnish any Person non-public information with respect to, or otherwise cooperate in any manner with, an Acquisition Proposal, or (iii) resolve, propose or agree to do any of the actions described in clause (i) or (ii) of this sentence. The Company shall, and shall direct its Representatives to, immediately cease and cause to be terminated any solicitation, encouragement, discussion or negotiation with any Persons conducted heretofore by the Company or any of its Representatives with respect to any Acquisition Proposal. The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party in each case unless the Special Committee and the Company Board, after consultation with its outside counsel, determines in good faith that the failure to do so would violate its fiduciary duties to the shareholders of the Company under applicable Law. The Company shall request the prompt return of any confidential information provided to any third party prior to the date hereof in connection with a possible Acquisition Proposal. Without limiting the foregoing, it is agreed that any action by the Company’s Representatives, Subsidiaries of the Company or Representatives of Subsidiaries of the Company that would constitute a violation of the restrictions set forth in this Section 4.3 if done by the Company, whether or not such Person is purporting to act on behalf of the Company or any of its Subsidiaries, shall constitute a breach of this Section 4.3 by the Company. The Company shall promptly inform its and its Subsidiaries’ respective Representatives of the obligations undertaken in this Section 4.3

(b) Notwithstanding anything to the contrary contained in Section 4.3(a), if at any time following the date of this Agreement, (i) the Company has received an unsolicited bona fide written Acquisition Proposal from a third party, (ii) a breach by the Company of this Section 4.3 has not contributed to the making of such Acquisition Proposal, (iii) the Special Committee or the Company Board determines in good faith, after consultation with its financial advisors and outside counsel, that such Acquisition Proposal is or is reasonably likely to lead to a Superior Proposal, then the Company may (A) furnish information with respect to the Company to the Person making such Acquisition Proposal and (B) participate in discussions or negotiations with the Person making such Acquisition Proposal regarding such Acquisition Proposal; provided, that (x) the Company will not, and will not allow its Representatives to, disclose any non-public information to such Person unless the Company has, or first enters into, a confidentiality and standstill agreement with such Person containing terms no less favorable to the Company than those contained in the Confidentiality Agreement, and (y) the Company will substantially concurrently provide to Parent any non-public information concerning the Company or its Subsidiaries provided to such other Person which was not previously provided to Parent; provided further, that with respect to each of the foregoing clauses (A) and (B), both (1) the Company Board and the Special Committee have concluded, in good faith and after consultation with outside legal counsel, that the failure to do so would violate its fiduciary duties to the shareholders of the Company under applicable Law and (2) the Company has provided Parent with notice of its intent to take any such action prior to taking such action and has otherwise complied with Section 4.3(c).

(c) From and after the date hereof, the Company shall promptly (and in any event within 24 hours) notify Parent in the event that the Company or any of its Subsidiaries or Representatives receives (i) any Acquisition Proposal or indication by any Person that it is considering making an Acquisition Proposal, (ii) any request for non-public information relating to the Company or any of its Subsidiaries other than requests for information in the ordinary course of business and unrelated to an Acquisition Proposal or (iii) any inquiry, contact or request for discussions or negotiations regarding any Acquisition Proposal. The written notice shall include the material terms of the Acquisition Proposal or the inquiry, contact or request and, if in writing, shall include a copy of such Acquisition Proposal or related inquiry, contact or request. The Company shall keep Parent reasonably informed on a current basis (and in any event within one Business Day) of the status of any Acquisition Proposal, inquiry, contact or request (including the material terms and conditions thereof) and any material developments, discussions and negotiations related thereto, and will provide Parent as soon as practicable after receipt thereof copies of all correspondence and other written material sent or provided to the Company from any third party in connection therewith. The Company shall promptly notify Parent upon determination by the Company Board or Special Committee that an Acquisition Proposal is a Superior Proposal. Notwithstanding the foregoing, the Company shall not be required to provide Parent with any of the aforementioned information to the extent that doing so would violate the terms of any confidentiality agreement to which the Company is a party on the date hereof. Without limiting the foregoing, the Company shall promptly (and in any event within 24 hours) notify Parent if it determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal pursuant to Section 4.3(b).

(d) Subject to the second sentence of this Section 4.3(d), neither the Company Board nor the Special Committee shall, directly or indirectly, (i) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Parent or Merger Sub, the Company Board Recommendation or the declaration of advisability by the Company Board of this Agreement, the Merger or the other transactions contemplated hereby, (ii) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Acquisition Proposal (any action described in items (i) and (ii), a “Change of Board Recommendation”) or (iii) adopt, approve or recommend, or publicly propose to adopt, approve or recommend, or permit the Company or any of its Subsidiaries to enter into, any merger agreement, letter of intent, memorandum of understanding, agreement in principle, share purchase agreement, asset purchase agreement or share exchange agreement, acquisition agreement, joint venture agreement, option agreement or other similar agreement, arrangement or understanding (A) constituting or that could reasonably be expected to lead to, or otherwise relating to, an Acquisition Proposal (other than a confidentiality and standstill agreement referred to in Section 4.3(b)) or (B) requiring the Company to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement (other than any agreement entered into in accordance with this Section 4.3). Notwithstanding the foregoing, if at any time prior to obtaining the Requisite Shareholder Approval the Company receives (without violation of this Agreement) an unsolicited bona fide written Acquisition Proposal from a third party which the Special Committee and the Company Board conclude in good faith, after consultation with outside counsel and their financial advisors, constitutes a Superior Proposal after giving effect to all of the adjustments to the terms of this Agreement which may be offered by Parent, including pursuant to clause (C) below, the Company Board may, prior to obtaining the Requisite Shareholder Approval, if the Special Committee or the Company Board determines in good faith, after consultation with outside counsel, that the failure to do so would violate its fiduciary duties to the shareholders of the Company under applicable Law, (x) effect a Change of Board Recommendation and/or (y) terminate this Agreement pursuant to Section 6.3(b) to enter into a definitive agreement with respect to a Superior Proposal; provided, however, that the Company Board may not effect a Change of Board Recommendation unless (A) there shall not have been a breach of this Section 4.3, (B) the Company shall have provided prior written notice to Parent, at least three Business Days in advance (the “Notice Period”), of its intention to take such action with respect to such Superior Proposal, which notice shall specify the material terms and conditions of any such Superior Proposal (including the per share value of the consideration offered therein and the identity of the party making such Superior Proposal), and shall have contemporaneously provided Parent with a copy of the relevant proposed transaction agreements with the party making such Superior Proposal and other material documents, including the definitive agreement with respect to such Superior Proposal (the “Alternative Acquisition Agreement”) and (C) prior to effecting such Change of Board Recommendation the Company shall, and shall direct its financial and legal advisors to, during the Notice Period, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior

Proposal. In the event that any material revisions (or revisions that in the aggregate are material) are made to the initial Superior Proposal, the Company shall deliver to Parent within one Business Day written notice of any such material revisions (including a detailed description thereof) and a new Notice Period shall be deemed to have commenced with respect to such modified Superior Proposal on the date of delivery of such notice to Parent.

(e) Subject to Parent’s rights under Section 6.4, nothing contained in this Section 4.3 shall prohibit the Special Committee or the Company Board from taking and disclosing to the shareholders of the Company a position contemplated by Rule 14e-2(a) and Rule 14d-9 promulgated under the Exchange Act; provided, that any such disclosure other than (i) a “stop-look-and-listen” communication to the shareholders of the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any similar communications to the shareholders of the Company), (ii) an express rejection of any applicable Alternative Proposal or (iii) an express reaffirmation of its recommendation to its shareholders in favor of the Merger, shall be deemed to be a Change of Board Recommendation; and provided further that neither the Company Board nor the Special Committee shall be permitted to recommend that the Company’s shareholders tender any securities in connection with any tender or exchange offer (or otherwise approve, endorse or recommend an Acquisition Proposal or withhold, withdraw or modify the Board Recommendation), unless in each case, in connection therewith, the Company Board effects a Change of Board Recommendation in accordance with the terms of Section 4.3(d).

(f) For purposes of this Agreement, (i) “Acquisition Proposal” means any inquiry, offer or proposal, written or oral, or any indication of interest in making an offer or proposal, made by a Person or group at any time after the date hereof relating to, or that could reasonably be expected to lead to (A) any merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution, tender offer or exchange offer, sale of shares of capital stock or sale of assets or similar transaction involving the Company or any of its Subsidiaries, (B) the Company’s acquisition of a third party in a transaction in which the shareholders of such third party immediately prior to the consummation of such transaction will own 20% or more of the Company’s outstanding capital stock immediately following such transaction, including the issuance by the Company of 20% or more of any class of its voting equity securities as consideration for assets or securities of a third party, (C) any transaction which is structured to permit any Person or group, alone or together with any other Person or group, to acquire beneficial ownership of (1) at least 20% of the consolidated assets of the Company and its Subsidiaries or (2) at least 20% of the equity interests or voting securities of the Company or any of its Subsidiaries if such Subsidiaries own, directly or indirectly, 20% or more of the assets referred to in clause (1), pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer or similar transaction, including any single or multi-step transaction or series of related transactions, in each case other than the Merger or (D) any other transaction having a similar effect to those described in clauses (A) – (C), in each case other than the Merger and the other transactions contemplated by this Agreement, and (ii) “Superior Proposal” means any bona fide Acquisition Proposal not arising from a breach of this Section 4.3 (except the references therein to “20%” shall be replaced by “50%”) which the Special Committee and the Company Board determine in good faith (after consultation with its financial advisors and legal counsel) (A) is reasonably likely to be consummated in accordance with its terms and (B) if consummated, would result in a transaction that the Company Board and the Special Committee have determined in good faith, after consultation with its financial advisors and legal counsel, is more favorable, from a financial point of view, to the holders of Company Common Stock than the transactions provided for in this Agreement, in each case with respect to clauses (A) and (B), taking into account, among other things, the Person or group making such Acquisition Proposal and all legal, financial, regulatory, timing and other aspects of this Agreement and such Acquisition Proposal, including any conditions relating to financing, regulatory approvals or other events or circumstances beyond the control of the party invoking the condition and taking into account any revisions made or proposed in writing by Parent or Merger Sub prior to the time of such determination.

SECTION 4.4. Employment and Employee Benefits Matters.

(a) Prior to the Effective Time, except as set forth below, the Company will and will cause its Subsidiaries to, and from and after the Effective Time, Parent will cause the Surviving Corporation to, honor, in accordance with their terms, all then-existing employment, change in control and severance agreements between the

Company or any of its Subsidiaries and any officer, director or employee of the Company or any of its Subsidiaries; provided that the aggregate of all payments under such agreements triggered by the Merger will not exceed $21,000,000 as shown in Section 03.03.39.03 of the Intralinks electronic data room for this transaction (as in effect on the date hereof), subject to such changes as Parent may approve.

(b) Parent shall cause the Surviving Corporation and each of its Subsidiaries, for the period commencing at the Effective Time and ending on the second anniversary thereof, to maintain for the individuals employed by the Company at the Effective Time (the “Current Employees”) compensation and benefits provided under employee benefit plans of Parent that are at least as favorable in the aggregate to the compensation and benefits maintained for and provided to Current Employees immediately prior to the Effective Time (excluding, for this purpose, equity-based compensation); provided, however, that nothing in this Section 4.4 shall prevent the amendment or termination of any Company Plan or interfere with the Surviving Corporation’s right or obligation to make such changes as are necessary to conform with applicable Law.

(c) Parent currently intends to continue the Cincinnati-based operations of the Company.

(d) To the extent individuals employed by the Company at the Effective Time Current Employees participate in employee benefit plans of Parent, Parent will, and will cause the Surviving Corporation to, cause service rendered by such Current Employees prior to the Effective Time to be taken into account for vesting and eligibility purposes (but not for accrual purposes, except for vacation and severance, if applicable) under such employee benefit plans of Parent, the Surviving Corporation and its Subsidiaries, to the same extent as such service was taken into account under the corresponding Company Plans for those purposes. To the extent Current Employees participate in a health employee benefit plan of Parent, (i) they will not be subject to any pre-existing condition limitation under any such health employee benefit plan of Parent, the Surviving Corporation or its Subsidiaries for any condition for which they would have been entitled to coverage under the corresponding Company Plan in which they participated prior to the Effective Time and (ii) Parent will, and will cause the Surviving Corporation and its Subsidiaries, to give such Current Employees credit under such employee benefit plans for co-payments made and deductibles satisfied prior to the Effective Time in the applicable year.

(e) This Section 4.4 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 4.4, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 4.4 or is intended to be, shall constitute or be construed as an amendment to or modification of any employee benefit plan or arrangement of Parent, the Surviving Corporation or any of their Affiliates or limit in any way the right of the Company, Parent, the Surviving Corporation or any of their Affiliates to amend, modify or terminate any of its respective employee benefit plans or arrangements.

(f) In the event that the Closing Date is on or before December 31, 2007, all Annual Incentive Plan, Sales Incentive Plan and Profit Sharing Plan obligations relating to the 2007 Plan Year (each as defined under the Company Plans) shall be calculated as if the Closing Date were on or after January 1, 2008, and payment of such obligations shall be made in accordance with past practices, except that any person employed by the Company at the Closing Date shall be declared to be employed by the Company at the payment date even if such is not the case (with the intended effect that employees participating in such plan will receive their full award for 2007 thereunder, regardless of when the Closing occurs).

(g) In the event the business of the Company Shipping Subsidiaries is sold prior to January 1, 2008, the Company will pay to the employees engaged in such business their full bonus for 2007, payable upon the consummation of such sale.

SECTION 4.5. Directors’ and Officers’ Indemnification and Insurance. (a) Parent and Merger Sub agree that the Surviving Corporation’s articles of incorporation and code of regulations shall contain provisions no less favorable with respect to exculpation from liabilities and indemnification of the present (as of the Effective

Time) or former directors, officers, employees and agents of the Company than are currently provided in the Articles of Incorporation and Code of Regulations, which provisions shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of any such individuals until the expiration of the statutes of limitations applicable to such matters or unless amendment, modification or repeal is required by applicable Law.

(b) Without limiting any additional rights to indemnification or exculpation that any Person may have under any agreement, Company Plan or otherwise, which Parent shall cause the Surviving Corporation to honor, from and after the Effective Time, Parent shall indemnify and hold harmless each present (as of the Effective Time) and former officer, director, employee and agent of the Company and its Subsidiaries (each, together with such person’s heirs, executors or administrators, an “Indemnified Party” and collectively, the “Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, inquiries, fines, amounts paid in settlement and reasonable fees, costs and expenses, including reasonable attorneys’ fees and disbursements, incurred in connection with any proceeding, whether civil, criminal, administrative or investigative, arising out of, pertaining to or in connection with the fact that the Indemnified Party is or was an officer, director, employee, fiduciary or agent of the Company or any of its Subsidiaries, or of another entity if such service was at the request of the Company, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable law. In the event of any such proceeding, each Indemnified Party will be entitled to advancement of expenses incurred in the defense of the proceeding from Parent (provided that any Person to whom expenses are advanced shall have provided an undertaking to repay such advances if it is finally determined that such Person is not entitled to indemnification). Parent shall cooperate with the Indemnified Parties in the defense of any such matter and any determination made or required to be made with respect to whether an Indemnified Party’s conduct complies with standards under applicable Law shall be made by independent legal counsel acceptable to Parent, as the case may be, and the Indemnified Party. The Surviving Corporation shall perform its obligations under such indemnification provisions in accordance with their respective terms.

(c) The Company shall purchase by the Effective Time, and Parent shall cause the Surviving Corporation to maintain, tail policies to the current directors’ and officers’ liability insurance policies maintained on the date of this Agreement by the Company and with respect to the directors and officers who are currently covered by the Company’s directors’ and officers’ liability insurance policies, which tail policies (i) shall not have a premium in excess of 300% of the annual premium most recently paid by the Company prior to the date hereof to maintain the existing policies (which amount is set forth in Section 4.5 of the Company Disclosure Schedule), (ii) shall be effective for a period of at least six years from and after the Effective Time with respect to claims arising from facts or events that existed or occurred prior to the Effective Time, and (iii) shall contain coverage that is at least as protective to such directors and officers as the coverage provided by such existing policies (complete and accurate copies of which have been made available to Parent); provided, however, that, if equivalent coverage cannot be obtained or can be obtained only by paying an aggregate premium in excess of 300% of such amount, the Company shall only be required to obtain (and the Surviving Corporation shall only be required to maintain) as much coverage as can be obtained by paying an aggregate premium equal to 300% of such amount.

(d) This Section 4.5 shall survive the consummation of the Merger and is intended to benefit, and shall be enforceable by, any Person or entity referred to in clause (a) of this Section 4.5 (whether or not parties to this Agreement). If Parent or the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity resulting from such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation shall assume the applicable obligations set forth in this Section 4.5.

SECTION 4.6. Further Action; Efforts. (a) Subject to the terms and conditions of this Agreement, prior to the Effective Time, each party will use its reasonable best efforts, and will cooperate fully with the other parties, to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement and to comply as promptly as practicable with all requirements of Governmental Entities applicable to the transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, to the extent required under the HSR Act or Foreign Antitrust Laws, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act or other required filing or application under Foreign Antitrust Laws, as applicable, with respect to the transactions contemplated hereby as promptly as practicable, to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act or such Foreign Antitrust Laws, as applicable, and to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act or to obtain consent, approvals or authorizations under Foreign Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for in the HSR Act.

(b) The Company agrees reasonably to cooperate with Parent to effect a strategy reasonably satisfactory to Parent so that the Company’s operation of the barge business following the Effective Time will not result in a violation of Section 27 of the Merchant Marine Act of 1920, as amended (46 U.S.C. Sections 12119 and 50501) (the “Jones Act”). Without limitation, such strategy may consist of one of the following, to become effective immediately prior to the Effective Time: (i) Bareboat Charter Option: the creation of a special purpose vehicle that is qualified as a “passive investor” with the United States Coast Guard in accordance with the Jones Act, whose sole purpose will be to hold Lien-free title to the Vessels and to enter into bareboat charters with an unaffiliated third party qualified to operate vessels in the U.S. coastwise trade (a “Jones Act Operator”) who will bareboat charter the Vessels for a minimum term of three years and take assignment of all applicable Maritime Contracts, (ii) Time Charter Option: the sale of the Vessels to a Jones Act Operator who will operate the Vessels and time charter the Vessels back to the Company or one of its Subsidiaries, or (iii) Sale of the Barge Business: the sale of one or more of the Company Shipping Subsidiaries (or of all or a portion of the assets thereof) to a Jones Act Operator.

(c) Each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall, in connection with the efforts referenced in Section 4.6(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any Foreign Antitrust Law, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) keep the other party reasonably informed of any communication received by such party from, or given by such party to, the Federal Trade Commission (the “FTC”), the Antitrust Division of the Department of Justice (the “DOJ”) or any other U.S. or foreign Governmental Entity and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby; and (iii) permit the other party and its outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the FTC, the DOJ or such other applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences.

(d) In furtherance and not in limitation of the covenants of the parties contained in Sections 4.6(a) and (c), (i) as soon as reasonably practicable following the date of this Agreement, the Company and Parent shall cooperate in all respects with each other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to prepare and file with the relevant insurance regulators requests for approval of the transactions contemplated by this Agreement and shall use all reasonable efforts to have such insurance regulators approve the transactions contemplated by this Agreement, (ii) each party shall give the other party prompt written notice if it receives any material notice from any insurance regulator in connection with the transactions contemplated by this Agreement, and, in the case of any such written material notice, shall promptly furnish the other party with a copy thereof, (iii) all applications and substantive correspondence with the insurance regulators shall be submitted in advance to the Company and the Company shall have an opportunity to provide comments thereon and (iv) to the extent permitted, practicable and reasonable, each party shall have the right to participate in and shall, to the extent practicable, receive reasonable prior notice of, all telephone calls and meetings of the other party with any insurance regulators in respect of the transactions contemplated by this Agreement. If an insurance regulator requires that a hearing be held in connection with its approval of the transactions contemplated hereby, each party shall use its reasonable best efforts to arrange for such hearing to be held promptly. Parent may seek to obtain regulatory approval of a dividend, affiliated loan or similar arrangement to be paid or made by Munich Reinsurance America, Inc., a Delaware corporation and an Affiliate of Parent, to fund the full amount of the aggregate Merger Consideration and the other amounts required to be paid by Parent or the Surviving Corporation pursuant to this Agreement; provided that nothing in this Agreement shall be construed to require such regulatory approval or the payment of such dividend, loan or similar arrangement prior to or as a condition to Parent’s or Merger Sub’s obligations hereunder. The Company shall, and shall cause its Subsidiaries to, cooperate fully with Parent as reasonably requested by Parent to obtain such regulatory approval.

(e) In furtherance and not in limitation of the covenants of the parties contained in Sections 4.6(a), (c) and (d), if any objections are asserted with respect to the transactions contemplated hereby under the HSR Act, any Foreign Antitrust Law, any Insurance Law or any other applicable Law (other than the Jones Act) or if any suit is instituted (or threatened to be instituted) by the FTC, the DOJ or any other applicable Governmental Entity or any private party challenging any of the transactions contemplated hereby as violative of the HSR Act, any Foreign Antitrust Law, any Insurance Law or any other applicable Law (other than the Jones Act) or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated hereby, each of Parent, Merger Sub and the Company shall use its reasonable best efforts to resolve any such objections or suits so as to permit consummation of the transactions contemplated by this Agreement, including in order to resolve such objections or suits which, in any case if not resolved, could reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, no party shall be required to consent to a condition or burden imposed by any Governmental Entity if, in the reasonable judgment of the burdened party, such condition or burden would materially and adversely affect the business or operations of such burdened party and its Subsidiaries, of such burdened party’s parent companies, or of the Surviving Corporation and its Subsidiaries.

(f) In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging the Merger or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, each of Parent, Merger Sub and the Company shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement.

(g) Prior to the Effective Time, the Company shall use its commercially reasonable efforts to obtain any consents, approvals or waivers of third parties with respect to any Contracts to which the Company or any of its Subsidiaries is a party as may be necessary or appropriate for the consummation of the transactions contemplated hereby or required by the terms of any Contract as a result of the execution, performance or consummation of the transactions contemplated hereby.

SECTION 4.7. Takeover Laws. The Company and the Company Board shall, upon the request of Parent or Merger Sub, (a) take all reasonable steps to exclude the applicability to the Merger or any other transaction contemplated hereby of any Takeover Laws, (b) assist in any challenge by Parent or Merger Sub to the validity, or the applicability to the Merger or any other transaction contemplated by this Agreement, of any Takeover Laws and (c) if any Takeover Laws become applicable to this Agreement or the transactions contemplated hereby, take all reasonable action necessary to ensure that the transactions provided for in this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Takeover Laws on this Agreement or the transactions contemplated hereby.

SECTION 4.8. Proxy Statement. Subject to the terms and conditions of this Agreement, as promptly as practicable after the date hereof, the Company shall, subject to the prior review and approval of Parent (which approval shall not be unreasonably withheld) prepare and file with the SEC the Proxy Statement in preliminary form as required by the Exchange Act and the rules and regulations promulgated thereunder, and shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after such filing. Parent and Merger Sub shall furnish all information as the Company may reasonably request in connection with such actions and the preparation of the Proxy Statement. The Company shall as promptly as practicable provide Parent and Merger Sub with, and consult with Parent and Merger Sub regarding, any comments that may be received from the SEC or its staff with respect thereto, shall, after consultation with Parent, respond promptly to any such comments made by the SEC or its staff with respect to the Proxy Statement, and shall cause the Proxy Statement in definitive form to be mailed to the Company’s shareholders at the earliest practicable date. All filings by the Company with the SEC in connection with the transactions contemplated hereby, and all mailings to or other communications with the Company’s shareholders in connection with the Merger and the other transactions contemplated by this Agreement, shall be subject to the prior review of Parent. If at any time prior to the Closing, any information relating to the Merger, the Company, Parent, Merger Sub or any of their respective Affiliates, directors or officers, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other party, and an appropriate amendment or supplement describing such information shall be filed with the SEC and disseminated to the shareholders of the Company.

SECTION 4.9. Shareholders’ Meeting. Unless this Agreement is validly terminated in accordance with Article VI, the Company, acting through the Company Board and the Special Committee, shall duly call and hold a meeting of its shareholders (the “Company Shareholders’ Meeting”) as promptly as practicable following the date on which the Proxy Statement is cleared by the SEC for the sole purpose of obtaining the Requisite Shareholder Approval and shall, (a) except as otherwise provided in Section 4.3(d), make the Company Board Recommendation and include such Company Board Recommendation in the Proxy Statement and (b) use its reasonable best efforts to obtain the Requisite Shareholder Approval. Notwithstanding any other provisions hereof, unless this Agreement is validly terminated in accordance with Article VI, the Company shall submit this Agreement to its shareholders at the Company Shareholders’ Meeting even if the Company Board or the Special Committee shall have withdrawn, modified or qualified its recommendation thereof or otherwise effected a Change of Board Recommendation or proposed or announced an intention to do so.

SECTION 4.10. Public Announcements. Each of the Company, Parent and Merger Sub agrees that no public release or announcement or broad-based written statement to the Company Employees or Parent’s employees concerning the transactions contemplated hereby shall be issued by any party without the prior consent of the Company and Parent (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be required by applicable Law or any rule or regulation of Nasdaq or any other stock exchange to which the relevant party is subject or submits, wherever situated, in which case the party required to make the release or announcement shall allow each other party reasonable time to comment on such release or announcement in advance of such issuance, it being understood that the final form and content of any such release or announcement, to the extent so required, shall be at the final discretion of the disclosing party. Notwithstanding the foregoing, the Company shall not be required to obtain the consent of Parent or Merger Sub in connection with, or provide Parent or Merger Sub the opportunity to comment on, any public announcement regarding a competing Acquisition Proposal made in accordance with the terms of this Agreement.

SECTION 4.11. Notification. The Company shall give prompt notice to Parent and Merger Sub, and Parent and Merger Sub shall give prompt notice to the Company, upon obtaining knowledge of the occurrence or non-occurrence of any event, which is likely (i) to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect if made as of any time at or prior to the

Effective Time, (ii) to result in any failure of such party to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied hereunder and (iii) in the case of the Company, any change or development that is reasonably likely to have a Company Material Adverse Effect or, in the case of Parent and Merger Sub, any change or development that is reasonably likely to have a Merger Sub Material Adverse Effect. The delivery of any notice pursuant to this Section 4.11 shall not cure any breach of any representation or warranty requiring disclosure of such matter or otherwise limit or otherwise affect the remedies available hereunder to any party receiving such notice.

SECTION 4.12. Confidentiality Agreement. Subject to Section 4.2(b), the Confidentiality Agreement shall continue in full force and effect in accordance with its terms until the earlier of (i) the Effective Time or (ii) the expiration of the Confidentiality Agreement in accordance with its terms.

SECTION 4.13. Shareholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any shareholder litigation against the Company or its directors relating to the transactions contemplated by this Agreement. The Company agrees that it shall not settle or offer to settle any litigation commenced prior to or after the date hereof against the Company or any of its directors or executive officers by any shareholder of the Company relating to this Agreement, the Merger or any other transaction contemplated hereby, without the prior written consent of Parent.

SECTION 4.14. Investments. The Company shall, and shall cause its Subsidiaries to, conduct transactions in its or their investments only in compliance in all material respects with its or their investment policies, as applicable, in effect on the date hereof (copies of which have previously been delivered to Parent).

SECTION 4.15. Section 16(b). The Company shall take all steps reasonably necessary to cause the transactions contemplated by this Agreement and any other dispositions of equity securities of the Company (including derivative securities) in connection with the transactions contemplated by this Agreement by each individual who is a director or executive officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

SECTION 4.16. Delisting. Each of the parties agrees to cooperate with each of the other parties in taking, or causing to be taken, all actions necessary to delist the Company Common Stock from the Nasdaq and any other market or exchange on which it is listed and to terminate registration under the Exchange Act; provided, however, that such delisting and termination shall not be effective until after the Effective Time.

ARTICLE V

CONDITIONS OF MERGER

SECTION 5.1. Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction, or waiver by the party entitled to the benefit thereof, at or prior to the Effective Time of the following conditions:

(a) Shareholder Approval. The Requisite Shareholder Approval shall have been obtained.

(b) HSR Act. All filing and waiting periods applicable (including any extensions thereof) to the consummation of the Merger under the HSR Act shall have expired or been terminated.

(c) No Prohibition. No order, injunction or decree issued by any Governmental Entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity that prohibits or makes illegal consummation of the Merger.

(d) Insurance Regulatory Consents. All consents, authorizations, registrations, permits and filings required to be obtained from or made with Governmental Entities having jurisdiction over the insurance business of the Company and its Subsidiaries in connection with the transactions contemplated by this Agreement shall have been obtained or made, and any conditions imposed in connection with any of the foregoing, individually or in the aggregate, shall not have any of the effects set forth in the last sentence of Section 4.6(e).

SECTION 5.2. Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger and the other transactions contemplated herein are also subject to the following conditions, any one or more of which may be waived in writing by Parent.

(a) Representations and Warranties. The representations and warranties of the Company (i) contained in Sections 2.1(a), 2.1(b)(i), 2.2, 2.3, 2.4, 2.8(b), 2.21 and 2.22 of this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks of an earlier date, in which case such representation and warranty shall be true and correct in all respects of such earlier date), and (ii) contained in this Agreement and not referenced in clause (i) above shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects of such earlier date), interpreted in the case of clause (ii) without giving effect to the words “materially” or “material” or to any qualifications based on such terms or based on the defined term Company Material Adverse Effect, except where the failures of all such representations and warranties to be so true and correct has not had, or would not reasonably be expected to have, a Company Material Adverse Effect.

(b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) Officer’s Certificate. Parent shall have received a certificate of an executive officer of the Company confirming the satisfaction of the conditions set forth in Sections 5.2(a) and 5.2(b).

SECTION 5.3. Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger and the other transactions contemplated herein is also subject to the following conditions, any one of which may be waived in writing by the Company.

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct as of the Closing Date as if made at and as of the Closing Date (except for those representations and warranties which address matters only as of an earlier date which shall have been true and correct as of such earlier date), disregarding for these purposes any exception in such representations and warranties relating to materiality or a Merger Sub Material Adverse Effect, except for such failures to be true and correct which would not constitute, individually or in the aggregate, a material adverse effect on the ability of Parent or Merger Sub to perform its obligations hereunder or which would prevent or materially impede, interfere with, hinder or delay the consummation of the Merger.

(b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by Parent and/or Merger Sub on or prior to the Closing Date.

(c) Officer’s Certificate. The Company shall have received a certificate of an executive officer of Parent confirming the satisfaction of the conditions set forth in Sections 5.3(a) and 5.3(b).

SECTION 5.4. Frustration of Closing Conditions. None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in Article V to be satisfied if such failure was caused by such party’s failure to act in good faith to comply with this Agreement and consummate the transactions provided for herein.

ARTICLE VI

TERMINATION, AMENDMENT AND WAIVER

SECTION 6.1. Termination by Mutual Agreement. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding adoption thereof by the shareholders of the Company, by mutual written consent of Parent and the Company.

SECTION 6.2. Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned by Parent or the Company at any time prior to the Effective Time:

(a) if the Requisite Shareholder Approval is not obtained at the Company Shareholders’ Meeting or any adjournment thereof at which this Agreement has been voted upon;

(b) if the Merger shall not have been consummated by July 31, 2008 (the “Initial End Date”); provided that in the event that each of the conditions set forth in Article V, other than one or more of the conditions set forth in Section 5.1(b), Section 5.1(c) or Section 5.1(d) shall have been satisfied or waived or are reasonably capable of being satisfied as of such date, either Parent or the Company may elect to extend the Initial End Date by written notice to the other party prior to or on the Initial End Date for up to an additional three (3) month period (the latest applicable date, the “Outside Date”); provided, further, that Parent may elect to extend the Initial End Date or the Outside Date, as applicable, for an aggregate of up to 30 days, if a definitive agreement which provides for the sale of the business conducted by the Company Shipping Subsidiaries has been executed with a third party but, with respect to the closing of which, regulatory approval has not be obtained; provided, further, however, that the right to terminate this Agreement under this Section 6.2(b) shall not be available to any party whose breach of any provision of this Agreement has been the cause of, or resulted in, any of the conditions to the Merger set forth in Article V having failed to be satisfied on or before the Initial End Date or the Outside Date, as applicable; or

(c) a Government Entity shall have enacted, issued, promulgated, enforced or entered any order, injunction, decree, ruling or other Law having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, injunction, decree or other Law is final and nonappealable.

SECTION 6.3. Termination by the Company. This Agreement may be terminated and the Merger may be abandoned by the Company:

(a) at any time prior to the Effective Time if (i) Parent or Merger Sub shall have breached any of the covenants or agreements contained in this Agreement to be complied with by Parent or Merger Sub such that the closing condition set forth in Section 5.3(b) would not be satisfied, (ii) there exists a breach of any representation or warranty of Parent or Merger Sub contained in this Agreement such that the closing condition set forth in Section 5.3(a) would not be satisfied, and, in the case of either (i) or (ii), such breach is incapable of being cured by the Outside Date or is not cured within twenty (20) Business Days after Parent or Merger Sub receives written notice of such breach from the Company; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 6.3(a) if, at the time of such termination, there exists a breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement that would result in the closing conditions set forth in Section 5.2(a) or 5.2(b), as applicable, not being satisfied; or

(b) prior to the obtaining of the Requisite Shareholder Approval in order to enter into a definitive agreement relating to a Superior Proposal if: (i) in light of such Superior Proposal, the Company Board and Special Committee shall have determined in good faith by resolution duly adopted, after consultation with outside counsel, that the failure by the Company Board and the Special Committee to effect a Change of Board Recommendation would violate their fiduciary duties to shareholders of the Company under applicable Law; (ii) taking into account any revised proposal made by Parent following receipt of the notice referred to in Section 4.3(d), such Superior Proposal remains a Superior Proposal; (iii) the Company, at or prior to any termination effected pursuant to this Section 6.3(b), pays Parent the termination fee set forth in Section 6.5; and (iv) the Company is, and at all times has been, in compliance with Section 4.3.

SECTION 6.4. Termination by Parent. This Agreement may be terminated and the Merger may be abandoned by Parent at any time prior to the Effective Time:

(a) if (i) the Company shall have breached any of the covenants or agreements contained in this Agreement to be complied with by the Company such that the closing condition set forth in Section 5.2(b) would not be satisfied or (ii) there exists a breach of any representation or warranty of the Company contained in this Agreement such that the closing condition set forth in Section 5.2(a) would not be satisfied, and, in the case of either (i) or (ii), such breach is incapable of being cured by the Outside Date or is not cured by the Company within twenty (20) Business Days after the Company receives written notice of such breach from Parent or Merger Sub; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 6.4(a) if, at the time of such termination, there exists a breach of any representation, warranty, covenant or agreement of Parent or Merger Sub contained in this Agreement that would result in the closing conditions set forth in Section 5.3(a) or 5.3(b), as applicable, not being satisfied; or

(b) if, (A) prior to the obtaining of the Requisite Shareholder Approval, a Change of Board Recommendation shall have occurred or the Company Board and Special Committee have failed to include the Company Board Recommendation in the Proxy Statement or (B) the Company shall have breached any of its obligations under Section 4.9 (other than clause (a) of Section 4.9).

SECTION 6.5. Effect of Termination. (a) Any termination of this Agreement by Parent pursuant to this Article VI shall also constitute an effective termination by Merger Sub.

(b) Except as provided in Section 6.5(c), in the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VI, this Agreement (other than Section 4.2(b) and Articles VI and VII) shall become void and of no effect with no liability on the part of any party (or of any of its Representatives); provided, however, that no such termination shall relieve any Person of any liability or damages resulting from fraud or an intentional breach of this Agreement.

(c) In the event that:

(i) this Agreement is terminated by the Company pursuant to Section 6.3(b) or by Parent pursuant to Section 6.4(b); or

(ii) this Agreement is terminated by Parent pursuant to Section 6.4(a) or by Parent or the Company pursuant to Section 6.2(b) (provided that the failure to consummate the Agreement by the Outside Date was not caused by Parent’s breach of any of its obligations under the Agreement) or Section 6.2(a) and (A) at any time on or after the date hereof and prior to such termination an Acquisition Proposal (whether or not conditional) shall have been made to the Company Board or the Company or publicly announced and, in each case, not irrevocably withdrawn, or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal which intention has not been irrevocably withdrawn, and (B) within 12 months after the date of such termination, the Company or a Subsidiary of the Company consummates or enters into an agreement with respect to such transaction;

then in any such case, the Company shall pay Parent a termination fee of $40,000,000 by wire transfer of immediately available funds to the account or accounts designated by Parent. Such payment shall be made (1) concurrently with such termination in the case of a termination by the Company pursuant to Section 6.3(b), (2) on the first Business Day following the date of such termination in the case of a termination by Parent pursuant to Section 6.4(b), and (3) with respect to a termination pursuant to Section 6.2(a), the Termination Expenses (as defined below) shall be paid in immediately available funds to the account or accounts designated by Parent (I) concurrently with and as a condition to any such termination effected by the Company and (II) on the first Business Day following any such termination effected by Parent, in each case whether or not an event described in Section 6.5(c)(ii)(B) occurs, and the termination fee (less any Termination Expenses previously paid) shall be due and payable on the first Business Day after the first to occur of the events referred to in clause (B) of Section 6.5(c)(ii). For the avoidance of doubt, the Company shall not be required to pay a termination fee or the Termination Expenses pursuant to more than one clause of this Section 6.5(c). For purposes of this Section 6.5(c), “Acquisition Proposal” shall have the meaning ascribed thereto in Section 4.3(f) except that references in Section 4.3(f) to “20%” shall be replaced by “40%”. As used herein, “Termination Expenses” means Parent’s out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby (including all attorneys’, accountants’ and investment bankers’ fees and expenses), but not to exceed $3,750,000.

(d) The Company acknowledges that the agreements contained in this Section 6.5 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent would not have entered into this Agreement.

SECTION 6.6. Expenses. Except as otherwise specifically provided herein, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby, except that each of Parent and the Company shall pay one-half of the costs and expenses incurred in connection with obtaining the necessary approvals under the HSR Act and any applicable Insurance Laws.

SECTION 6.7. Amendment. This Agreement may be amended by Parent, Merger Sub and the Company at any time prior to the Effective Time; provided, however, that after approval of the Agreement by the shareholders of the Company, no amendment that, by Law or in accordance with the rules of any relevant stock exchange, requires further approval by such shareholders may be made without further shareholder approval. This Agreement may not be amended except by an instrument in writing signed by Parent and the Company.

SECTION 6.8. Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent permitted by applicable Law and subject to Section 6.7, (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of this Agreement by the Company’s shareholders, there may not be any extension or waiver of this Agreement which decreases the Merger Consideration or which adversely affects the rights of the Company’s shareholders hereunder without the approval of such shareholders. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

ARTICLE VII

GENERAL PROVISIONS

SECTION 7.1. Non-Survival of Representations, Warranties, Covenants and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, shall survive the Effective Time, except for (i) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time and (ii) this Article VII.

SECTION 7.2. Notices. Other than as expressly set forth in this Agreement, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) (i) when delivered, if delivered in Person, (ii) when sent, if sent by facsimile provided that the facsimile is promptly confirmed by telephone or electronic mail, (iii) five (5) Business Days after sending, if sent by registered or certified mail (postage prepaid, return receipt requested) and (iv) one (1) Business Day after sending, if sent by overnight delivery, in each case to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to the Company:

The Midland Company

7000 Midland Boulevard

Amelia, Ohio 45102-2607

Attention: Michael L. Flowers, Esq.

Facsimile: 513-943-0572

with an additional copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attention: Donald A. Stern, Esq.

                 Christopher E. Austin, Esq.

Facsimile: 212-225-3999

and

Keating Muething & Klekamp PLL

One East Fourth Street, Suite 1400

Cincinnati, Ohio 45202

Attention: F. Mark Reuter, Esq.

Facsimile: 513-579-6457

(b)	if to Parent or Merger Sub:

Munich-American Holding Corporation

555 College Road East

Princeton, NJ

Attention: General Counsel

Facsimile: 609-243-4295

with an additional copy (which shall not constitute notice) to:

Dewey & LeBoeuf LLP

125 West 55th Street

New York, NY 10019

Attention: James R. Dwyer, Esq.

                 Theodore La Pier, Esq.

Facsimile: 212-424-8500

Any party may change the address to which notices, claims, demands and other communications hereunder are to be delivered by giving the other parties notice in the manner set forth herein.

SECTION 7.3. Certain Definitions. For purposes of this Agreement, the term:

(a) “Affiliate” of a Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person;

(b) “beneficial owner” with respect to any Shares has the meaning ascribed to such term under Rule 13d-3 under the Exchange Act (and the term “beneficially owned” or “owns beneficially” shall have a correlative meaning);

(c) “Business Day” means any day, other than a Saturday, Sunday or a day on which banking institutions in New York or Ohio are authorized or obligated by law to be closed for regular banking business;

(d) “Company Material Adverse Effect” means any material adverse effect on (i) the business, assets, liabilities, financial condition, or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Company, on or before the Outside Date, to perform its obligations under this Agreement that are required to be performed on or before the Outside Date or to consummate the transactions contemplated by this Agreement to be consummated on or before the Outside Date; provided, however, that, in the case of clause (i) only, changes, effects, events or occurrences shall not be deemed to constitute or contribute to a Company Material Adverse Effect to the extent resulting from (1) changes in general economic, political or financial market conditions or changes that are results of acts of war, armed hostilities or terrorism, (2) the announcement or pendency of this Agreement or the transactions contemplated hereby, (3) change in applicable Laws or GAAP or SAP or the interpretations thereof; (4) changes that are a result of factors generally affecting the insurance and insurance services industries or the admiralty shipping industries in the geographic areas in which the Company and its Subsidiaries operate; (5) compliance with the terms of, or the taking of any action required by, this Agreement, or the failure to take any action prohibited by this Agreement; (6) effects of natural disasters on the insurance business of the Company and its Subsidiaries; (7) changes in trading price of the Company Common Stock or the failure to meet financial forecasts or estimates (whether internal or published analyst estimates), in and of themselves (provided, that the underlying cause of any such change or failure shall not be excluded from the determination of a Company Material Adverse Effect by virtue of this clause (7)); or (8) any litigation arising from allegations of a breach of fiduciary duty or allegations of other violations of applicable Law relating to this Agreement or the transactions contemplated hereby; and provided, further that notwithstanding the foregoing, any matter described in clauses (1), (3) and (4) above shall not be excluded from the determination of a Company Material Adverse Effect to the extent that such matter disproportionately affects the Company or the Company’s Subsidiaries as compared to other Persons engaged in the insurance and insurance services industries or the admiralty shipping industries, as appropriate, in the geographic areas in which the Company and its Subsidiaries operate or in similar geographic areas;

(e) “control” (including the terms “controlled”, “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

(f) “GAAP” means United States generally accepted accounting principles;

(g) “knowledge” means, with respect to the Company or its Subsidiaries, the actual knowledge of the individuals listed in Section 7.3(g) of the Company Disclosure Schedule;

(h) “Person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act);

(i) “SAP” means statutory accounting practices prescribed or permitted by the Governmental Entity charged with the supervision of insurance companies of the applicable Company Insurance Subsidiary’s jurisdiction of domicile; and

(j) “Subsidiary” of the Company, the Surviving Corporation, Parent or any other Person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, voting stock or other equity interests having ordinary voting power to elect a majority of the board of directors or other governing body of such corporation or other legal entity.

SECTION 7.4. Severability. If any term or other provision of this Agreement, or the application thereof to any Person or circumstance, is invalid, illegal or incapable of being enforced by any rule of law or public policy, the remaining provisions of this Agreement, and the application of such provision to other Persons or circumstances, shall not be affected thereby and the provisions of this Agreement are agreed to be severable, so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

SECTION 7.5. Entire Agreement; Assignment. This Agreement and all exhibits hereto, the Company Disclosure Schedule, Parent Disclosure Schedule, the Confidentiality Agreement and other documents and instruments referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and undertakings (other than those contained in the Confidentiality Agreement), both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement and each party’s respective rights, interest or obligations hereunder may not be assigned (other than by operation of law) at any time except as expressly set forth herein without the prior written consent of the other party, except that the Parent may assign its rights hereunder to a direct or indirect wholly owned Subsidiary (provided that no such assignment shall relieve Parent from any obligation or liability under this Agreement).

SECTION 7.6. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of each party hereto. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto or their successors or permitted assignees) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement except for the rights, benefits and remedies granted to the Indemnified Parties under Section 4.5.

SECTION 7.7. Governing Law. This Agreement shall be deemed to be made in and in all respects shall be interpreted, governed by and construed in accordance with, the laws of the State of New York, without giving effect to the choice of law principles thereof except to the extent that the law of the State of Ohio is mandatorily applicable to the Merger.

SECTION 7.8. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 7.9. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement shall become effective when each party shall have received counterparts thereof signed and delivered (by facsimile transmission or otherwise) by all of the other parties hereto.

SECTION 7.10. Specific Performance; Jurisdiction. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the courts of the State of New York located in New York County or, if under applicable Law exclusive jurisdiction over such matter is vested in the federal courts, any court of the United States located in New York City, this being in addition to any other remedy to which such party is entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the jurisdiction of the courts of the County and State of New York or any court of the United States located in New York City in the event any dispute arises out of the interpretation and enforcement of the provisions of this Agreement or any of the transactions contemplated by this Agreement, (ii) hereby waives and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and (iii) irrevocably agrees that it will not bring any action or proceeding relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the courts of the State of New York or, if under applicable Law exclusive jurisdiction over such matter is vested in the federal courts, any court of the United States located in New York City.

SECTION 7.11. Waiver of Jury Trial. EACH OF PARENT, MERGER SUB AND COMPANY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, MERGER SUB OR COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.11.

SECTION 7.12. Interpretation. When reference is made in this Agreement to a Section, exhibit or schedule, such reference shall be to a Section, exhibit or schedule of this Agreement unless otherwise indicated. Except as otherwise expressly provided herein, all references to “dollars” or “$” shall be deemed references to the lawful money of the United States of America. Unless otherwise indicated, the word “day” shall be interpreted as a calendar day. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole (including any exhibits hereto and schedules delivered herewith) and not to any particular provision of this Agreement. The word “or” shall not be exclusive. Whenever used in this Agreement, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

SECTION 7.13. FIRPTA. In connection with the consummation of the Merger, the Company will take such action as may be necessary to permit compliance by the parties with Section 1445 of the Internal Revenue Code of 1986, as amended.

IN WITNESS WHEREOF, each of Parent, Merger Sub and the Company has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MUNICH-AMERICAN HOLDING CORPORATION

By:	/S/ ROBIN H. WILLCOX
Name:	Robin H. Willcox
Title:	Senior VP, General Counsel & Secretary

IN WITNESS WHEREOF, each of Parent, Merger Sub and the Company has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MONUMENT CORPORATION

By:	/S/ ROBIN H. WILLCOX
Name:	Robin H. Willcox
Title:	Senior VP, General Counsel & Secretary

IN WITNESS WHEREOF, each of Parent, Merger Sub and the Company has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

THE MIDLAND COMPANY

By:	/S/ JOHN W. HAYDEN
Name:	John W. Hayden
Title:	Chief Executive Officer

Appendix B

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of October 16, 2007, is entered into by and among Munich-American Holding Corporation, a Delaware corporation (“Parent”), and certain shareholders of The Midland Company, an Ohio corporation (the “Company”), set forth on Schedule I hereto (each a “Shareholder” and, collectively, the “Shareholders”).

WHEREAS, Parent, Monument Corporation, an Ohio corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company are, concurrently with execution of this Agreement, entering into an Agreement and Plan of Merger (the “Merger Agreement”), providing for, among other things, a merger of Merger Sub with and into the Company (the “Merger”); capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement; and

WHEREAS, each Shareholder owns the number of shares of common stock, no par value, of the Company (the “Common Stock”) set forth opposite the name of such Shareholder on Schedule I hereto (such shares, with respect to a particular Shareholder, the “Shares”);

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent and the Shareholders hereby agree as follows:

1. Representations and Warranties.

(a) Each of Parent and each Shareholder represents and warrants that it has all necessary power and authority to enter into this Agreement, that this Agreement is the legal, valid and binding agreement of Parent or such Shareholder, as the case may be, and that this Agreement is enforceable against Parent or such Shareholder, as the case may be, in accordance with its terms.

(b) Each Shareholder represents and warrants to Parent, severally and not jointly and solely as to itself and its Shares, that (i) the Shareholder owns beneficially the number of shares of Common Stock set forth opposite such Shareholder’s name on Schedule I, (ii) as of the date hereof, the Shareholder owns the Shares, free and clear of Liens except for any liens, claims, understandings or arrangements created by this Agreement or that do not limit or impair the Shareholder’s ability to perform its obligations under this Agreement, and (iii) except as otherwise provided in this Agreement, the Shareholder has (on the date hereof) and will have (on the date of the Company Shareholders’ Meeting) sole voting and dispositive power over all of its Shares; it being understood, however, that for purposes hereof “Shares” shall not be deemed to include any shares of Company Common Stock a Shareholder is entitled to receive upon exercise of a Company Option.

2. Transfer of Shares. Except as otherwise provided herein, each Shareholder agrees that it will not sell, pledge, assign, encumber or otherwise transfer or dispose of any of its Shares, or any interest therein, or securities convertible into, or any voting rights with respect to, any of its Shares, or enter into any contract with respect to any of the foregoing, other than (a) pursuant to the Merger and the terms of this Agreement and the Merger Agreement or (b) a transfer to a Person who executes a counterpart of this Agreement, agreeing to be bound by the terms and provisions hereof. Without limiting the foregoing, except as otherwise provided in this Agreement, each Shareholder agrees that it will not grant any proxies or powers of attorney or enter into a voting agreement or other arrangement with respect to any Shares or deposit any Shares into a voting trust.

3. Agreement to Vote Shares. Each Shareholder agrees that it will vote, or cause to be voted, all of the shares of capital stock of the Company with respect to which such Shareholder has the right to vote, at any meeting of shareholders of the Company (including any adjournment or postponement thereof), or pursuant to any action by written consent:

(a) in favor of the Merger Agreement, the Merger and any actions required in furtherance thereof;

(b) against any action or agreement that could reasonably be expected to impede, interfere with or prevent the Merger; and

(c) against any Acquisition Proposal.

4. Non-Solicitation. Subject to paragraph 12, each Shareholder agrees that it will not, directly or indirectly, initiate, solicit, encourage or facilitate any discussions or any inquiries with respect to, or the making of, an Acquisition Proposal, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal or attempt to make or implement an Acquisition Proposal.

5. Additional Shares. In the event (a) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company affecting any of the Shares, or (b) any Shareholder shall become the beneficial owner of any additional shares of capital stock of the Company or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in paragraph 3 hereof, then the terms of this Agreement shall apply to such shares of capital stock or other securities of the Company held by such Shareholder immediately following the effectiveness of the events described in clause (a) or such Shareholder becoming the beneficial owner thereof as described in clause (b), as though they were Shares of such Shareholder hereunder.

6. Waiver of Appraisal Rights. Each Shareholder hereby waives any and all appraisal, dissenters or similar rights that it may have with respect to the Merger and the other transactions contemplated by the Merger Agreement pursuant to the ORC.

7. Termination. This Agreement shall terminate upon the first to occur of (a) the Effective Time or (b) termination of the Merger Agreement in accordance with its terms. This Agreement may also be terminated, as to any Shareholder, by the mutual agreement of Parent and such Shareholder; provided, that such termination as to such Shareholder will not affect the obligations of any other Shareholder hereunder. No termination of this Agreement will relieve any party from liability for any material breach of its obligations hereunder committed prior to such termination.

8. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the terms hereof or were otherwise breached and that each party shall be entitled to specific performance of the terms hereof in addition to any other remedy which may be available at law or in equity.

9. Notices. All notices and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) (i) when delivered, if delivered in Person, (ii) when sent, if sent by facsimile provided that the facsimile is promptly confirmed by telephone or electronic mail, (iii) five (5) Business Days after sending, if sent by registered or certified mail (postage prepaid, return receipt requested) and (iv) one (1) Business Day after sending, if sent by overnight delivery, in the case of Parent, to the address set forth for Parent in the Merger Agreement (with copies as set forth in the Merger Agreement) and in the case of a Shareholder, to the address set forth under such Shareholder’s name on Schedule I hereto (or at such other address for any party as shall be specified by like notice).

10. Amendment. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto; provided, that, with respect to the rights and obligations of any Shareholder under this Agreement, this Agreement may be amended with the approval of such Shareholder and Parent, notwithstanding the failure to obtain the approval of any other Shareholder.

11. Assignment; Binding Effect. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto; provided, that, with respect to the rights and obligations of any Shareholder under this Agreement, this Agreement may be assigned with the approval of Parent, notwithstanding the failure to obtain the approval of any other Shareholder. This Agreement will be binding upon, inure to the benefit of and be enforceable by each party and such party’s respective heirs, beneficiaries, executors, representatives and permitted assigns.

12. Shareholder Capacity. Each Shareholder signs solely in his capacity as the record holder or beneficial owner of, or the trustee of a trust that beneficially owns, such Shareholder’s Shares. Nothing herein shall be construed as preventing a Shareholder, or a director, officer or employee of a Shareholder or an affiliate of a Shareholder, who is an officer or director of the Company from fulfilling the obligations of such office (including the performance of obligations required by the fiduciary obligations of such Shareholder, or director, officer or employee of such Shareholder or affiliate of such Shareholder, acting in his or her capacity as an officer or director of the Company).

13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

14. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

15. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio (without giving effect to the provisions thereof relating to conflicts of law). Any action to enforce the provisions hereof shall be brought in a court of competent jurisdiction within the State of Ohio.

[Signature Page Follows]

IN WITNESS WHEREOF, this Voting Agreement has been duly executed and delivered by the duly authorized officers, trustees or other representatives of Parent and of each Shareholder on the date first written above.

MUNICH-AMERICAN HOLDING CORPORATION

By	/S/ ROBIN H. WILLCOX
Name:	Robin H. Willcox
Title:	Senior VP, General Counsel & Secretary

STOCKHOLDERS

By:	/s/ JOSEPH P. HAYDEN, JR.
Joseph P. Hayden, Jr., Individually

By:	/s/ JOSEPH P. HAYDEN, JR.
Joseph P. Hayden, Jr., in his Representative Capacity

By:	/s/ LOIS T. HAYDEN
Lois T. Hayden, Individually

By:	/s/ LOIS T. HAYDEN
Lois T. Hayden, in her Representative Capacity

By:	/s/ LOIS T. HAYDEN
Lois T. Hayden, Managing General Partner

By:	/s/ WILLIAM T. HAYDEN
William T. Hayden, Individually

By:	/s/ WILLIAM T. HAYDEN
William T. Hayden, in his Representative Capacity

By:	/s/ JOHN W. HAYDEN
John W. Hayden, Individually

By:	/s/ JOHN W. HAYDEN
John W. Hayden, in his Representative Capacity

By:	/s/ JOSEPH P. HAYDEN, III
Joseph P. Hayden, III, Individually

By:	/s/ JOSEPH P. HAYDEN, III
Joseph P. Hayden, III, in his Representative Capacity

By:	/s/ THOMAS R. HAYDEN
Thomas R. Hayden, Individually

By:	/s/ THOMAS R. HAYDEN
Thomas R. Hayden, in his Representative Capacity

By:	/s/ JOHN R. LABAR
John R. LaBar, Individually

By:	/s/ JOHN R. LABAR
John R. LaBar, in his Representative Capacity

By:	/s/ CAROL LABAR
Carol LaBar, Individually

By:	/s/ CAROL LABAR
Carol LaBar, in her Representative Capacity

SCHEDULE I

NAME		NUMBER OF SHARES
J. P. Hayden, Jr. GRAT IX	J. P. Hayden, Jr., Trustee	(146,408 Shares)

Lois T. Hayden GRAT VIII	Lois T. Hayden, Trustee	(144,412 Shares)

Hayden Family Trust	William T. Hayden, Trustee	(117,304 Shares)

Hayden Investments Limited Partnership	Lois T. Hayden, Partner	(510,958 Shares)

J & L Hayden Holdings Limited Partnership	Lois T. Hayden, Partner	(1,298,702 Shares)

Joseph P. Hayden, III Holding Trust	Joseph P. Hayden, Trustee	(86,643 Shares)

JT Hayden Investments, LLC	Joseph P. Hayden, III, Member	(207,945 Shares)

Joseph P. Hayden, III Credit Trust	William T. Hayden, Trustee	(83,716 Shares)
John W. Hayden, Trustee

Joseph P. Hayden, Marital Trust	Joseph P. Hayden, III, Trustee	(261,413 Shares)

William T. Hayden Holding Trust	William T. Hayden, Trustee	(3,400 Shares)

WT Hayden Investments, LLC	William T. Hayden, Member	(207,695 Shares)

William T. Hayden Credit Trust	Joseph P. Hayden, III, Trustee	(83,716 Shares)
John W. Hayden, Trustee
Thomas R. Hayden, Trustee

William T. Hayden Marital Trust	William T. Hayden, Trustee	(302,922 Shares)

John W. Hayden Holding Trust	John W. Hayden, Trustee	(83,266 Shares)

JC Hayden Investments, LLC	John W. Hayden, Member	(207,845 Shares)

John W. Hayden Credit Trust	Joseph P. Hayden, III, Trustee	(83,716 Shares)

John W. Hayden Marital Trust	John W. Hayden, Trustee	(253,001 Shares)

TR Hayden Investments, LLC	Thomas R. Hayden, Member	(207,945 Shares)

Thomas R. Hayden Credit Trust	William T. Hayden, Trustee	(82,368 Shares)

Thomas R. Hayden Marital Trust	Thomas R. Hayden, Trustee	(251,010 Shares)

Page Ann Hayden Trust Dtd. 12/12/96	Joseph P. Hayden, Trustee	(28,788 Shares)
John W. Hayden, Trustee
Thomas R. Hayden, Trustee

Matthew. T. Hayden Trust Dtd. 10/6/02	William T. Hayden, Trustee	(61,854 Shares)
John W. Hayden Trustee
Thomas R. Hayden, Trustee

Teresa L. Hayden, Trust Dtd. 10/6/02	William T. Hayden, Trustee	(54,698 Shares)
John W. Hayden Trustee
Thomas R. Hayden, Trustee

Daniel J. Hayden, Trust Dtd. 10/6/02	William T. Hayden, Trustee	(57,294 Shares)
John W. Hayden Trustee
Thomas R. Hayden, Trustee

NAME		NUMBER OF SHARES

Lisa. M. Hayden, Trust Dtd. 10/6/02	William T. Hayden, Trustee	(56,158 Shares)
John W. Hayden Trustee
Thomas R. Hayden, Trustee

William T. Hayden, Jr. Trust Dtd. 10/6/02	Joseph P. Hayden, III, Trustee	(51,257 Shares)
John W. Hayden, Trustee
Thomas R. Hayden, Trustee

Michael J. Hayden Trust Dtd. 10/6/02	Joseph P. Hayden, III, Trustee	(46,077 Shares)
John W. Hayden, Trustee
Thomas R. Hayden, Trustee

Amy W. Hayden, Trust Dtd. 10/6/02	Joseph P. Hayden, III, Trustee	(43,675 Shares)
John W. Hayden, Trustee
Thomas R. Hayden, Trustee

John W. Hayden, Jr. Trust Dtd. 10/6/02	Joseph P. Hayden, III, Trustee	(59,015 Shares)
William T. Hayden, Trustee
Thomas R. Hayden, Trustee

Kathryn M. Hayden, Trust Dtd. 10/6/02	Joseph P. Hayden, III, Trustee	(58,845 Shares)
William T. Hayden, Trustee
Thomas R. Hayden, Trustee

Abigail T. Hayden, Trust Dtd. 10/6/02	Joseph P. Hayden, III, Trustee	(53,435 Shares)
William T. Hayden, Trustee
Thomas R. Hayden, Trustee

Lauren C. Hayden, Trust Dtd. 10/23/98	William T. Hayden, Trustee	(48,532 Shares)

Nadyne L. Hayden, Trust Dtd. 10/23/98	William T. Hayden, Trustee	(43,380 Shares)

Claire S. Hayden, Trust Dtd. 10/23/98	William T. Hayden, Trustee	(32,396 Shares)

John R. LaBar Living Trust UA 1/30/03	John R. LaBar, Trustee	61,465 Shares

John R. LaBar Credit Trust	Mark E. Burke, Trustee	117,444 Shares

LaBar Investments, LLC	John R. LaBar, Member Carolyn B. LaBar, Member	850,128 Shares

Carolyn B. LaBar	Carolyn B. LaBar	600 Shares

TOTAL		6,349,426 Shares

Appendix C

October 16, 2007

The Special Committee of the Board of Directors

The Midland Company

7000 Midland Blvd

Amelia, OH 45102

Dear Members of the Committee:

We understand that The Midland Company, an Ohio corporation (“Midland” or the “Company”), is considering a transaction whereby Munich-American Holding Corporation, a Delaware corporation (“Munich-American”) and a wholly owned subsidiary of the Munich Re Group, will effect a merger involving the Company. Pursuant to the terms of the Agreement and Plan of Merger, draft dated as of October 16, 2007, among Munich-American, the Company and Monument Corporation (“Sub”), an Ohio corporation and wholly owned subsidiary of Munich-American (the “Agreement”), Munich-American will undertake a series of transactions whereby the Company will become a wholly owned subsidiary of Munich-American (the “Transaction”). Pursuant to the terms of the Agreement, each issued and outstanding share of common stock, without par value, of the Company (“Company Common Stock”), other than shares held by the Company or Munich-American or any of their direct or indirect subsidiaries and other than Dissenting Shares (as defined in the Agreement), will be converted into the right to receive $65.00 in cash, without interest (the “Consideration”). As used herein, the term “Hayden Shareholders” means J.P. Hayden, Jr., William T. Hayden, John W. Hayden, Joseph P. Hayden III, Thomas R. Hayden, their respective spouses, and any partnership, trust or other entity owning or holding shares of Company Common Stock with respect to which any of such persons has beneficial ownership.

The terms and conditions of the Transaction are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Company Common Stock (other than the Hayden Shareholders) of the Consideration to be received by such holders in the Transaction.

UBS Securities LLC (“UBS”) has acted as financial advisor to the Special Committee of the Board of Directors of the Company in connection with the Transaction and will receive a fee for its services, a portion of which is payable in connection with this opinion and a significant portion of which is contingent upon consummation of the Transaction. In the past, UBS and its affiliates have provided investment banking services to an affiliate of Munich-American unrelated to the proposed Transaction, for which UBS and its affiliates received compensation. In the ordinary course of business, UBS, its successors and affiliates may hold or trade, for their own accounts and the accounts of their customers, securities of the Company and/or Munich Re Group and its affiliates and, accordingly, may at any time hold a long or short position in such securities.

Our opinion does not address the relative merits of the Transaction or any related transaction as compared to other business strategies or transactions that might be available with respect to the Company or the Company’s underlying business decision to effect the Transaction or any related transaction. Our opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the Transaction or any related transaction. At your direction, we have not been asked to, nor do we, offer any opinion as to the terms, other than the Consideration to the extent expressly specified herein, of the Agreement or any related documents or the form of the Transaction or any related transaction. In rendering this opinion, we have assumed, with your consent, that (i) the final executed form of the Agreement does not differ in any material respect from the draft that we have examined, (ii) Munich-American and the Company will comply with all the material terms of the Agreement, and (iii) the Transaction will be consummated in accordance with the terms of

C-1

the Agreement without any adverse waiver or amendment of any material term or condition thereof. We have also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any material adverse effect on the Company or the Transaction.

In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and historical financial information relating to the Company; (ii) reviewed certain internal financial information and other data relating to the businesses and financial prospects of the Company that were provided to us by the management of the Company and not publicly available, including financial forecasts and estimates prepared by management of the Company; (iii) conducted discussions with members of the senior management of the Company concerning the businesses and financial prospects of the Company; (iv) reviewed publicly available financial and stock market data with respect to certain other companies we believe to be generally relevant; (v) compared the financial terms of the Transaction with the publicly available financial terms of certain other transactions we believe to be generally relevant; (vi) reviewed current and historical market prices of Company Common Stock; (vii) reviewed the Agreement; and (viii) conducted such other financial studies, analyses and investigations, and considered such other information, as we deemed necessary or appropriate. At your request, we have contacted third parties to solicit indications of interest in a possible Transaction with the Company and held discussions with certain of these parties prior to the date hereof.

In connection with our review, with your consent, we have not assumed any responsibility for independent verification of any of the information provided to or reviewed by us for the purpose of this opinion and have, with your consent, relied on such information being complete and accurate in all material respects. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal (other than the Statements of Actuarial Opinion dated as of February 23, 2007, June 20, 2007 and June 23, 2007 issued by Oliver Wyman Actuarial Consulting, Inc.). We are not actuaries and our services did not include any actuarial determinations or evaluations by us or an attempt to evaluate actuarial assumptions. We have not relied on any actuarial valuation, opinion or appraisal of the Company for purposes of our opinion, nor are we expressing any views as to matters relating to the reserves of the Company, including, without limitation, the adequacy of such reserves. With respect to the financial forecasts and estimates referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of Company Common Stock (other than the Hayden Shareholders) in the Transaction is fair, from a financial point of view, to such holders.

This opinion is provided for the benefit of the Special Committee in connection with, and for the purpose of, its evaluation of the Transaction.

Very truly yours,

/s/ UBS SECURITIES LLC
UBS SECURITIES LLC

C-2

Appendix D

Section 1701.85 of the Ohio Revised Code

Dissenting shareholders—compliance with section—fair cash value of shares.

(A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

(2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which the dissenting shareholder seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to the dissenting shareholder of the fair cash value of the shares as to which the dissenting shareholder seeks relief, which demand shall state the dissenting shareholder’s address, the number and class of such shares, and the amount claimed by the dissenting shareholder as the fair cash value of the shares.

(3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which the dissenting shareholder seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after the dissenting shareholder has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

(4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation. In the case of a conversion, a demand served on the converting corporation constitutes service on the converted entity, whether the demand is served before, on, or after the effective date of the conversion.

(5) If the corporation sends to the dissenting shareholder, at the address specified in the dissenting shareholder’s demand, a request for the certificates representing the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return the endorsed certificates to the dissenting shareholder. A dissenting shareholder’s failure to deliver the certificates terminates the dissenting shareholder’s rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of the shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only the rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

(B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, or in the case of a conversion may be the converted entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to a complaint is required. Upon the filing of a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from evidence submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have power and authority specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at a rate and from a date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

(C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

(D)(1) The right and obligation of a dissenting shareholder to receive fair cash value and to sell such shares as to which the dissenting shareholder seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

(a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

(b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

(c) The dissenting shareholder withdraws the dissenting shareholder’s demand, with the consent of the corporation by its directors;

(d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

(2) For purposes of division (D)(1) of this section, if the merger, consolidation, or conversion has become effective and the surviving, new, or converted entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the partners of a surviving, new, or converted partnership or the comparable representatives of any other surviving , new, or converted entity.

(E) From the time of the dissenting shareholder’s giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

Effective Date: 07-01-1994; 10-12-2006

A.	Proposals – The Board of Directors recommends a vote FOR Proposals 1 and 2.

1. To adopt the Agreement and the Plan of Merger, dated as of October 16, 2007, by and among Munich-American Holding Corporation, Monument Corporation and The Midland Company.	For ☐	Against ☐	Abstain ☐

2.      To approve the adjournment or postponement of the Special Meeting of Shareholders, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve Proposal 1.

				For ☐	Against ☐	Abstain ☐

THIS PROXY WHEN PROPERLY EXECUTED AND DATED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2.

B.	Non-Voting Items

Change of Address - Please print new address below.

C.	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below.

The signature or signatures to this proxy must be the same as the name or names which appear hereon. Persons signing as attorneys, executors, administrators, trustees or guardians should give full title as such.

Δ FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Δ

Proxy – The Midland Company

This proxy is solicited on behalf of the Board of Directors

SPECIAL MEETING OF SHAREHOLDERS March 24, 2008

Each undersigned shareholder of The Midland Company (the “Company”) hereby constitutes and appoints Joseph P. Hayden III, John W. Hayden and Michael L. Flowers, with full power of substitution in each of them, as proxy or proxies of the undersigned to vote at the Special Meeting of Shareholders (the “Special Meeting”) of the Company to be held at The Midland Company’s headquarters, 7000 Midland Boulevard, Amelia, Ohio 45102 on March 24, 2008 at 10:00 a.m., Eastern Daylight Time, and at any adjournment or postponement thereof, all of the common shares of the Company the undersigned is entitled to vote at the Special Meeting, or at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND DATED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATION ON THE REVERSE SIDE. IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED “FOR” THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF OCTOBER 16, 2007, BY AND AMONG MUNICH-AMERICAN HOLDING CORPORATION, MONUMENT CORPORATION AND THE MIDLAND COMPANY AND “FOR” THE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO ADOPT THE FIRST PROPOSAL DESCRIBED ABOVE. IF ANY OTHER MATTERS ARE BROUGHT BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS.

All proxies previously given by the undersigned are hereby revoked.

PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.